Filed Pursuant to Rule 424(b)(2)
Registration No. 333-246071

PROSPECTUS SUPPLEMENT (To Prospectus Dated August 25, 2020)

The Korea Development Bank

US$400,000,000 0.400% Notes due 2024

US$500,000,000 1.000% Notes due 2026

US$300,000,000 Floating Rate Green Notes due 2024

Our US$400,000,000 aggregate principal amount of notes due 2024 (the “2024 Fixed Rate Notes”) will bear interest at a rate of 0.400% per annum and our US$500,000,000 aggregate principal amount of notes due 2026 (the “2026 Fixed Rate Notes”) will bear interest at a rate of 1.000% per annum. Interest on the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes is payable semi-annually in arrears on March 9 and September 9 of each year, in each case beginning on September 9, 2021. The 2024 Fixed Rate Notes will mature on March 9, 2024 and the 2026 Fixed Rate Notes will mature on September 9, 2026.

Our US$300,000,000 aggregate principal amount of floating rate green notes due 2024 (the “Floating Rate Notes”) will bear interest at a rate equal to SOFR Index Average (as defined herein) plus 0.250% per annum. Interest on the Floating Rate Notes is payable quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to June 9, 2021 in respect of the period from (and including) March 9, 2021 to (but excluding) the Floating Rates Notes Interest Payment Date falling on or nearest to June 9, 2021. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to March 9, 2024.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	2024 Fixed Rate Notes			2026 Fixed Rate Notes			Floating Rate Notes
	Per Note	Total		Per Note	Total		Per Note	Total
Public offering price	99.827%	US$	399,308,000	99.829%	US$	499,145,000	100.00%	US$	300,000,000
Underwriting discount	0.300%	US$	1,200,000	0.300%	US$	1,500,000	0.300%	US$	900,000
Proceeds to us (before deduction of expenses)	99.527%	US$	398,108,000	99.529%	US$	497,645,000	99.700%	US$	299,100,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including March 9, 2021.

Approvals in-principle have been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about March 9, 2021.

Joint Bookrunners and Lead Managers

BofA Securities
Citigroup
Credit Suisse
J.P. Morgan
KDB Asia
Mizuho Securities

Prospectus Supplement Dated March 2, 2021

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of December 31, 2019, June 30, 2020 and September 30, 2020 and for the six months ended June 30, 2019 and 2020 and the nine months ended September 30, 2019 and 2020 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated August 25, 2020. The accompanying prospectus contains information regarding us and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea and the Notes in registration statement no. 333-246071, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of the Notes on, the SGX-ST are not to be taken as an indication of the merits of us or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$400,000,000 aggregate principal amount of 0.400% notes due March 9, 2024 (the “2024 Fixed Rate Notes”), US$500,000,000 aggregate principal amount of 1.000% notes due September 9, 2026 (the “2026 Fixed Rate Notes”), and US$300,000,000 aggregate principal amount of floating rate green notes due on the Floating Rate Notes Interest Payment Date (as defined below) falling on or nearest to March 9, 2024 (the “Floating Rate Notes”). References to the Notes are to the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes and the Floating Rate Notes, collectively.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Fixed Rate Notes

The 2024 Fixed Rate Notes will bear interest at a rate of 0.400% per annum and the 2026 Fixed Rate Notes will bear interest at a rate of 1.000% per annum, in each case payable semi-annually in arrears on March 9 and September 9 of each year, beginning on September 9, 2021. Interest on the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes will accrue from (and including) March 9, 2021 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—Fixed Rate Notes”.

Floating Rate Notes

The Floating Rate Notes will bear interest at a rate equal to SOFR Index Average (as defined herein) plus 0.250% per annum, payable quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to June 9, 2021 in respect of the period from (and including) March 9, 2021 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to June 9, 2021. Interest on the Floating Rate Notes will accrue from (and including) March 9, 2021 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Observation Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes”.

Listing

Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. Settlement of the Notes is not conditioned on obtaining the listing. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March 9, 2021, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes”.

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters”.

USE OF PROCEEDS

The Floating Rate Notes

Use of Proceeds from the Sale of the Floating Rate Notes

The net proceeds from the issue of the Floating Rate Notes, after deducting the underwriting discount but not estimated expenses, will be US$299,100,000. An amount equal to the net proceeds of the Floating Rate Notes (the “Green Bond Proceeds”) will be allocated toward financing and/or refinancing of new and/or existing projects from the Eligible Green Categories as set forth in the KDB Sustainable Bond Framework, for which we have obtained a second party opinion from Sustainalytics, an external consultant, in June 2019 (the “Second Party Opinion”). In particular, we intend to focus on allocating the Green Bond Proceeds to projects related to the manufacture of rechargeable batteries for electric vehicles and/or the construction or expansion of renewable energy production facilities, including those that use solar power and wind power (the “Eligible Green Projects”), which satisfy the eligibility criteria under the “Clean Transportation” category and the “Renewable Energy” category, respectively, of the KDB Sustainable Bond Framework. The KDB Sustainable Bond Framework and the Second Party Opinion are publicly available on the following website: https://www.kdb.co.kr/index.jsp.

Project Evaluation and Selection Process

We will use our existing project evaluation and selection process to select Eligible Green Projects by evaluating their financial viability and environmental and social impact. In this process, the ESG-New Deal Planning Department and the Credit Review Division, among others, will be responsible for conducting due diligence, project approval review, and technical monitoring in respect of environment and social risk management and supervising mitigation activities throughout the project life cycle.

Management of the Green Bond Proceeds

The Green Bond Proceeds will be allocated and managed by the Treasury Department based on an internal management system that will track the allocation of proceeds to selected Eligible Green Projects within its internal management system, including brief descriptions of the projects, the regions in which the projects are located and the amount of proceeds allocated to the projects. Pending allocation, the Green Bond Proceeds may be invested in cash, cash equivalents and/or marketable securities, in accordance with our cash management policies.

Reporting

With respect to use of the Green Bond Proceeds, we plan to include information regarding the allocation of the Green Bond Proceeds on an annual basis in an investor newsletter, which will be made available on our website. Such information will include amounts allocated to Eligible Green Projects, a brief description of select projects and, where feasible, the environmental and/or social impact of such projects on a per project or project portfolio basis. Disclosure of the allocation of the Green Bond Proceeds and impact reporting on a per project basis will be subject to any restrictions included in the disclosure agreement with the relevant borrower.

Investment Considerations

The Floating Rate Notes may not be a suitable investment for all investors seeking exposure to green assets. The description of the Eligible Green Projects provided herein is for illustrative purposes only and no assurance can be provided that loans to entities with these specific characteristics will be made by us during the term of the Floating Rate Notes.

There is currently no market consensus on what precise attributes are required for a particular loan or series of notes to be defined as “green,” and therefore no assurance can be provided to investors that selected Eligible Green Projects will meet all investor expectations regarding environmental impact. Although the Eligible Green Projects will be selected in accordance with the categories recognized under the Green Bond Principles as published by the International Capital Market Association (the “ICMA Green Bond Principles”), and will be developed in accordance with relevant legislation and standards, there can be no guarantee that the loans will deliver the environmental benefits as anticipated, or that adverse environmental impact will not occur during the term of the Floating Rate Notes. In addition, our use of the Green Bond Proceeds may not comply with all or part of the ICMA Green Bond Principles or any relevant legislation or standards, and where any negative impact is insufficiently mitigated, any loans extended may become controversial and may be criticized by activist groups or other stakeholders.

In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental criteria, our failure to comply with such obligations will not constitute a breach or an event of default under the Floating Rate Notes. Any failure by us to use an amount equivalent to the net proceeds from the issuance of the Floating Rate Notes on Eligible Green Projects or to meet or continue to meet the investment requirements of certain environmentally-focused investors with respect to the Floating Rate Notes may affect the value of the Floating Rate Notes and may have consequences for certain investors with portfolio mandates to invest in green assets.

No assurance can be provided that the Floating Rate Notes will fulfill the criteria required to qualify as green bonds. Each potential purchaser of the Floating Rate Notes should determine for itself the relevance of the information contained in this prospectus supplement and the accompanying prospectus regarding the use of the net proceeds from the issuance of the Floating Rate Notes and its purchase of the Floating Rate Notes should be based upon such investigation as it deems necessary. Neither the KDB Sustainable Bond Framework nor the Second Party Opinion is incorporated into, or forms part of, this prospectus supplement or the accompanying prospectus.

The 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes

The aggregate amount of the net proceeds from the issue of the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes, after deducting the underwriting discount but not estimated expenses, will be US$895,753,000. We will use the net proceeds from the sale of the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated August 25, 2020. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS (“K-IFRS”).

Overview

As of June 30, 2020, we had ~~W~~160,909.6 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines, without adjusting for allowance for loan losses, present value discounts and deferred loan fees), ~~W~~257,373.7 billion of total assets and ~~W~~26,552.6 billion of total equity, as compared to ~~W~~142,986.1 billion of loans outstanding, ~~W~~217,835.3 billion of total assets and ~~W~~25,802.8 billion of total equity as of December 31, 2019. For the six months ended June 30, 2020, we recorded ~~W~~2,353.1 billion of interest income, ~~W~~1,771.8 billion of interest expense and ~~W~~369.3 billion of net income, as compared to ~~W~~2,581.2 billion of interest income, ~~W~~2,063.8 billion of interest expense and ~~W~~529.1 billion of net income for the six months ended June 30, 2019. See “—Selected Financial Statement Data.”

Capitalization

As of September 30, 2020, our authorized capital was ~~W~~30,000 billion and our capitalization was as follows:

September 30, 2020(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,694.5
Industrial finance bonds	142,424.0
Foreign currency borrowings	2,779.3

Total long-term debt	148,897.8

Capital:
Paid-in capital	20,765.7
Capital surplus	2,484.4
Retained earnings(4)	5,011.4
Accumulated other comprehensive income	727.3

Total capital	28,988.8

Total capitalization	177,886.6

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2020.
(2)

We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,173.50 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 29, 2020.

(3)	As of September 30, 2020, we had confirmed acceptances and guarantees totaling ~~W~~7,482.7 billion under outstanding guarantees issued on behalf of our clients.
(4)

Includes planned regulatory reserve for credit losses of ~~W~~1,146.0 billion as of September 30, 2020. If our allowance for credit losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for credit losses, which is shown as a separate item included in retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~450.5 billion, ~~W~~1,652.1 billion and ~~W~~510.0 billion in cash to our capital in April and July 2020, and January 2021, respectively. Currently, our paid-in capital is ~~W~~21,275.7 billion compared to ~~W~~18,663.1 billion as of December 31, 2019.

Selected Financial Statement Data

Recent Developments

As of September 30, 2020, we had ~~W~~162,015.9 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines, without adjusting for allowance for loan losses, present value discounts and deferred loan fees), ~~W~~256,814.3 billion of total assets and ~~W~~28,988.8 billion of total equity, as compared to ~~W~~142,986.1 billion of loans outstanding, ~~W~~217,835.3 billion of total assets and ~~W~~25,802.8 billion of total equity as of December 31, 2019. For the nine months ended September 30, 2020, we recorded ~~W~~3,434.4 billion of interest income, ~~W~~2,497.1 billion of interest expense and ~~W~~456.5 billion of net income, as compared to ~~W~~3,861.5 billion of interest income, ~~W~~3,083.1 billion of interest expense and ~~W~~431.6 billion of net income for the nine months ended September 30, 2019.

The following tables present our selected separate financial information for the nine months ended September 30, 2019 and 2020 and as of December 31, 2019 and September 30, 2020, which has been derived from our unaudited separate financial statements as of December 31, 2019 and September 30, 2020 and for the nine months ended September 30, 2020 and 2019 prepared in accordance with K-IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2019	2020
	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	3,861.5	3,434.4
Total Interest Expenses	3,083.1	2,497.1
Net Interest Income	778.4	937.3
Operating Income	839.0	985.6
Income before Income Tax	485.8	583.1
Income Tax Expense	54.2	126.7
Net Income	431.6	456.5

	As of December 31, 2019	As of September 30, 2020
	(billions of Won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	142,986.1	162,015.9
Total Borrowings(2)	177,923.4	211,445.7
Total Assets	217,835.3	256,814.3
Total Liabilities	192,032.5	227,825.5
Equity	25,802.8	28,988.8

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss, deposits, borrowings and debentures.

Nine Months Ended September 30, 2020

For the nine months ended September 30, 2020, we had net income of ~~W~~456.5 billion compared to net income of ~~W~~431.6 billion in the corresponding period of 2019, on a separate K-IFRS basis. The principal factors for such increase in net income included:

•

a decrease in impairment loss on investments in subsidiaries and associates to ~~W~~155.1 billion in the nine months ended September 30, 2020 from ~~W~~504.9 billion in the corresponding period of 2019, primarily due to the re-classification of our interest in DSME to assets held for sale in the nine months ended September 30, 2020 from investments in subsidiaries and associates in the corresponding period of 2019;

•

a net gain on derivatives of ~~W~~37.6 billion in the nine months ended September 30, 2020 compared to a net loss on derivatives of ~~W~~265.4 billion in the corresponding period of 2019, primarily due to an increase in gains on fair value hedged items resulting from fluctuations in interest rates, foreign exchange rates and the prices of stocks and derivatives; and

•

an increase in net interest income to ~~W~~937.3 billion in the nine months ended September 30, 2020 from ~~W~~778.4 billion in the corresponding period of 2019, primarily due to an increase in the average volume of our interest-bearing assets.

The above factors were partially offset by:

•

impairment loss on assets held for sale of ~~W~~240.0 billion in the nine months ended September 30, 2020 compared to reversal of impairment loss on assets held for sale of ~~W~~157.5 billion in the corresponding period of 2019, primarily due to impairment loss resulting from a decline in the value of the shares of DSME during the nine months ended September 30, 2020;

•

an increase in provision for credit losses to ~~W~~409.3 billion in the nine months ended September 30, 2020 from ~~W~~128.1 billion in the corresponding period of 2019, primarily due to an increase in expected credit loss in anticipation of a deterioration in the overall asset quality of our loan portfolio due to the ongoing global outbreak of the COVID-19 pandemic; and

•

an increase in income tax expense to ~~W~~126.7 billion in the nine months ended September 30, 2020 from ~~W~~54.2 billion in the corresponding period of 2019, primarily due to (i) an increase in income before income tax to ~~W~~583.1 billion in the nine months ended September 30, 2020 from ~~W~~485.8 billion in the corresponding period of 2019 and (ii) a decrease in the non-recognition effect of deferred income taxes and others to ~~W~~26.1 billion in the nine months ended September 30, 2020 from ~~W~~67.1 billion in the corresponding period of 2019.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies, including DSME, HMM Company Limited (formerly, Hyundai Merchant Marine Co., Ltd.), Hanjin Heavy Industries and Construction Co., Ltd., Daehan Shipbuilding Co., Ltd., Asiana Airlines Inc., STX Offshore & Shipbuilding Co., Ltd., KG Dongbu Steel Co., Ltd., Doosan Heavy Industries & Construction Co., Ltd., Doosan Infracore Co., Ltd. and GM Korea Company. As of September 30, 2020, our credit extended to these companies totaled ~~W~~16,657.2 billion, accounting for 6.5% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investments classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2019		As of September 30, 2020		Primary Reason for Change
	(billions of won)
DSME	~~W~~	5,277.1	~~W~~	4,434.7	Decrease due to a decrease in refund guarantees
HMM Company Limited		1,685.2		2,986.5	Increase due to purchase of perpetual bonds
Hanjin Heavy Industries and Construction		1,089.4		873.1	Decrease due to a decrease in loans
Daehan Shipbuilding		1,087.4		1,019.9	Decrease due to a decrease in refund guarantees
Asiana Airlines		1,017.9		2,660.4	Increase due to an increase in loans and purchase of perpetual bonds
STX Offshore & Shipbuilding		998.5		540.8	Decrease due to a decrease in refund guarantees
KG Dongbu Steel		755.4		695.3	Decrease due to a decrease in sales of stocks and redemption of loans
Doosan Heavy Industries & Construction		599.1		2,213.6	Increase due to an increase in loans
Doosan Infracore		641.8		805.2	Increase do to purchase of corporate bonds
GM Korea Company		401.5		427.6	Increase due to an increase in the value of the shares of GM Korea Company

Total	~~W~~	13,553.3	~~W~~	16,657.2

As of September 30, 2020, we established allowances of ~~W~~1,221.2 billion for our exposure to DSME, ~~W~~101.5 billion for HMM Company Limited, ~~W~~129.6 billion for Hanjin Heavy Industries and Construction, ~~W~~369.2 billion for Daehan Shipbuilding, ~~W~~15.9 billion for Asiana Airlines, ~~W~~432.4 billion for STX Offshore & Shipbuilding, ~~W~~32.0 billion for KG Dongbu Steel, ~~W~~58.4 billion for Doosan Heavy Industries and Construction, ~~W~~52.2 billion for Doosan Infracore Co., Ltd. and none for GM Korea.

In September 2020, we decided to inject ~~W~~2.4 trillion from the Key Industry Stabilization Fund into Asiana Airlines in order to normalize its operations following the cancellation of plans by a consortium led by HDC Hyundai Development to acquire Asiana Airlines. See “—Loans to Financially Troubled Companies” as of June 30, 2020 below. Subsequently, in November 2020, we signed an investment agreement with Hanjin KAL, the parent company of Korean Air, to inject ~~W~~800 billion (consisting of ~~W~~500 billion through participation in a rights offering and ~~W~~300 billion through purchase of exchangeable bonds) into Hanjin KAL in connection with Korean Air’s acquisition of a 63.9% stake in Asiana Airlines through a transaction currently valued at ~~W~~1.8 trillion (the “Acquisition”), subsequent to which we expect our equity interest in Hanjin KAL to amount to 10.7%. In December 2020, Asiana Airlines’ shareholders approved a 3-to-1 share capital reduction plan, which is aimed at offsetting part of Asiana Airlines’ deficits in preparation for the Acquisition, which we expect to be completed by the second half of 2021. The consummation of the Acquisition currently remains subject to a number of factors, including uncertainties regarding the approval of the Acquisition by Korean Air’s shareholders, opposition to the Acquisition by labor unions of Korean Air and Asiana Airlines, and approval of the Acquisition from antitrust authorities of a number of jurisdictions, including the United States, the European Union and China.

In the first nine months of 2020, we sold non-performing loans worth ~~W~~243.2 billion to Hana F&I.

Results of Operations

The following tables present our selected separate financial information as of December 31, 2019 and June 30, 2020 and for the six months ended June 30, 2019 and 2020, which has been derived from our unaudited separate financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 prepared in accordance with K-IFRS and included in this prospectus supplement.

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2019	2020
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,581.2	2,353.1
Total Interest Expenses	2,063.8	1,771.8
Net Interest Income	517.4	581.3
Operating Income	732.4	688.9
Income before Income Tax	528.9	473.8
Income Tax Expense (Benefit)	(0.1)	104.5
Net Income	529.1	369.3

	As of December 31, 2019	As of June 30, 2020
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	142,986.1	160,909.6
Total Borrowings(2)	177,923.4	212,983.3
Total Assets	217,835.3	257,373.7
Total Liabilities	192,032.5	230,821.0
Equity	25,802.8	26,552.6

(1)

Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees. See Note 9 of the notes to our unaudited separate financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 included in this prospectus supplement.

(2)	Total borrowings include financial liabilities designated at fair value through profit or loss due to customers, borrowings and debt issued.

Six Months Ended June 30, 2020

In the first half of 2020, we had net income of ~~W~~369.3 billion compared to net income of ~~W~~529.1 billion in the corresponding period of 2019, on a separate basis. The principal factors for the decrease in net income included:

•

impairment loss on assets held for sale of ~~W~~46.8 billion (net of reversals) in the first half of 2020 compared to reversal of impairment loss on assets held for sale of ~~W~~282.3 billion in the corresponding period of 2019, primarily due to impairment loss resulting from a decline in the value of the shares of DSME during the first half of 2020; and

•

provision for credit losses of ~~W~~204.7 billion in the first half of 2020 compared to a reversal of provision for credit losses of ~~W~~33.1 billion in the corresponding period of 2019, primarily due to an increase in expected credit loss in anticipation of a deterioration in the overall asset quality of our loan portfolio due to the ongoing global outbreak of the COVID-19 pandemic.

The above factors were partially offset by a decrease in impairment loss on investments in subsidiaries and associates to ~~W~~165.9 billion in the first half of 2020 from ~~W~~484.7 billion in the corresponding period of 2019, primarily due to the re-classification of our interest in DSME from investments in subsidiaries and associates in the first half of 2019 to assets held for sale in the corresponding period of 2020.

Allowances for Loan Losses and Loans in Arrears

As of June 30, 2020, we had established allowances of ~~W~~3,224.1 billion for loan losses under Korean IFRS.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2020, we have provided loans of ~~W~~823.4 billion for companies under workout, court receivership, court mediation and other restructuring procedures. As of June 30, 2020, we had established allowances of ~~W~~397.0 billion for loan losses with respect to such companies. We cannot assure you that actual credit losses from the loans to these customers will not exceed the allowances established.

The following table provides information on our loan loss allowances.

		As of June 30, 2020(1)
		Loan Amount		Loan Loss Allowances
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	154,559.0	~~W~~	602.8
	Precautionary		3,334.5		867.7
	Substandard		1,605.4		687.2
	Doubtful		273.1		202.2
	Expected Loss		1,137.6		864.2

	Total	~~W~~	160,909.6	~~W~~	3,224.1

(1)

These figures include loans for facility development, loans for working capital, loans for households, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss allowances for all loans including loans guaranteed by the Government.

As of June 30, 2020, our non-performing loans totaled ~~W~~3,016.1 billion, representing 1.9% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2020, our legal reserve was ~~W~~1,356.1 billion, representing 0.8% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, Hyundai Merchant Marine Co., Ltd., Hanjin Heavy Industries and Construction Co., Ltd., Daehan Shipbuilding Co., Ltd., Asiana Airlines Inc., STX Offshore & Shipbuilding Co., Ltd., KG Dongbu Steel Co., Ltd., Doosan Heavy Industries & Construction Co., Ltd. and GM Korea Company. As of June 30, 2020, our credit extended to these companies totaled ~~W~~14,296.3 billion, accounting for 5.6% of our total assets as of such date.

The following table provides the loan amounts (including loans classified as substandard or below and equity investment classified as estimated loss or below) extended to these companies as of the dates indicated:

Company	As of December 31, 2019		As of June 30, 2020		Primary Reason for Change
	(billions of won)
DSME	~~W~~	5,277.1	~~W~~	4,120.3	Decrease due to a decline in the value of the shares of DSME
Hyundai Merchant Marine		1,685.2		2,173.9	Increase due to purchase of perpetual bonds
Hanjin Heavy Industries and Construction		1,089.4		868.6	Decrease due to a decrease in loans
Daehan Shipbuilding		1,087.4		1,051.1	Decrease due to a decrease in refund guarantees
Asiana Airlines Inc.		1,017.9		2,183.0	Increase due to purchase of perpetual bonds
STX Offshore & Shipbuilding		998.5		916.4	Decrease due to a decrease in refund guarantees
KG Dongbu Steel		755.4		783.0	Increase due to an increase in issuance of letters of credit
Doosan Heavy Industries & Construction		599.1		1,798.4	Increase due to an increase in loans
GM Korea Company		401.5		401.5	—

Total	~~W~~	12,911.5	~~W~~	14,296.3

As of June 30, 2020, we established allowances of ~~W~~1,263.2 billion for our exposure to DSME, ~~W~~101.4 billion for Hyundai Merchant Marine, ~~W~~121.2 billion for Hanjin Heavy Industries and Construction, ~~W~~394.6 billion for Daehan Shipbuilding, ~~W~~10.3 billion for Asiana Airlines, ~~W~~807.4 billion for STX Offshore & Shipbuilding, ~~W~~28.6 billion for KG Dongbu Steel, ~~W~~43.8 billion for Doosan Heavy Industries and Construction and none for GM Korea.

During 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-to-equity swaps, extension of additional loans and provision of other forms of liquidity support. In this connection, in December 2015, we acquired ~~W~~382.9 billion of new equity shares of DSME, which increased our equity interest in DSME from 31.5% to 49.7%, and we became its largest shareholder. In December 2016, we increased our equity interest in DSME to 79.0% through an additional debt for equity swap. In March 2017, we and The Export-Import Bank of Korea announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017 and The Export-Import Bank of Korea exchanged a term loan in the amount of ~~W~~1.28 trillion provided by it to DSME for perpetual bonds issued by DSME. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, Hyundai Heavy Industries entered into a definitive agreement with us to acquire DSME. Pursuant to such agreement, we plan to transfer all of our shares in DSME amounting to approximately ~~W~~2 trillion (in the form of contributions-in-kind) to Korea Shipbuilding & Offshore Engineering, a newly established sub-holding company spun off from Hyundai Heavy Industries to control its shipbuilding companies, in return for an equity stake in Korea Shipbuilding & Offshore Engineering. It is expected that, following the completion of this transaction, Hyundai Heavy Industries will become the largest shareholder of DSME, followed by us holding the second largest stake in DSME. The completion of this transaction is subject to various conditions, including approval from the antitrust authorities of the European Union and applicable countries.

In July 2016, Hyundai Merchant Marine executed a debt-to-equity swap with us and other creditors, as part of its continued restructuring led by us as its largest creditor, and affiliates of the Hyundai group reduced their shareholdings in Hyundai Merchant Marine, which resulted in us becoming the largest shareholder of Hyundai Merchant Marine. In October 2018, we injected ~~W~~1 trillion in emergency aid into Hyundai Merchant Marine in order to normalize its operations by purchasing bonds with warrants and convertible bonds issued by Hyundai Merchant Marine. Subsequently, in April 2020, Hyundai Merchant Marine issued perpetual bonds amounting to ~~W~~720 billion, which we and Korea Ocean Business Corporation each purchased in equal amounts. As of June 30, 2020, our equity interest in Hyundai Merchant Marine amounted to 12.9%.

In January 2019, Hanjin Heavy Industries and Construction Philippines, a subsidiary of Hanjin Heavy Industries and Construction at Subic Bay in the Philippines, declared bankruptcy and filed for corporate rehabilitation with a regional trial court following its failure to comply with loan obligations to its Philippine lenders. In March 2019, creditors in Korea (including us) and lenders in the Philippines agreed on, and executed, a business normalization plan including a debt-to-equity swap and capital reduction for Hanjin Heavy Industries and Construction, as a result of which we have become the largest shareholder of Hanjin Heavy Industries and Construction.

STX Offshore & Shipbuilding has faced financial difficulties for the past several years due to prolonged slowdowns in the Korean shipbuilding and shipping industries. STX Offshore & Shipbuilding, which had filed for court receivership in May 2016 and executed debt-to-equity swaps with their creditors (including us) in December 2016 under a rehabilitation plan through which we increased our equity interest to 43.9% and became its largest shareholder, exited court receivership in July 2017. As of June 30, 2020, our exposure to STX Offshore & Shipbuilding was classified as expected loss.

Dongbu Steel has also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Dongbu Steel entered into a voluntary workout agreement with its creditors, including us, in October 2015. Such agreement expired in September 2019 when KG Steel, a subsidiary of KG Group established in May 2019, became the largest shareholder of Dongbu Steel, which was subsequently re-named to KG Dongbu Steel. All of KG Dongbu Steel’s outstanding debt to its creditors, including us, is currently scheduled to mature at the end of 2025.

Doosan Heavy Industries & Construction Co., Ltd. has also faced financial difficulties due to the prolonged slowdown in the Korean heavy and construction industries and in the Korean economy in general, as well as the Government’s initiative to support clean and renewable energy sources while phasing out nuclear and coal-fired plants in recent years. Doosan Heavy Industries submitted a self-rescue plan to its creditors, including us, and we provided Doosan Heavy Industries with loans amounting to ~~W~~500 billion, ~~W~~400 billion and ~~W~~600 billion in March, April and June 2020, respectively.

In the first half of 2020, we sold non-performing loans worth ~~W~~243.2 billion to Hana F&I.

Our large exposure to financially troubled companies in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally, which could disrupt the business, activities and operations of many of our borrowers, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. The COVID-19 pandemic has had an especially direct negative impact on certain of our borrowers, among them the airline industry, which has been in significant need of liquidity following a sharp decline in aircraft traffic and a dramatic increase in the number of suspended flights due to entry restrictions imposed by many countries in response to COVID-19 in recent months.

As of June 30, 2020, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Korean Air Co., Ltd., a subsidiary of Hanjin Group and Korea’s largest airline and flagship carrier, amounted to ~~W~~1,884.0 billion, an increase from ~~W~~1,401.3 billion as of December 31,

2019. In April 2020, we injected ~~W~~720 billion (consisting of ~~W~~420 billion in securities collateralized by income receivables, ~~W~~180 billion in perpetual bonds and ~~W~~120 billion in loans) into Korean Air in order to provide liquidity support.

In April 2020, we agreed to provide Asiana Airlines, a subsidiary of Kumho Asiana Group and the second-largest airline in Korea, with liquidity support by providing a credit line in the amount of ~~W~~1.2 trillion. Our decision to take such measure was largely driven by a need to address Asiana Airlines’ financial difficulties resulting from the negative impact of the COVID-19 pandemic on the airline industry. In September 2020, a consortium formed by HDC Hyundai Development Company and Mirae Asset Daewoo cancelled its plans to acquire Asiana Airlines, and we are currently considering separate sales of the subsidiaries of Asiana Airlines. We have also recently decided to inject ~~W~~2.4 trillion from the Key Industry Stabilization Fund (described below) into Asiana Airlines in order to normalize its operations.

Most recently, in May 2020, the Government provided for the establishment of the Key Industry Stabilization Fund, a fund amounting to ~~W~~40 trillion to be administered by us mainly through the issuance of industrial finance bonds, to support businesses in certain key industries that face financial difficulties resulting from the ongoing global outbreak of the COVID-19 pandemic, such as the air transport and maritime industries. Our participation in such Government-led initiatives may lead us to extend credit to financially troubled borrowers that we would not otherwise extend, or offer terms for such credit that we would not otherwise offer, in the absence of such initiatives. Furthermore, there is no guarantee that the financial condition and liquidity position of our financially troubled borrowers benefiting from such initiatives will improve sufficiently for them to service their debt on a timely basis, or at all. Accordingly, increases in our exposure to financially troubled borrowers resulting from such Government-led initiatives may have a material adverse effect on our financial condition and results of operations.

A continued deterioration in the financial condition of our borrowers, including those described above as well as other companies under workout, court receivership, court mediation and other restructuring procedures, could result in a deterioration in the quality of our loan portfolio. This, in turn, could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, particularly if businesses remain closed, the impact of the COVID-19 pandemic on the global economy continues to worsen, or more of our borrowers draw on their lines of credit or seek additional loans from us to help finance their business, which could have a material adverse impact on our business, financial condition or results of operations.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2020:

Loans(1)

	June 30, 2020
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	49,142.4
Foreign currency		8,145.9

		57,288.3

Working Capital Loans:
Domestic currency(2)		62,049.9
Foreign currency		9,523.9

		71,573.8

Other Loans(3)		32,047.5

Total loans	~~W~~	160,909.6

(1)	Includes loans extended to affiliates.
(2)	Includes loans on households.
(3)

Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2020, we had ~~W~~160,909.6 billion in outstanding loans, which represents a 12.5% increase from ~~W~~142,986.1 billion of outstanding loans as of December 31, 2019.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2020		As % of June 30, 2020 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	4,085.1	3.2%
Loans with remaining maturities of more than one year		124,776.9	96.8

Total	~~W~~	128,862.0	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2020:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2020		As % of June 30, 2020 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	63,497.5	49.3%
Banking and Insurance		29,931.1	23.2
Transportation		9,206.8	7.1
Public Administration		664.6	0.5
Electric, Gas and Water Supply Industry		2,818.8	2.2
Others(2)		22,743.2	17.6

Total	~~W~~	128,862.0	100.0%

Percentage increase from December 31, 2019		12.1%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 49.3% of our outstanding equipment capital and working capital loans as of June 30, 2020. As of June 30, 2020, loans to the transportation equipment manufacturing businesses and the metal product manufacturing businesses each accounted for 10.9% of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2020, accounting for 5.1% of our outstanding equipment capital and working capital loans. As of June 30, 2020, our five largest borrowers and 20 largest borrowers accounted for 12.6% and 23.4%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2020 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2020 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	50.2%
Manufacturing	36.3
Transportation	9.6
Others(1)	4.0

Total	100.0

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2020:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2020%			June 30, 2020%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	44,369.1	77.4%	~~W~~	48,212.5	67.4%
On-lending loans		2,868.9	5.0		12,764.3	17.8
Foreign currency loans		5,121.3	8.9		1,962.4	2.7
Local currency loans denominated in foreign currencies		5.6	0.0		29.0	0.0
Offshore loans in foreign currencies		2,517.3	4.4		6,882.4	9.6
Government fund loans		138.3	0.2		0.0	0.0
Overdraft		0.0	0.0		120.3	0.2
Others(1)		2,267.8	4.0		1,602.9	2.2

Total	~~W~~	57,288.3	100.0%	~~W~~	71,573.8	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2020:

	June 30, 2020
	(billions of won)
Acceptances	~~W~~	409.3
Guarantees on local borrowing		939.5
Guarantees on foreign borrowing		6,117.5
Letters of guarantee for importers		38.0

Total	~~W~~	7,504.3

Investments

Our equity investments decreased to ~~W~~36,478.1 billion as of June 30, 2020 from ~~W~~36,616.5 billion as of December 31, 2019. As of June 30, 2020, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~14,084.3 billion, equal to 32.6% of our equity investment ceiling.

The following table sets out our equity investments by industry sector on a book value basis as of June 30, 2020:

Equity Investments

	Book Value as of June 30, 2020
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	17,982.3
Construction		1,033.2
Banking and Insurance		9,935.4
Real Estate Business		3,771.2
Manufacturing		465.0
Transportation		2,268.3
Others		1,022.7

Total	~~W~~	36,478.1

As of June 30, 2020, we held total equity investments, on a book value basis, of ~~W~~463.8 billion in one of our five largest borrowers and ~~W~~2,210.8 billion in four of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2020, the aggregate value of our equity investments accounted for approximately 90.5% of their aggregate cost basis.

Other Activities

As of June 30, 2020, we held in trust cash and other assets totaling ~~W~~41,844.5 billion, and we generated in the first half of 2020 trust fee income equaling ~~W~~92.5 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2020:

Type of Funds Borrowed	As of June 30, 2020
	(billions of won)
General purpose	~~W~~	139.7
Special purpose		3,922.5

Total	~~W~~	4,062.2

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2020:

Outstanding Balance	As of June 30, 2020
	(billions of won)
Denominated in Won	~~W~~	108,525.4
Denominated in other currencies		31,476.6

Total	~~W~~	140,002.0

As of June 30, 2020, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2020) was ~~W~~149,017.7 billion, equal to 23.0% of our authorized amount under the KDB Act, which was ~~W~~648,473.4 billion.

Foreign Currency Borrowings

As of June 30, 2020, the outstanding amount of our foreign currency borrowings was US$12.9 billion. Our long-term and short-term foreign currency borrowings increased to ~~W~~15,509.6 billion as of June 30, 2020 from ~~W~~14,275.2 billion as of December 31, 2019.

Deposits

As of June 30, 2020, demand deposits held by us totaled ~~W~~2,692.0 billion and time and savings deposits held by us totaled ~~W~~43,522.9 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2020:

Debt Principal Repayment Schedule(1)

Currency(2)(3)			Maturing on or before December 31,
	2020		2021		2022		2023		2024		Thereafter
			(billions of won)
Won	~~W~~	22,860.1	~~W~~	44,559.2	~~W~~	22,395.6	~~W~~	8,392.8	~~W~~	3,706.3	~~W~~	12,880.5
Foreign		15,379.7		8,308.8		6,358.2		5,744.4		4,117.7		7,137.4

Total Won Equivalent	~~W~~	38,239.8	~~W~~	52,868.0	~~W~~	28,753.8	~~W~~	14,137.2	~~W~~	7,824.0	~~W~~	20,017.9

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2020, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

Directors and Management; Employees

Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Dong Gull Lee	September 10, 2023
Chief Operating Officer and Vice Chairman of the Board of Directors	Joo Yung Sung	January 2, 2022
Auditor	Cheol Hwan Seo	February 25, 2021(1)
Independent Non-executive Directors	Nam Joon Kim	June 27, 2021
	Dong Han Yook	June 28, 2022
	Yoon Lee	July 31, 2021
	Chae Yeol Yang	May 25, 2021
	Kyo Deog Son	March 29, 2022

(1)	A decision regarding extension of the term or a new appointment is currently pending.

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2020 and for the six months ended June 30, 2020 and 2019 included in this prospectus supplement.

Korea Development Bank

Interim Separate Statements of Financial Position

June 30, 2020 (Unaudited) and December 31, 2019

(In millions of won)	Notes	June 30, 2020		December 31, 2019
Assets
Cash and due from banks	4,45,46,49	~~W~~	12,445,966	6,592,174
Securities measured at FVTPL	5,45,46,49		8,705,573	7,822,359
Securities measured at FVOCI	6,39,45,46,49		35,628,136	24,249,160
Securities measured at amortized cost	7,39,45,46,49		817,398	1,501,947
Loans measured at FVTPL	8,45,46,49		551,023	604,380
Loans measured at amortized cost	9,45,46,49		157,678,419	139,871,642
Derivative financial assets	10,45,46,47,49		6,733,332	5,432,807
Investments in subsidiaries and associates	11,48		24,014,060	24,190,102
Property and equipment, net	12,48		826,910	832,851
Investment property, net	13,48		64,150	66,409
Intangible assets, net	14,48		205,973	230,929
Current tax assets			2,208	5,107
Assets held for sale	16		1,608,631	1,655,406
Other assets	15,45,46,49		8,091,881	4,780,051

Total assets		~~W~~	257,373,660	217,835,324

Liabilities
Financial liabilities measured at FVTPL	17,45,46,49	~~W~~	1,881,846	2,465,541
Deposits	18,45,46,49		50,192,518	34,663,952
Borrowings	19,45,46,49		21,883,545	20,170,513
Debentures	20,45,46,49		139,025,431	120,623,388
Derivative financial liabilities	10,45,46,47,49		4,849,219	4,171,668
Net defined benefit liabilities	21		72,270	53,141
Provisions	22		1,422,536	1,519,864
Deferred tax liabilities	37		904,531	931,368
Current tax liabilities			105,898	150,435
Other liabilities	23,45,46,49		10,483,253	7,282,623

Total liabilities			230,821,047	192,032,493

Equity
Issued capital	1,24		19,113,599	18,663,099
Capital surplus	24		2,492,338	2,494,504
Accumulated other comprehensive income	24		20,953	(88,092)
Retained earnings	24		4,925,723	4,733,320
(Regulatory reserve for credit losses of ~~W~~1,146,038 million as of June 30, 2020 and ~~W~~1,227,700 million as of December 31, 2019, respectively)
(Required provision for (reversal of) regulatory reserve for credit losses of ~~W~~(35,030) million as of June 30, 2020 and ~~W~~(81,662) million as of December 31, 2019, respectively)
(Planned provision for (reversal of) regulatory reserve for credit losses of ~~W~~(35,030) million as of June 30, 2020 and ~~W~~(81,662) million as of December 31, 2019, respectively)

Total equity			26,552,613	25,802,831

Total liabilities and equity		~~W~~	257,373,660	217,835,324

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Comprehensive Income

Three-month and six-month periods ended June 30, 2020 and 2019 (Unaudited)

		June 30, 2020			June 30, 2019
(In millions of won, except earnings per share information)	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	25	~~W~~	1,170,560	2,353,110	1,302,276	2,581,233
Interest expense	25		(853,780)	(1,771,847)	(1,034,254)	(2,063,833)

Net interest income	48		316,780	581,263	268,022	517,400

Net fees and commission income	26		77,161	162,846	91,299	156,062
Dividend income	27		140,416	400,605	100,047	353,220
Net gain on securities measured at FVTPL	28		44,090	67,178	73,330	228,904
Net gain (loss) on financial liabilities measured at FVTPL	29		(28,799)	(28,499)	(25,291)	(42,927)
Net gain (loss) on securities measured at FVOCI	30		33,429	52,013	22,720	26,017
Net gain (loss) on derivatives	31		117,034	(79,021)	(27,204)	(183,252)
Net gain on foreign currency transaction	32		21,065	214,221	44,319	103,145
Other operating expense, net	33		(72,713)	(124,309)	(87,749)	(139,105)

Non-interest income, net			331,683	665,034	191,471	502,064

Provision for (reversal of) credit losses	34		102,828	204,697	(30,090)	(33,081)

General and administrative expenses	35,48		172,058	352,701	156,357	320,189

Operating income	48		373,577	688,899	333,226	732,356

Impairment loss on investments in subsidiaries and associates			(155,388)	(165,865)	(116,129)	(484,654)
Other non-operating income	36		809,659	811,336	283,636	285,167
Other non-operating expense	36		(1,105)	(860,577)	(1,653)	(3,921)

Non-operating expense, net			653,166	(215,106)	165,854	(203,408)

Profit before income taxes			1,026,743	473,793	499,080	528,948

Income tax expense (benefit)	37		256,665	104,450	170,605	(132)

Profit for the period	24		770,078	369,343	328,475	529,080

(Profit (loss) for the period adjusted for regulatory reserve for credit losses: ~~W~~861,829 million and ~~W~~404,373 million for the three-month and six-month periods ended June 30, 2020, respectively; ~~W~~282,612 million and ~~W~~520,463 million for the three-month and six-month periods ended June 30, 2019, respectively)

Other comprehensive income for the period, net of tax	24
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on securities measured at FVOCI			285,871	173,298	(15,586)	41,396
Exchange differences on translation of foreign operations			(16,508)	32,160	14,256	27,583
Valuation gain (loss) on cash flow hedge			23	235	(448)	436
Net gain (loss) on hedges of net investments in foreign operations			9,881	(19,355)	—	—

			279,267	186,338	(1,778)	69,415

Items that will not be reclassified to profit or loss:
Net gain (loss) on securities measured at FVOCI			39,295	(142,912)	(15,867)	(16,105)
Fair value changes on financial liabilities designated at fair value due to credit risk			(6,720)	657	2,219	(7,027)

			32,575	(142,255)	(13,648)	(23,132)

			311,842	44,083	(15,426)	46,283

Total comprehensive income for the period		~~W~~	1,081,920	413,426	313,049	575,363

Earnings per share
Basic and diluted earnings per share (in won)	38	~~W~~	202	98	88	144

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Changes in Equity

Six-month periods ended June 30, 2020 and 2019 (Unaudited)

(In millions of won)	Issued capital		Capital surplus	Accumulated other comprehensive income	Retained earnings	Total equity
January 1, 2019	~~W~~	18,108,099	2,497,177	(32,698)	4,412,649	24,985,227
Changes in accounting policy		—	—	—	65	65

January 1, 2019 (restated)		18,108,099	2,497,177	(32,698)	4,412,714	24,985,292
Profit for the period		—	—	—	529,080	529,080
Net gain (loss) on securities measured at FVOCI		—	—	34,184	(8,893)	25,291
Exchange differences on translation of foreign operations		—	—	27,583	—	27,583
Valuation gain on cash flow hedge		—	—	436	—	436
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	(7,027)	—	(7,027)

Total comprehensive income for the period		—	—	55,176	520,187	575,363
Dividends		—	—	—	(144,865)	(144,865)
Paid in capital increase		500,000	(2,406)	—	—	497,594

Transaction with owners		500,000	(2,406)	—	(144,865)	352,729

June 30, 2019	~~W~~	18,608,099	2,494,771	22,478	4,788,036	25,913,384

January 1, 2020	~~W~~	18,663,099	2,494,504	(88,092)	4,733,320	25,802,831
Profit for the period		—	—	—	369,343	369,343
Net gain (loss) on securities measured at FVOCI		—	—	95,348	(64,962)	30,386
Exchange differences on translation of foreign operations		—	—	32,160	—	32,160
Valuation gain on cash flow hedge		—	—	235	—	235
Net loss on hedges of net investments in foreign operations		—	—	(19,355)	—	(19,355)
Fair value changes on financial liabilities designated at fair value due to credit risk		—	—	657	—	657

Total comprehensive income for the period		—	—	109,045	304,381	413,426
Dividends		—	—	—	(111,978)	(111,978)
Paid in capital increase		450,500	(2,166)	—	—	448,334

Transaction with owners		450,500	(2,166)	—	(111,978)	336,356

June 30, 2020	~~W~~	19,113,599	2,492,338	20,953	4,925,723	26,552,613

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Interim Separate Statements of Cash Flows

Six-month periods ended June 30, 2020 and 2019 (Unaudited)

(In millions of won)	Notes	2020		2019
Cash flows from operating activities
Profit for the period		~~W~~	369,343	529,080
Adjustments for:
Income tax expense (benefit)	37		104,450	(132)
Interest income	25		(2,353,110)	(2,581,233)
Interest expense	25		1,771,847	2,063,833
Dividend income	27		(400,605)	(353,220)
Gain on valuation of securities measured at FVTPL	28		(31,895)	(60,607)
Gain on disposal of securities measured at FVTPL			(12,745)	(146,559)
Loss on valuation of financial liabilities measured at FVTPL	29		28,499	43,590
Gain on disposal of securities measured at FVOCI	30		(59,882)	(26,419)
Provision for loss allowance for securities measured at FVOCI	30		7,869	402
Impairment loss on securities measured at amortized cost			2	—
Loss (gain) on valuation of loans measured at FVTPL	33		(55,338)	1,055
Gain on valuation of derivatives			(638,510)	(711,020)
Net loss on fair value hedged items	31		492,044	823,659
Gain on foreign exchange translations	32		(214,547)	(107,777)
Gain on disposal of investments in subsidiaries and associates	33		(10,623)	(3,302)
Impairment loss on investments in subsidiaries and associates			165,865	484,654
Provision for (reversal of) loss allowance for loan	34		338,691	(68,420)
Increase (decrease) of other provision	34		1,681	(1,745)
Increase (decrease) of provision for payment guarantees	22		(167,940)	82,910
Increase (decrease) of provision for unused commitments	22		(8,568)	1,422
Increase (decrease) of provision for financial guarantee	22		40,833	(47,248)
Reversal of provision for restoration	22		(269)	—
Defined benefit costs	21		19,238	20,509
Depreciation of property and equipment	35		33,971	35,048
Reversal of impairment loss on assets held for sale	36		46,775	(282,323)
Loss on disposal of property and equipment	36		(604)	(973)
Depreciation of investment property	36		604	512
Amortization of intangible assets	35		27,212	7,234
Loss (gain) on redemption of debentures			3	(13)

			(875,052)	(826,163)

Changes in operating assets and liabilities:
Due from banks			(2,756,511)	788,572
Securities measured at FVTPL			378,702	(1,725,011)
Loans measured at FVTPL			108,695	25,168
Loans measured at amortized cost			(18,015,223)	(2,707,109)
Derivative financial instruments			(10,837)	(6,241)
Other assets			(3,282,400)	(6,265,145)
Deposits			15,490,684	2,892,828
Net defined benefit liabilities			(109)	(32)
Other liabilities			3,202,650	7,978,817

			(4,884,349)	981,847

Income taxes paid			(177,446)	(87,401)
Interest received			2,378,040	2,538,677
Interest paid			(1,738,176)	(2,340,829)
Dividends received			399,389	343,335

Net cash provided by (used in) operating activities			(4,528,251)	1,138,546

(Continued)

Korea Development Bank

Interim Separate Statements of Cash Flows, Continued

Six-month periods ended June 30, 2020 and 2019 (Unaudited)

(In millions of won)	Notes	2020		2019
Cash flows from investing activities
Net decrease (increase) of securities measured at FVTPL		~~W~~	(1,218,560)	292,583
Disposal of securities measured at FVOCI	6		19,139,143	9,779,487
Acquisition of securities measured at FVOCI	6		(30,145,312)	(10,967,219)
Disposal of securities measured at amortized cost	7		1,340,002	20,000
Acquisition of securities measured at amortized cost	7		(657,702)	(421,427)
Disposal of property and equipment	12		5,192	1,281
Acquisition of property and equipment	12		(13,289)	(51,865)
Acquisition of intangible assets			(2,199)	(4,436)
Disposal of investments in subsidiaries and associates			317,211	829,892
Acquisition of investments in subsidiaries and associates			(295,661)	(836,739)

Net cash used in investing activities			(11,531,175)	(1,358,443)

Cash flows from financing activities
Increase (decrease) of financial liabilities measured at FVTPL			(611,288)	118,296
Proceeds from borrowings			26,812,220	13,879,610
Repayment of borrowings			(25,137,667)	(13,843,397)
Proceeds from issuance of debentures			67,721,628	49,228,294
Repayment of debentures			(50,012,932)	(51,228,430)
Repayment of lease liabilities			(12,308)	(15,125)
Dividends			(111,978)	(144,865)
Paid in capital increase			448,334	497,594

Net cash provided by (used in) financing activities			19,096,009	(1,508,023)

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			338,998	229,265

Net increase (decrease) in cash and cash equivalents			3,375,581	(1,498,655)

Cash and cash equivalents at beginning of the period			5,252,825	6,849,335

Cash and cash equivalents at end of the period	43	~~W~~	8,628,406	5,350,680

The accompanying notes are an integral part of these interim separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG were merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~19,113,599 million with 3,822,719,768 shares of issued and outstanding as of June 30, 2020 and 100% of the Bank’s shares are owned by the government of the Republic of Korea.

The Bank’s head office is located in 14, Eunhaeng-ro (Yeouido-dong), Yeongdeungpo-gu, Seoul and its service network as of June 30, 2020 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	69	9	5	9	93

2. Basis of Preparation

(1) Application of accounting standards

These interim financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”) 1034 Interim Financial Reporting and provide less information as compared with its annual financial statements. The interim financial statements have been prepared in accordance with K-IFRS effective as of June 30, 2020 and the significant accounting policies applied in the preparation of these interim financial statements have been consistently applied to all periods presented unless otherwise specified.

(2) Changes and disclosures of accounting policies

(i) New and amended standards adopted

The Bank newly applied the following amended and enacted standards for the annual period beginning on January 1, 2020. The nature and the impact of each new standard or amendment are described below:

Amendments to K- IFRS 1001 ‘Presentation of Financial Statements’ and K-IFRS 1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ – Definition of Materiality

The amendments clarify the explanation of the definition of material and amended K-IFRS 1001 and K-IFRS 1008 in accordance with the clarified definitions. Materiality is assessed by reference to omission or misstatement of material information as well as effects of immaterial information, and to the nature of the users when determining the information to be disclosed by the Bank. The amendment does not have a significant impact on the separate financial statements.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

2. Basis of Preparation, Continued

Amendments to K- IFRS 1103 ‘Business Combination’ – Definition of a Business

To consider the integration of the required activities and assets as a business, the amended definition of a business requires an acquisition to include an input and a substantive process that together significantly contribute to the ability to create outputs and excludes economic benefits from the lower costs. An entity can apply a concentration test, an optional test, where substantially all of the fair value of gross assets acquired is concentrated in a single asset or a group of similar assets, the assets required would not represent a business. The amendment does not have a significant impact on the separate financial statements.

Amendments to K- IFRS 1109 ‘Financial Instruments’, K-IFRS 1039 ‘Financial Instruments: Recognition and Measurement’ and K-IFRS 1107 ‘Financial instruments: Disclosure’ – Interest Rate Benchmark Reform

The amendments allow to apply the exceptions when forward-looking analysis is performed in relation the application of hedge accounting while uncertainties arising from interest rate benchmark reform exist. The exceptions require the Bank assumes that the interest rate benchmark on which the hedged items and the hedging instruments are based on is not altered as a result of interest rate benchmark reform, when determining whether the expected cash flows are highly probable, whether an economic relationship between the hedged item and the hedging instrument exists, and when assessing the hedging relationship is highly effective. The amendments do not have significant impact on the separate financial statements.

(ii) New standards and interpretations issued but not effective

The following new standards, interpretations and amendments to existing standards have been issued but not effective for annual periods beginning after January 1, 2020, and the Bank has not early adopted them. The nature and the impact of each new standard, amendment and enactments are described below:

Amendments to K- IFRS 1116 ‘Lease – Practical expedient for COVID-19-Related Rent Exemption, Concessions, Suspension’

As a practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification. A lessee that makes this election shall account for any change in lease payments resulting from the ren concession the same way it would account for the change applying this standard of the change were not a lease modification. These amendments should be applied for annual periods beginning on or after June 1, 2020, and earlier application of permitted. The Bank does not expect that these amendments have a significant impact on the separate financial statements.

(3) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Financial instruments measured at fair value through other comprehensive income

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

2. Basis of Preparation, Continued

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets.

(4) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(5) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Management’s estimates of outcomes may differ from actual outcomes if management’s estimates and assumptions based on management’s best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and any change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only.

The following are the key assumptions concerning the future and other key sources of estimation uncertainty at the end of the reporting period that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year:

(i) Fair value of financial instruments

Financial instruments measured at fair value through profit or loss and other comprehensive income, and derivative instruments are recognized and measured at fair value. If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

Financial instruments, which are not actively traded in the market and those with less transparent market prices, will have less objective fair values and require broad judgment on liquidity, concentration, uncertainty in market factors and assumptions in price determination and other risks.

Diverse valuation techniques are used to determine the fair value of financial instruments, from generally accepted market valuation models to internally developed valuation models that incorporate various types of assumptions and variables.

(ii) Credit losses allowance

The Bank tests impairment and recognizes loss allowances on financial assets classified at amortized cost, debt instruments measured at fair value through other comprehensive income and recognizes provisions for payment guarantee, financial guarantee and unused commitments. Accuracy of allowances and provisions for

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

2. Basis of Preparation, Continued

credit losses is dependent upon estimation of expected cash flows of the borrower for individually assessed allowances of loans, and upon assumptions and methodology used for collectively assessed allowances for groups of loans, guarantees and unused loan commitments.

The pandemic of COVID-19 in 2020 has a negative impact on the global economy despite of the Korean government’s financial and economic stabilization packages. It may have a negative impact on the financial position and financial performance of the Bank due to the increase of the expected credit losses on specific portfolios and the potential losses on financial assets. The detail of credit risk exposures by industry affected by the pandemic of COVID-19 as of June 30, 2020 is disclosed in Note 49. (2) and the exposures by industries could be changed according to economic fluctuations.

Taking these circumstances into account comprehensively, the Bank recalculated the forward-looking information used to estimate the expected credit loss in accordance with K-IFRS 1109 ‘Financial Instruments’ as at June 30, 2020. During the six-month period since the end of the previous year, there have been changes in the forward-looking information that affects expected credit losses, and it is predicted that major economic factors such as the 2020 unemployment rate and economic growth rate will deteriorate due to the impact of COVID-19. To reflect these changes, the Bank recalculated the forward-looking information by means of increasing the probability of recession used in generating future economic scenarios and will continue to monitor the forward-looking information on a quarterly basis.

(iii) Deferred taxes

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred income tax assets are recognised to the extent that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Actual income taxes in the future may not be identical to the recognised deferred tax assets and liabilities,

(iv) Defined benefit liabilities

The Bank operates a defined benefit plan. Defined benefit liability is calculated by annual actuarial valuations as of the reporting date. To perform the actuarial valuations, assumptions for discount rates, future salary increases and others are required to be estimated. Defined benefit plans contain significant uncertainties in estimations due to its long-term nature.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS 1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognised as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognised at the carrying amounts recognised previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognised as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognises the CEO as the chief operating decision maker.

(4) Foreign exchange

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on transactions and translations of monetary items are recognised in profit or loss, except for differences arising on the translation of a financial instruments designated as hedges of the net investment in foreign operations, or cash flow hedge, which are recognised in other comprehensive income.

When a gain or loss on a non-monetary item is recognised in other comprehensive income, any exchange component of that gain or loss is recognised in other comprehensive income. Conversely, when a gain or loss on a non-monetary item is recognised in profit or loss, any exchange component of that gain or loss shall be recognised in profit or loss.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyperinflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment of the disposal profit or loss is recognized.

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognised as comprehensive income or loss in the financial statement and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Recognition and measurement of financial instruments

(i) Initial recognition

The Bank recognizes a financial asset or a financial liability in its statement of financial position when the Bank becomes a party to the contractual provisions of the instrument. A regular way purchase or sale of financial assets is recognized and derecognized using trade date accounting.

The Bank classifies financial assets as financial assets at fair value through profit or loss, financial assets at fair value through other comprehensive income, or financial assets at amortized cost on the basis of the Bank’s business model for managing the financial assets and the contractual cash flow characteristics of the financial assets. The Bank classifies financial liabilities as financial liabilities at fair value through profit or loss, or financial liabilities at amortized cost.

At initial recognition, a financial asset or financial liability is measured at its fair value plus or minus, in the case of a financial asset or financial liability not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability.

(ii) Subsequent measurement

After initial recognition, financial instruments are measured at amortized cost or fair value based on classification at initial recognition.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

Amortized cost

The amortized cost is the amount at which the financial asset or financial liability is measured at initial recognition minus the principal repayments, plus or minus the cumulative amortization using the effective interest method of any difference between that initial amount and the maturity amount and, for financial assets, adjusted for any loss allowance.

Fair value

Fair values, which the Bank primarily uses for the measurement of financial instruments, are the published price quotations based on market prices or dealer price quotations of financial instruments traded in an active market where available. These are the best evidence of fair value. A financial instrument is regarded as quoted in an active market if quoted prices are readily and regularly available from an exchange, dealer, broker, an entity in the same industry, pricing service or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

If the market for a financial instrument is not active, fair value is determined either by using a valuation technique or independent third-party valuation service. Valuation techniques include using recent arm’s length market transactions between knowledgeable, willing parties, if available, referencing to the current fair value of another instrument that is substantially the same, discounted cash flow analysis and option pricing models.

The Bank uses valuation models that are commonly used by market participants and customized for the Bank to determine fair values of common over-the-counter (OTC) derivatives such as options, interest rate swaps and currency swaps which are based on the inputs observable in markets. For more complex instruments, the Bank uses internally developed models, which are usually based on valuation methods and techniques generally used within the industry, or a value measured by an independent external valuation institution as the fair values if all or some of the inputs to the valuation models are not market observable and therefore it is necessary to estimate fair value based on certain assumptions.

If the valuation technique does not reflect all factors which market participants would consider in setting a price, the fair value is adjusted to reflect those factors. Those factors include counterparty credit risk, bid-ask spread, liquidity risk and others.

The chosen valuation technique makes maximum use of market inputs and relies as little as possible on entity-specific inputs. It incorporates all factors that market participants would consider in setting a price and is consistent with economic methodologies applied for pricing financial instruments. Periodically, the Bank calibrates the valuation technique and tests its validity using prices of observable current market transactions of the same instrument or based on other relevant observable market data.

(iii) Derecognition

Derecognition is the removal of a previously recognized financial asset or financial liability from the statement of financial position. The Bank derecognizes a financial asset or a financial liability when, and only when:

Derecognition of financial assets

Financial assets are derecognized when the contractual rights to the cash flows from the financial assets expire or the financial assets have been transferred and substantially all the risks and rewards of ownership of the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

financial assets are also transferred, or all the risks and rewards of ownership of the financial assets are neither substantially transferred nor retained and the Bank has not retained control. If the Bank neither transfers nor disposes of substantially all the risks and rewards of ownership of the financial assets, the Bank continues to recognize the financial asset to the extent of its continuing involvement in the financial asset.

If the Bank transfers the contractual rights to receive the cash flows of the financial asset, but retains substantially all the risks and rewards of ownership of the financial asset, the Bank continues to recognize the transferred asset in its entirety and recognize a financial liability for the consideration received.

Derecognition of financial liabilities

Financial liabilities are derecognized from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expires.

(iv) Offsetting

Financial assets and liabilities are offset and the net amount reported in the statements of financial position where there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis or realize the assets and settle the liability simultaneously.

(6) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(7) Non-derivative financial assets

(i) Financial assets at fair value through profit or loss

Any non-derivative financial asset classified as held for trading or not classified as financial assets at fair value through other comprehensive income or financial assets measured at amortized cost is categorized under financial assets at fair value through profit or loss.

The Bank may designate certain financial assets upon initial recognition as at fair value through profit or loss when the designation eliminates or significantly reduces a measurement or recognition inconsistency (sometimes referred to as ‘an accounting mismatch’) that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

After initial recognition, a financial asset at fair value through profit or loss is measured at fair value and gains or losses arising from a change in the fair value are recognized in profit or loss. Interest income and dividend income from financial assets at fair value through profit or loss are also recognized in profit or loss.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

(ii) Financial assets at fair value through other comprehensive income

The Bank classifies financial assets as financial assets at fair value through other comprehensive income if they meet the following conditions: 1) debt instruments that are a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, and consistent with representing solely payments of principal and interest on the principal amount outstanding or 2) equity instruments, not held for trading with the objective of generating a profit from short-term fluctuations in price or dealer’s margin, designated as financial assets at fair value through other comprehensive income.

After initial recognition, a financial asset at fair value through other comprehensive income is measured at fair value. Gain and loss from changes in fair value, other than dividend income and interest income amortized using effective interest method and exchange differences arising on monetary items which are recognized directly in profit or loss, are recognized as other comprehensive income in equity.

At disposal of financial assets at fair value through other comprehensive income, cumulative gain or loss is recognized as profit or loss for the reporting period. However, cumulative gain or loss of equity instrument designated as fair value through other comprehensive income are not recycled to profit or loss at disposal.

Financial assets at fair value through other comprehensive income denominated in foreign currencies are translated at the closing rate. Exchange differences resulting from changes in amortized cost are recognized in profit or loss, and other changes are recognized as equity.

(iii) Financial assets measured at amortized cost

A financial asset, which are held within the business model whose objective is to hold assets in order to collect contractual cash flows and consistent with representing solely payments of principal and interest on the principal amount outstanding, are classified as a financial asset at amortized cost. Financial assets at amortized cost are subsequently measured at amortized cost using the effective interest method after initial recognition and interest income is recognized using the effective interest method.

(8) Expected credit loss of financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

The expected credit loss (“ECL”) is the weighted average amount of possible outcomes within a certain range, reflecting the time value of money, estimates on the past, current and future situations, and information accessible without excessive cost of effort.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Simplified approach: for receivables, contract assets and lease receivables

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

The general approach is applied differently depending on the significance of the increase of the credit risk. If, at the reporting date, the credit risk on a financial instrument has not increased significantly since initial recognition, an entity shall measure the loss allowance for that financial instrument at an amount equal to 12-month expected credit losses. If the credit risk on that financial instrument has increased significantly since initial recognition, an entity shall measure the loss allowance for a financial instrument at an amount equal to the lifetime expected credit losses at each reporting date.

The Bank applies the simplified approach to 1) trade receivables and contract assets that do not have a significant financing component or 2) trade receivables, contract assets and lease receivables upon determining the Bank’s accounting policies as the application of the simplified approach. The approach requires expected lifetime losses to be recognized from initial recognition of the financial assets. Under credit-impaired approach, the Bank shall only recognize the cumulative changes in lifetime expected credit losses since initial recognition as a loss allowance for purchased or originated credit-impaired financial assets.

The following non-exhaustive list of information may be relevant in assessing changes in credit risk:

•	Significant changes in internal price indicators of credit risk as a result of a change in credit risk since inception

•	Other changes in the rates or terms of an existing financial instrument that would be significantly different if the instrument was newly originated or issued at the reporting date

•	An actual or expected significant change in the financial instrument’s external credit rating

•	An actual or expected internal credit rating downgrade for the borrower or decrease in behavioural scoring used to assess credit risk internally

•	An actual or expected significant change in the operating results of the borrower

•	Past due information

(i) Forward-looking information

The Bank uses forward-looking information, when it determines whether the credit risk has increased significantly since initial recognition and measures expected credit losses.

The Bank assumes the risk component has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

Forward looking information used in calculation of expected credit loss is derived after comprehensive consideration of a variety of factors including scenario in management planning, worst-case scenario used for stress testing, third party forecast, and others.

(ii) Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

original effective interest rate. The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cashflows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies probability of default on a group of assets and loss given default by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

The expected credit loss for financial assets measured at amortized cost is recognized as the loss allowance, and when the financial asset is determined to be irrecoverable, the carrying amount and loss allowance are decreased. If financial assets previously written off are recovered, the loss allowance is increased and the difference is recognized in the current profit or loss.

(iii) Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for changes in loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(9) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognised at fair value at the inception of the contract and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as described below:

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

a recognised asset or liability or an unrecognised firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognised asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss.

At the inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognised in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognised in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognised directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognised immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised when the hedged forecasted transaction is ultimately recognised in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Hedges of net investments in foreign operations

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

Trading purpose derivatives

For trading purpose derivatives transaction, changes in the fair value of derivatives are recognised in net income.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight-line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognised at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognised in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognised. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight-line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and adjusts useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognised in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognised either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognised in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

Depreciation of investment property is calculated using the straight-line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognised only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognised at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognised as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight-line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognises the loss accordingly.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Leases

The Bank recognizes a right-of-use asset representing its right to use the underlying leased asset and a lease liability representing its obligation to make lease payments at the commencement date of the lease. The Bank elected not to apply the requirements to the short-term leases and leases of low value assets.

Right-of-use asset

The right-of-use asset is measured at its cost less subsequent accumulated depreciation and accumulated impairment loss with adjustments reflected arising from remeasurements of the lease liability. The cost of the right-of-use asset comprise the amount of the initial measurement of the lease liability, any initial direct costs incurred by the lessee and any lease payments made at or before the commencement date, less any lease incentive received. The right-of-use asset is depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis from the commencement date of the lease.

Lease liabilities

At the commencement date, the lease liability is measured at present value of the lease payments that are not paid at that date. Lease payments include fixed payments (including in-substance fixed payments), less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be payable by the lessee under residual value guarantees, the exercise price of a purchase option if the lessee is reasonably certain to exercise that option, and payments of penalties for terminating the lease, if the lease term reflects the

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

lessee exercising an option to terminate the lease. The variable lease payments that do not depend on an index or a rate are recognized as an expense in the period in which the event or condition that triggers those payments occurs.

When measuring the present value, the lease payments are discounted using the interest rate implicit in the lease. If such implicit rate cannot be readily determined, the Bank uses the Bank’s incremental borrowing rate. The lease liability is subsequently increased by the amount of interest expenses recognized on the lease liability and reduced by the lease payments made.

Short-term lease and lease of low-value assets

The Bank does not apply the requirements of lessee accounting to Short-term leases and leases of low-value assets. The Bank recognizes the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

(15) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years.

(16) Assets held for sale

Non-current assets, or disposal groups comprising assets and liabilities, that are expected to be recovered primarily through sale rather than through continuing use, are classified as held for sale. To be classified as held for sale, the asset (or disposal group) must be available for immediate sale in its present condition and its sale must be highly probable. The assets or disposal group that are classified as assets held for sale are measured at the lower of their carrying amount and fair value less cost to sell.

The Bank recognizes an impairment loss for any initial or subsequent write-down of an asset (or disposal group) to fair value less costs to sell, and a gain for any subsequent increase in fair value less costs to sell, up to the cumulative impairment loss previously recognized.

Non-current assets that are classified as held for sale or part of a disposal group classified as held for sale are not depreciated (or amortized).

(17) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives are classified as financial instruments held for trading if they are acquired for repurchasing soon. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognised as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognised as profit or loss. In addition, for the amount of change in the fair value of the financial liability that is attributable to changes in the credit risk of that liability, the Bank present this change in other comprehensive income, and does not recycle this other comprehensive income to profit or loss, subsequently.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognised at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognised in the statement of comprehensive income over the periods of the liabilities using the effective interest method.

Fees paid on the establishment of a loan facility are recognised as transaction costs of the loan, if the probability that some or all the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(18) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognises the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognised as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognises that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid and have terms to maturity like the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(19) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation because of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(20) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS 1109 ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS 1115 ‘Revenue from Contracts with Customers’.

(21) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(22) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for measuring the impairment loss.

(23) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS 1039 ‘Financial Instrument: Recognition and Measurement’ is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(24) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(25) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank can control the timing of the reversal of

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized, or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

(26) Accounting for trust accounts

The Bank, for financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal or interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(27) Regulatory reserve for credit losses

When the total sum of allowance for possible credit losses is lower than the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank records the difference as regulatory reserve for credit losses at the end of each reporting period.

In the case that the existing regulatory reserve for credit losses exceeds the amount needed to be set aside at the reporting date, the surplus may be reversed. Furthermore, in the case that undisposed deficit exists, regulatory reserve for credit losses is saved from the time the undisposed deficit is disposed.

(28) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate statement of comprehensive income. Basic earnings per share (EPS) is calculated by dividing net profit attributable to shareholders of the Bank by the weighted average number of common shares outstanding during the reporting

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

3. Significant Accounting Policies, Continued

period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(29) Corrections of errors

Prior period errors shall be corrected by retrospective restatement in the first set of financial statements authorised for issue after their discovery except to the extent that it is impracticable to determine either the period-specific effects or the cumulative effect of the error.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Cash	~~W~~	59,917	53,529
Due from banks in Korean won:
Due from Bank of Korea		4,488,153	1,824,440
Other due from banks in Korean won		366,090	132,311

		4,854,243	1,956,751

Due from banks in foreign currencies / off-shores		7,531,806	4,581,894

	~~W~~	12,445,966	6,592,174

(2)	Restricted due from banks as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Reserve deposit	~~W~~	3,003,627	1,885,915
Deposit of monetary stabilization account		1,700,000	150,000
Others		229,862	239,788

	~~W~~	4,933,489	2,275,703

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

5. Securities Measured at FVTPL

(1)	Details of securities measured at fair value through profit or loss as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	600,275	497,099
Equity investments		—	204,483	243,257
Beneficiary certificates		—	5,878,748	5,966,275
Government and public bonds		1,362,540	1,381,389	1,381,494
Financial bonds		90,000	89,724	89,703

		1,452,540	8,154,619	8,177,828
Securities denominated in foreign currencies/off- shores:
Stocks		—	—	—
Equity investments		—	16,095	18,281
Beneficiary certificates		—	422,236	439,345
Debt securities		68,879	71,723	70,119

		68,879	510,054	527,745

	~~W~~	1,521,419	8,664,673	8,705,573

	December 31, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks	~~W~~	—	534,558	422,297
Equity investments		—	192,546	235,946
Beneficiary certificates		—	3,738,987	3,760,541
Government and public bonds		1,408,000	1,405,998	1,405,368
Financial bonds		1,470,000	1,464,593	1,462,557

		2,878,000	7,336,682	7,286,709
Securities denominated in foreign currencies/off-shores:
Stocks		—	3,885	3,957
Equity investments		—	12,301	13,293
Beneficiary certificates		—	391,190	412,457
Debt securities		105,500	106,556	105,943

		105,500	513,932	535,650

	~~W~~	2,983,500	7,850,614	7,822,359

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

5. Securities Measured at FVTPL, Continued

(2)	Securities measured at fair value through profit or loss with disposal restrictions as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	60,723	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Until December 31, 2020

	41,758	~~W~~	60,723

	December 31, 2019
Company	Number of shares	Carrying amount		Restricted period
National Happiness Fund Co., Ltd.	34,066	~~W~~	73,320	Undecided
Shinhan Metal Co., Ltd.	7,692		—	Undecided

	41,758	~~W~~	73,320

6. Securities Measured at FVOCI

(1)	Details of securities measured at FVOCI as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,936,314	9,932,583
Government and public bonds		1,950,000	1,973,561	1,976,000
Financial bonds		8,540,000	8,560,978	8,583,553
Corporate bonds		7,087,287	7,087,206	7,072,364
Others		2,097,849	2,097,850	1,971,316

		19,675,136	29,655,909	29,535,816
Securities denominated in foreign currencies/off- shores:
Equity securities		—	371	954
Debt securities		5,528,940	5,618,088	5,707,780

		5,528,940	5,618,459	5,708,734
Loaned securities:
Loaned securities		380,000	381,475	383,586

	~~W~~	25,584,076	35,655,843	35,628,136

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

6. Securities Measured at FVOCI, Continued

	December 31, 2019
	Face value		Acquisition cost	Fair value (Carrying amounts)
Securities denominated in Korean won:
Stocks and equity investments	~~W~~	—	9,990,765	10,094,512
Government and public bonds		919,000	925,392	924,846
Financial bonds		2,760,000	2,765,502	2,765,703
Corporate bonds		5,164,006	5,163,926	5,141,941
Others		1,342,650	1,342,649	1,024,299

		10,185,656	20,188,234	19,951,301
Securities denominated in foreign currencies/off- shores:
Equity securities		—	371	976
Debt securities		4,165,446	4,225,374	4,256,824

		4,165,446	4,225,745	4,257,800

Loaned securities:
Debt securities		40,000	40,005	40,059

	~~W~~	14,391,102	24,453,984	24,249,160

Equity instruments that are acquired due to debt-to-equity swap, investment in kind and investment in ventures and small and medium-sized enterprises are designated as measured at FVOCI. The realized pre-tax income and loss on disposal of equity securities for the six-month periods ended June 30, 2020 and 2019 and ~~W~~89,603 million of loss and ~~W~~12,267 million of loss, respectively, which are directly recognized in retained earnings.

(2)	Changes in securities measured at FVOCI for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	24,249,160	22,805,676
Acquisition		30,145,312	10,967,219
Disposal		(19,164,238)	(9,762,613)
Change due to amortization		(24,236)	(1,908)
Change in fair value		205,116	92,744
Foreign exchange differences		203,509	149,358
Others(*)		13,513	30,656

Ending balance	~~W~~	35,628,136	24,281,132

(*)

For the six-month period ended June 30, 2020, others represent the increase in securities measured at FVOCI including shares of SOLUM CO., LTD. acquired through exercise of conversion rights of the convertible bonds and Barun Electronics Co., Ltd., Korea Heat Exchanger Co.,Ltd., SUNGCHANG ENGINEERING & CONSTRUCTION CO., LTD., NEOV INC. and others acquired pursuant to debt-to-equity swap decision of the Council of Financial Creditors under the Corporate Restructuring

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

6. Securities Measured at FVOCI, Continued

Promotion Act. For the six-month period ended June 30, 2019, others represent the increase in securities measured at FVOCI including shares of Ecopro BM Co., Ltd., Kuk-Il Paper MFG Co., Ltd., Solid, Inc. and others acquired through exercise of conversion rights of the convertible bonds.

(3)	Securities measured at FVOCI with disposal restrictions in securities measured at FVOCI as of June 30, 2020 and December 31, 2019 are as follows:

Company	June 30, 2020
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050		113,826	Undecided
Engine Tech Co., Ltd	500,000		1	Undecided
Taihan Electric Wire Co., Ltd.	15,892,055		10,632	Undecided
CREA IN Co., Ltd.	14,383		141	Until December 31, 2021
Kumho Tire Co., Inc.	21,339,320		64,338	Until July 6, 2023(*)

	37,830,808	~~W~~ 188,938

Company	December 31, 2019
	Number of shares	Carrying amount		Restricted period
UAMCO., Ltd.	85,050	~~W~~	122,850	Undecided
Engine Tech Co., Ltd	500,000		77	Undecided
Taihan Electric Wire Co., Ltd.	15,892,055		9,790	Undecided
CREA IN Co., Ltd.	14,383		56	Until December 21, 2021
Kumho Tire Co., Inc.	21,339,320		89,518	Until July 6, 2023(*)

	37,830,808	~~W~~ 222,291

(*)	From July 6, 2021, 50% of the shares may be sold every year.

(4)	Changes in the loss allowance in relation to securities measured at FVOCI for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	2,354	116	71,336	73,806
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(189)	189	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for (reversal of) loss allowance		7,139	248	482	7,869
Disposal		(63)	—	—	(63)
Foreign currency translation and others		462	(153)	61	370

Ending balance	~~W~~	9,703	400	71,879	81,982

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

6. Securities Measured at FVOCI, Continued

	2019
			Lifetime expected credit loss
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	3,479	2,169	70,846	76,494
Transfer to 12-month expected credit loss		21	(21)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		—	—	—	—
Transfer to credit-impaired debt		—	—	—	—
Provision for (reversal of) loss allowance		249	(6)	159	402
Disposal		(699)	—	—	(699)
Foreign currency translation and others		12	—	345	357

Ending balance	~~W~~	3,062	2,142	71,350	76,554

7. Securities Measured at Amortized Cost

(1)	Securities measured at amortized cost as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
	Amortized cost		Fair value	Amortized cost	Fair value
Securities denominated in Korean won:
Government and public bonds	~~W~~	697,270	697,270	291,338	291,339
Financial bonds		120,132	120,128	1,210,611	1,210,608

		817,402	817,398	1,501,949	1,501,947
Less: loss allowance		(4)	—	(2)	—

	~~W~~	817,398	817,398	1,501,947	1,501,947

(2)	Changes in securities measured at amortized cost for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	1,501,947	1,695,927
Acquisition		657,702	421,427
Redemption		(1,340,002)	(20,000)
Change due to amortization		(2,247)	(572)
Impairment loss		(2)	—

Ending balance	~~W~~	817,398	2,096,782

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

8. Loans Measured at FVTPL

(1)	Loans measured at FVTPL as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
	Amortized cost	Fair value	Amortized cost	Fair value
Loans in Korean won:
Privately placed corporate bonds	504,842	551,023	600,845	604,380

(2)	Gains (losses) related to loans measured at FVTPL for the six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Transaction gains (losses) on loans measured at FVTPL
Transaction gains	~~W~~	1,171	2,678	13,435	17,373
Transaction losses		(13,948)	(17,188)	(5,584)	(5,931)

		(12,777)	(14,510)	7,851	11,442
Valuation gains (losses) on loans measured at FVTPL
Valuation gains		43,623	62,057	16,534	35,363
Valuation losses		(1,407)	(6,719)	(21,130)	(36,418)

		42,216	55,338	(4,596)	(1,055)

	~~W~~	29,439	40,828	3,255	10,387

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

9. Loans Measured at Amortized Cost

(1)	Loans measured at amortized cost and loss allowance for loan as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	61,772,976	60,499,377	53,197,392	51,817,885
Loans for facility development		49,162,028	49,106,897	45,905,137	45,694,511
Loans for households		257,235	262,445	320,911	323,902
Inter-bank loans		2,681,420	2,573,154	2,340,737	2,209,054

		113,873,659	112,441,873	101,764,177	100,045,352
Loans in foreign currencies:
Loans		17,837,496	17,666,403	15,902,373	16,262,859
Inter-bank loans		1,797,367	1,797,031	2,607,758	2,603,090
Off-shore loans		16,194,012	16,049,794	14,509,257	14,427,037

		35,828,875	35,513,228	33,019,388	33,292,986
Other loans:
Bills bought in foreign currency		2,352,165	2,350,932	1,908,750	1,903,395
Advances for customers on acceptances and guarantees		115,631	18,761	181,219	21,865
Privately placed corporate bonds		995,861	780,114	560,909	343,314
Others		7,743,414	7,700,167	5,551,613	5,497,315

		11,207,071	10,849,974	8,202,491	7,765,889

			158,805,075	142,986,056	141,104,227

Less:
Loss allowance for loan		(3,224,101)		(3,105,782)
Present value discount		(16,211)		(15,820)
Deferred loan origination costs and fees		9,126		7,188

	~~W~~	157,678,419		139,871,642

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(2)	Changes in loss allowance for loan for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,293	1,045,942	1,890,547	3,105,782
Transfer to 12-month expected credit loss		21,459	(21,459)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(146,311)	153,243	(6,932)	—
Transfer to credit-impaired		(41,745)	(182,592)	224,337	—
Provision for (reversal of) loss allowance		267,324	204,994	(133,627)	338,691
Write-offs		—	—	(122,638)	(122,638)
Recovery		—	—	23,367	23,367
Disposal		—	—	(164,270)	(164,270)
Debt-to-equity swap		—	—	(21,116)	(21,116)
Foreign currency translation		1,680	17,511	10,457	29,648
Other		70	12,830	21,737	34,637

Ending balance	~~W~~	271,770	1,230,469	1,721,862	3,224,101

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	169,305	1,756,623	1,613,146	3,539,074
Transfer to 12-month expected credit loss		10,469	(10,413)	(56)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(40,624)	43,209	(2,585)	—
Transfer to credit-impaired		(58,875)	(814,133)	873,008	—
Provision for (reversal of) loss allowance		80,581	(318,228)	169,227	(68,420)
Write-offs		—	—	(12,532)	(12,532)
Recovery		—	—	6,465	6,465
Disposal		—	—	(124,310)	(124,310)
Debt-to-equity swap		—	—	(8,867)	(8,867)
Foreign currency translation		1,417	10,360	12,601	24,378
Other		415	3,009	(3,219)	205

Ending balance	~~W~~	162,688	670,427	2,522,878	3,355,993

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

9. Loans Measured at Amortized Cost, Continued

(3)	Gains (losses) related to loans measured at amortized cost for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Reversal of (provision for) loan allowance for loan	~~W~~	(139,199)	(338,691)	(17,891)	68,420
Losses on disposal of loan		(39,296)	(41,783)	(27,082)	(27,082)

	~~W~~	(178,495)	(380,474)	(44,973)	41,338

(4)	Changes in net deferred loan origination costs and fees for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	7,188	15,314
New deferrals		7,963	(3,833)
Amortization		(6,025)	(16,838)

Ending balance	~~W~~	9,126	(5,357)

10. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changes in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The Bank designates non-derivative financial instruments as hedging instruments for foreign currency risk arising from net investments in foreign operations and recognises the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge in other comprehensive income. The cumulative amounts recognised in other comprehensive income relating to both the foreign exchange differences arising on translation of the results and financial position of the foreign operation and the gain or loss on the hedging instrument that is determined to be an effective hedge of the net investment are reclassed from equity to profit or loss as a reclassification adjustment when the Bank disposes of the foreign operation.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

(1)	The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	317,301	—	—
Swaps		198,415,599	198,416,286	1,938,279	1,044,397
Options		9,262,932	13,125,856	390,030	480,122

		207,678,531	211,859,443	2,328,309	1,524,519
Currency
Futures		18,011	—	—	—
Forwards		62,672,126	53,255,939	1,444,343	1,039,858
Swaps		53,644,978	61,059,914	1,765,376	1,917,200
Options		318,902	292,122	3,080	3,834

		116,654,017	114,607,975	3,212,799	2,960,892
Stock
Futures		140	—	—	—
Options		53,571	21,422	19,361	740

		53,711	21,422	19,361	740
Allowance and other adjustments		—	—	(52,680)	(742)

		324,386,259	326,488,840	5,507,789	4,485,409
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		21,850,269	21,850,269	1,086,089	18,067
Currency
Swaps		8,426,934	8,814,611	139,842	350,341
Allowance and other adjustments		—	—	(388)	(4,598)

		30,277,203	30,664,880	1,225,543	363,810

	~~W~~	354,663,462	357,153,720	6,733,332	4,849,219

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until April 29, 2025.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

	December 31, 2019
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate
Futures	~~W~~	—	1,885,190	—	—
Swaps		221,240,309	221,240,869	1,210,141	704,385
Options		7,480,126	12,736,326	246,636	312,188

		228,720,435	235,862,385	1,456,777	1,016,573
Currency
Futures		17,367	—	—	—
Forwards		91,778,527	85,052,344	1,743,010	1,519,732
Swaps		50,446,341	56,239,865	1,347,902	1,444,421
Options		214,646	171,284	1,134	2,813

		142,456,881	141,463,493	3,092,046	2,966,966
Stock
Futures		—	3,564	—	—
Options		59,964	89,672	10,054	641

		59,964	93,236	10,054	641
Allowance and other adjustments		—	—	(32,691)	(628)

		371,237,280	377,419,114	4,526,186	3,983,552
Hedging purpose derivative financial instruments:
Interest rate (*)
Swaps		21,931,900	21,931,900	827,596	17,071
Currency
Swaps		7,681,686	7,869,665	79,333	175,833
Allowance and other adjustments		—	—	(308)	(4,788)

		29,613,586	29,801,565	906,621	188,116

	~~W~~	400,850,866	407,220,679	5,432,807	4,171,668

(*)	The expected maximum period for which derivative contracts, applied the cash flow hedge accounting, are exposed to risk of cash flow fluctuation is until September 11, 2020.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

(2)	The notional amounts outstanding for the hedging instruments by period as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	62,436	1,952,007	1,324,224	13,153,968	5,357,634	21,850,269
Currency		71,257	226,816	1,408,565	6,293,481	426,815	8,426,934

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Interest rate	~~W~~	30,103	1,059,731	3,562,271	10,354,523	6,925,272	21,931,900
Currency		60,099	58,009	1,734,965	5,410,430	418,183	7,681,686

(3)	Details of the balances of the hedging instruments by risk type as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Notional amounts			Balances		Changes in fair value
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Swaps	~~W~~	124,049	124,049	—	101	(40)
Fair value hedge accounting:
Interest rate risk:
Swaps		21,726,220	21,726,220	1,086,089	17,966	554,443
Currency risk:
Swaps		8,426,934	8,814,611	139,842	350,341	(182,630)

		30,153,154	30,540,831	1,225,931	368,307	371,813

	~~W~~	30,277,203	30,664,880	1,225,931	368,408	371,773

	December 31, 2019
	Notional amounts			Balances		Changes in fair value for 2019
	Buy		Sell	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk
Swaps	~~W~~	340,000	340,000	—	508	302
Fair value hedge accounting:
Interest rate risk
Swaps		21,591,900	21,591,900	827,596	16,563	493,545
Currency risk
Swaps		7,681,686	7,869,665	79,333	175,833	(19,778)

		29,273,586	29,461,565	906,929	192,396	473,767

	~~W~~	29,613,586	29,801,565	906,929	192,904	474,069

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

(4)	Details of the balances of the hedged items by risk type as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk:
Debt debentures	~~W~~	—	124,049	—	—	—	(79)
Fair value hedge accounting:
Interest rate risk:
Securities measured at FVOCI		1,867,251	—	56,384	—	81,777	—
Debt debentures		—	28,571,749	—	884,695	(626,449)	—
Other liabilities (Deposits, etc.)		—	137,404	—	17,334	(14,218)	—

		1,867,251	28,709,153	56,384	902,029	(558,890)	—
Currency risk:
Debt debentures		—	10,172,693	—	113,062	182,451	—

		1,867,251	38,881,846	56,384	1,015,091	(376,439)	—

	~~W~~	1,867,251	39,005,895	56,384	1,015,091	(376,439)	(79)

	December 31, 2019
	Carrying amounts			Change in value of the hedged item		Changes in fair value	Cash flow hedge reserve
	Assets		Liabilities	Assets	Liabilities
Cash flow hedge accounting:
Interest rate risk
Debt debentures	~~W~~	—	340,000	—	—	—	(403)
Fair value hedge accounting:
Interest rate risk
Securities measured at FVOCI		1,775,986	—	7,089	—	34,518	—
Debt debentures		—	29,448,480	—	288,378	(513,063)	—
Other liabilities (Deposits, etc.)		—	118,785	—	3,005	(9,424)	—

		1,775,986	29,567,265	7,089	291,383	(487,969)	—
Currency risk
Debt debentures		—	9,384,387	—	43,847	15,932	—

		1,775,986	38,951,652	7,089	335,230	(472,037)	—

	~~W~~	1,775,986	39,291,652	7,089	335,230	(472,037)	(403)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

(5)	Details of hedge ineffectiveness recognized in profit or loss from derivatives for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Interest rate risk	~~W~~	(4,447)	5,364
Currency risk		(179)	(9,645)

	~~W~~	(4,626)	(4,281)

(6)

The summary of the amounts that have affected the statement of comprehensive income as a result of applying cash flow hedge accounting for the six-month period ended June 30, 2020 and 2019 is as follows:

	2020
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	20	(60)	304

(*)	Recognized in gains or losses related to hedging purpose derivatives.

	2019
	Change in the value of the hedging instrument recognized in other comprehensive income		Hedge ineffectiveness recognized in profit or loss(*)	Amount reclassified from other comprehensive income to profit or loss(*)
Interest rate risk	~~W~~	(181)	1	1,635

(*)	Recognized in gains or losses related to hedging purpose derivatives.

(7)	Details of hedged items in hedge of net investments in foreign operations as of June 30, 2020 and December 31, 2019 are as follows:

	2020
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency risk (foreign exchange risk)	~~W~~	26,697	(21,159)

	2019
	Changes in fair value		Other comprehensive income for hedges of net investments in foreign operations
Currency risk (foreign exchange risk)	~~W~~	(5,538)	5,538

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

10. Derivative Financial Instruments, Continued

(8)	Details of hedging instruments in hedge of net investments in foreign operations as of June 30, 2020 and December 31, 2019 are as follows:

	2020
	Carrying amounts		Changes in fair value	Change in other comprehensive income	Hedge ineffectiveness recognized in profit or loss
Debt debentures	~~W~~	817,793	(26,697)	(26,697)	—

	2019
	Carrying amounts		Changes in fair value	Change in other comprehensive income	Hedge ineffectiveness recognized in profit or loss
Debt debentures	~~W~~	734,718	5,538	5,538	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Subsidiaries:(*1)
KDB Asia Ltd.	~~W~~	332,907	332,907
KDB Bank Europe Ltd.(*2)		145,312	151,952
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan Ltd.		47,937	47,937
Banco KDB Do Brazil S.A.(*3)		34,030	45,548
KDB Investment Co., Ltd.		70,000	70,000
KDB Biz Co., Ltd.		1,500	1,500
KDB Capital Corporation		597,290	597,290
Korea BTL Financing 1		162,587	169,106
Korea Railroad Financing 1		93,177	96,015
Korea Education Financing		52,548	54,759
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Financing Co.(*4)		3,435	4,584
KDB Investment PEF No.1(*5)		935,365	948,758
KDB Consus Value PEF(*6)		158,118	334,086
KDB Sigma PEF II		30,326	116,445
KDB Value PEF VII		11,781	16,031
KDB-IAP OBOR PEF		34,140	34,140
KDB Asia PEF		17,212	15,157
KDB Small Medium Mezzanine PEF		67,741	47,741

		2,874,638	3,163,188

Associates:
Korea Electric Power Co., Ltd.		16,921,067	16,921,067
Korea Tourism Organization		337,286	337,286
Korea Infrastructure Financing 2 Co.		220,394	220,394
Korea Ocean Business Corporation		631,777	631,777
Korea Appraisal Board		58,492	58,492
Multi Asset Electronic Power PEF		20,729	20,749
Shinbundang Railroad Co., Ltd.(*7)		30,999	9,422
Troika Resources Investment PEF(*8)		2,520	3,558
HMM Co., Ltd.		78,835	78,835
GM Korea Company(*9)		427,599	401,512
Hanjin Heavy Industries & Construction Co., Ltd.(*10)		77,875	66,665
Others(*11)		2,331,849	2,277,157

		21,139,422	21,026,914

	~~W~~	24,014,060	24,190,102

(*1)

The Bank acquired an additional 172,732 of common shares of Daehan Shipbuilding Co., Ltd. and recognized ~~W~~1,727 million of impairment losses for the six-month period ended June 30, 2020, considering the impaired capital of Daehan Shipbuilding Co., Ltd. as objective evidence of impairment.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*2)

The Bank recognized ~~W~~6,639 million of impairment losses for the years ended June 30, 2020, considering increase in fair value due to improvement of expected cash flows from the shares held by the Bank.

(*3)

The Bank recognized ~~W~~11,518 million of impairment losses and ~~W~~1,907 million of reversal of impairment losses for six-month periods ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering increase in fair value due to improvement of expected cash flows from the shares held by the Bank.

(*4)

The Bank recognized ~~W~~127 million and ~~W~~177 million of impairment losses for six-month periods ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering the decline in net asset values due to the decrease in fair value of assets held as objective evidence of impairment.

(*5)

For the year ended December 31, 2019, KDB Value PEF VI was liquidated and KDB Investment PEF NO.1 is acquired. Through this transaction, the shares of Daewoo Engineering & Construction Co., Ltd. held by KDB Value PEF VI as sub-subsidiary were transferred to KDB Investment PEF NO.1 whereby the Bank maintained its control over Daewoo Engineering & Construction Co., Ltd. The Bank considered the transfer as a transaction between subsidiaries under common control and does not recognized gain or loss on the transfer in the separate financial statements. Additionally, the Bank recognized ~~W~~26,703 million of impairment losses for six-month periods ended June 30, 2020 and ~~W~~38,124 million of reversal of impairment losses for the year ended December 31, 2019, respectively, considering the change in the value in use of cash-generating units based on its estimation of expected cash flows.

(*6)

The Bank picked JC Partners, local private equity firm, as the preferred bidder for KDB Life Insurance Co., Ltd., the Bank’s sub-subsidiary. The Bank recognized ~~W~~175,969 million of impairment losses for the six-month period ended June 30, 2020 based on the expected cash flows distributed to the Bank through the disposal of KDB Life Insurance Co., Ltd. and recognized ~~W~~77,067 million of impairment losses for the year ended December 31, 2019.

(*7)

The Bank recognized ~~W~~21,577 million and of ~~W~~602 of reversal of impairment losses for the six-month period ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering increase in fair value due to improvement of expected dividend cash flows from the shares held by the Bank.

(*8)

The Bank recognized ~~W~~1,038 million and ~~W~~5,292 million of impairment losses for six-month periods ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering decrease in fair value due to deterioration of expected cash flows from the assets held as objective evidence of impairment.

(*9)

The Bank recognized ~~W~~26,086 million of reversal of impairment losses and of ~~W~~48,991 of impairment losses for the six-month period ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering increase in value-in-use due to improvement of operating cash flows from the shares held by the Bank.

(*10)

For the year ended December 31, 2019, pursuant to debt-to-equity swap decision of the Council of Financial Creditors, the Bank acquired additional 12,231,957 shares of Hanjin Heavy Industries & Construction Co., Ltd. and recognized ~~W~~11,209 million of reversal of impairment losses and ~~W~~72,445 of impairment losses for the six-month period ended June 30, 2020 and for the year ended December 31, 2019, respectively, considering changes in fair value less costs to sell of the shares held by the Bank.

(*11)

The Bank recognized ~~W~~1,016 million of impairment losses for KBS KDB PEF and 13 other companies for the six-month period ended June 30, 2020. The Bank recognized ~~W~~11,025 million of impairment losses for KBS KDB PEF and 18 other companies for the year ended December 31, 2019.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2020 and December 31, 2019 are as follows:

	Market value			Carrying amounts
	June 30, 2019		December 31, 2019	June 30, 2019	December 31, 2019
Korea Electric Power Co., Ltd.	~~W~~	4,119,088	5,872,340	16,921,067	16,921,067
HMM Co., Ltd.		193,019	146,258	78,835	78,835
Hanjin Heavy Industries & Construction Co., Ltd.		78,224	67,001	77,875	66,665
KG Dongbu Steel Co., Ltd.		141,267	103,622	73,979	81,746

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,884,409	2,377,384	507,025	93,802	4,859	17,507	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,223,269	1,150,134	73,135	32,213	(5,751)	(12,942)	100.00
KDB Ireland Ltd.	Ireland	December	Finance		470,156	366,262	103,894	16,726	2,284	2,966	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		581,215	505,948	75,267	11,742	4,604	4,604	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		253,375	191,660	61,715	81,258	1,403	(16,663)	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,168,858	7,118,716	4,050,142	3,923,929	294,007	295,246	55.72
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		268,483	241,228	27,255	77,670	6,208	6,018	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		625,400	778,852	(153,452)	388,144	(4,817)	(4,817)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		6,357,782	5,346,941	1,010,841	267,618	92,369	93,122	99.92
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment		408,614	267	408,347	7,190	(1,744)	(1,744)	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment		197,478	7	197,471	8,121	7,879	7,879	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment		113,074	6	113,068	5,296	5,153	5,153	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management		49,754	9,165	40,589	17,701	9,437	9,437	84.16
KDB Investment Co., Ltd.	Korea	December	Finance		75,995	2,784	73,211	4,775	1,661	1,661	100.00
KDB Biz Co., Ltd.	Korea	December	Services		7,557	5,106	2,451	12,943	754	754	100.00
Korea Infrastructure Financing Co.	Korea	December	Financial investment		4,102	4	4,098	131	(58)	(58)	85.00
KDB Investment PEF No.1	Korea	December	Financial investment		10,116,141	7,609,596	2,506,545	4,077,773	24,004	43,009	99.46
KDB Consus Value PEF	Korea	December	Financial investment		19,273,144	18,697,329	575,815	5	(227,574)	(149,500)	68.20
KDB Sigma PEF II	Korea	December	Financial investment		60,760	9	60,751	51,691	56,145	57,396	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment		31,221	39	31,182	119	(1,884)	(1,884)	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment		159,762	53,930	105,832	—	3,802	7,427	33.52

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	June 30, 2020
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
KDB Asia PEF(*3)	Korea	December	Financial investment	31,322	189	31,133	—	7,117	362	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	99,722	373	99,349	185	(5,268)	(5,621)	66.67
Components and Materials M&A PEF	Korea	December	Financial investment	1,075	1,823	(748)	1	(9)	(9)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment	121	7,911	(7,790)	—	—	—	57.56

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	201,225,213	132,265,182	68,960,031	28,165,660	189,191	44,457	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,470,225	432,406	1,037,819	236,137	(13,963)	(13,963)	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	934,869	85,470	849,399	35,573	19,844	19,844	26.67
Korea Ocean Business Corporation	Korea	December	Finance	5,052,083	2,714,232	2,337,851	109,070	55,762	49,119	22.37
Korea Appraisal Board	Korea	December	Appraisal	285,144	63,464	221,680	88,017	13,531	13,359	30.60
GM Korea Company(*4)	Korea	December	Manufacturing	5,257,125	3,307,668	1,949,457	4,095,830	(29,984)	(29,984)	17.02
HMM Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	8,423,356	6,696,751	1,726,605	2,688,254	(37,509)	(45,299)	12.94
Hanjin Heavy Industries & Construction Co., Ltd.(*5)	Korea	December	Manufacturing	2,288,861	1,979,368	309,493	825,715	64,286	64,477	16.14
Multi Asset Electronic Power PEF	Korea	December	Financial investment	71,489	218	71,271	33,976	33,918	33,918	50.00
Shinbundang
Railroad Co., Ltd.(*6)	Korea	December	Other	692,718	988,949	(296,231)	39,037	(25,750)	(25,750)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	5,833	1,329	4,504	351	162	162	54.94

	December 31, 2019
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Subsidiaries:
KDB Asia Ltd.	Hong Kong	December	Finance	~~W~~	2,777,476	2,287,958	489,518	123,138	18,871	30,694	100.00
KDB Bank Europe Ltd.	Hungary	December	Finance		1,274,243	1,188,166	86,077	68,749	7,584	4,532	100.00
KDB Ireland Ltd.	Ireland	December	Finance		436,368	335,440	100,928	31,404	6,818	14,164	100.00
KDB Bank Uzbekistan Ltd.	Uzbekistan	December	Finance		466,389	395,726	70,663	29,555	11,291	5,403	86.32
Banco KDB Do Brazil S.A.	Brazil	December	Finance		304,220	225,841	78,379	76,423	6,099	5,933	100.00
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		11,276,079	7,521,182	3,754,897	8,358,745	(46,485)	(85,325)	55.72
Shinhan Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		310,463	328,024	(17,561)	235,832	(59,495)	(58,749)	89.22
Sam Woo Heavy Industries Co., Ltd.(*1)	Korea	December	Manufacturing		270,365	249,128	21,237	155,997	(11,542)	(12,036)	100.00
Daehan Shipbuilding Co., Ltd.(*1)	Korea	December	Manufacturing		637,978	786,612	(148,634)	642,586	(31,747)	(32,901)	70.04
KDB Capital Corporation	Korea	December	Specialized Credit Finance		5,884,821	4,924,781	960,040	454,281	104,141	104,287	99.92

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

	December 31, 2019
	Country	Fiscal year end	Industry	Assets	Liabilities	Equity	Operating revenue	Net income (loss)	Total compre- hensive income (loss)	Owner- ship (%)
Korea BTL Financing 1(*2)	Korea	Semi- annually	Financial investment	433,060	284	432,776	40,240	38,966	38,966	41.67
Korea Railroad Financing 1(*2)	Korea	Semi- annually	Financial investment	197,732	9	197,723	10,965	10,459	10,459	50.00
Korea Education Financing(*2)	Korea	Semi- annually	Financial investment	114,228	6	114,222	7,173	6,871	6,871	50.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Asset management	57,428	11,676	45,752	35,291	19,478	19,422	84.16
KDB Investment Co., Ltd.	Korea	December	Finance	74,223	2,673	71,550	4,556	1,737	1,675	100.00
KDB Biz Co., Ltd.	Korea	December	Services	5,135	3,438	1,697	12,966	197	197	100.00
Korea Infrastructure Financing Co.	Korea	December	Financial investment	5,526	5	5,521	663	595	595	85.00
KDB Investment PEF No.1	Korea	December	Financial investment	10,246,043	7,849,961	2,396,082	8,847,952	47,432	31,369	99.46
KDB Consus Value PEF	Korea	December	Financial investment	19,192,695	18,449,320	743,375	3,653,764	(157,839)	(33,496)	68.20
KDB Sigma PEF II	Korea	December	Financial investment	197,849	497	197,352	3,228	8,008	7,980	60.00
KDB Value PEF VII(*3)	Korea	December	Financial investment	41,729	163	41,566	32,913	21,502	21,502	50.00
KDB-IAP OBOR PEF(*3)	Korea	December	Financial investment	151,973	51,756	100,217	—	7,371	10,749	33.52
KDB Asia PEF(*3)	Korea	December	Financial investment	30,112	191	29,921	—	(3,986)	2,401	50.00
KDB Small Medium Mezzanine PEF	Korea	December	Financial investment	75,726	756	74,970	5,018	4,754	4,880	66.67
Components and Materials M&A PEF	Korea	December	Financial investment	1,081	1,819	(738)	5	(62)	(62)	83.33
KDB Venture M&A PEF	Korea	December	Financial investment	120	7,910	(7,790)	—	—	—	57.56

Associates:
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	197,597,792	128,708,143	68,889,649	59,172,890	(2,345,517)	(2,239,147)	32.90
Korea Tourism Organization	Korea	December	Culture and Tourism administration	1,569,185	497,038	1,072,147	787,216	6,803	5,430	43.58
Korea Infrastructure Financing 2 Co.	Korea	December	Financial investment	929,296	70,245	859,051	106,095	99,085	99,085	26.67
Korea Ocean Business Corporation	Korea	December	Financial investment	4,358,100	2,069,521	2,288,579	205,269	(167,419)	(167,181)	22.37
Korea Appraisal Board	Korea	December	Appraisal	261,541	50,658	210,883	162,458	6,210	4,420	30.60
GM Korea Company (*4)	Korea	December	Manufacturing	5,492,399	3,550,438	1,941,961	8,438,789	(356,831)	(356,831)	17.02
HMM Co., Ltd.(*5)	Korea	December	Foreign cargo transportation	7,160,187	6,069,878	1,090,309	5,513,089	(589,927)	(612,482)	12.94
Hanjin Heavy Industries & Construction Co., Ltd.(*5)	Korea	December	Construction	2,470,222	2,225,228	244,994	1,628,751	305,753	267,121	16.14
Multi Asset Electronic Power PEF	Korea	December	Financial investment	64,187	256	63,931	28,674	28,489	28,489	50.00
Shinbundang Railroad Co., Ltd.(*6)	Korea	December	Other	704,546	975,027	(270,481)	103,015	(18,938)	(18,938)	10.98
Troika Resources Investment PEF(*7)	Korea	December	Financial investment	5,687	1,345	4,342	135	3,458	3,458	54.94

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

11. Investments in Subsidiaries and Associates, Continued

(*1)

The Bank consolidates directly the investees which were subsidiaries of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as the Bank has control over the investees through the commencement of the administrative proceeding for the year ended December 31, 2017.

(*2)

The investees are financed by the Bank and managed by KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Bank holds less than half of the voting rights because the Bank is exposed to variable returns and has the ability to affect those returns through its power over the investee.

(*3)

Although the Bank’s shareholding in the investee is less than 50%, it controls the investee since it is exposed, or has right to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee.

(*4)

Although the Bank’s shareholding in GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors.

(*5)	Although the Bank’s shareholding is less than 20%, the Bank is considered to have significant influence as the principal creditor bank.
(*6)	The shareholding is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over the associate.
(*7)	Although the Bank’s shareholding in Troika Resources Investment PEF is above 50%, the Bank as joint managing member doesn’t have the ability to direct the relevant activities unilaterally.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

12. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	January 1, 2020		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2020
Acquisition cost:
Land	~~W~~	318,940	437	(120)	1,128	—	320,385
Buildings and structures		607,036	2,137	(932)	4,496	—	612,737
Leasehold improvements		43,058	1,982	(2,833)	—	(25)	42,182
Vehicles		740	—	(123)	—	161	778
Equipment		53,170	1,754	(1,932)	—	75	53,067
Construction in progress		1,588	6,217	—	(3,396)	—	4,409
Right-of-use assets (Real estate)		74,792	14,943	(9,376)	—	1,340	81,699
Right-of-use assets (Vehicles)		5,007	1,228	(441)	—	17	5,811
Right-of-use assets (Others)		29	—	—	—	1	30
Others		165,032	1,032	(353)	—	237	165,948

		1,269,392	29,730	(16,110)	2,228	1,806	1,287,046

Accumulated depreciation:
Buildings and structures(*)		191,473	8,527	(210)	573	—	200,363
Leasehold improvements		36,078	1,562	(1,807)	—	(55)	35,778
Vehicles		596	26	(113)	—	10	519
Equipment(*)		43,348	1,488	(1,374)	—	56	43,518
Right-of-use assets (Real estate)		29,059	13,983	(7,976)	—	670	35,736
Right-of-use assets (Vehicles)		1,997	819	(5)	—	(383)	2,428
Right-of-use assets (Others)		13	6	—	—	1	20
Others		128,593	7,830	(37)	—	4	136,390

		431,157	34,241	(11,522)	573	303	454,752

Accumulated impairment losses:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	832,851	(4,511)	(4,588)	1,655	1,503	826,910

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

12. Property and Equipment, Continued

	2019
	January 1, 2019		Changes in accounting policy	January 1, 2019 (Restated)	Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2019
Acquisition cost:
Land	~~W~~	312,925	—	312,925	683	(29)	3,462	(285)	316,756
Buildings and structures		398,567	—	398,567	5,196	(857)	1,918	1	404,825
Leasehold improvements		40,892	(40,892)	—	—	—	—	—	—
Vehicles		831	—	831	—	(122)	—	17	726
Equipment		52,680	—	52,680	830	(157)	—	193	53,546
Construction in progress		108,587	—	108,587	38,089	—	—	—	146,676
Right-of-use assets (Real estate)		—	96,178	96,178	5,466	—	—	—	101,644
Right-of-use assets (Vehicles)		—	2,270	2,270	—	—	—	—	2,270
Right-of-use assets (Others)		—	148	148	—	—	—	—	148
Others		172,478	—	172,478	1,601	—	—	88	174,167

		1,086,960	57,704	1,144,664	51,865	(1,165)	5,380	14	1,200,758

Accumulated depreciation:
Buildings and structures(*)		178,467	—	178,467	6,530	(628)	1,073	(14)	185,428
Leasehold improvements		32,501	(32,501)	—	—	—	—	—	—
Vehicles		809	—	809	182	(110)	—	(167)	714
Equipment(*)		44,747	—	44,747	1,317	(119)	—	162	46,107
Right-of-use assets (Real estate)		—	32,501	32,501	17,401	—	—	1,979	51,881
Right-of-use assets (Vehicles)		—	—	—	676	—	—	77	753
Right-of-use assets (Others)		—	—	—	70	—	—	8	78
Others		126,450	—	126,450	8,872	—	—	71	135,393

		382,974	—	382,974	35,048	(857)	1,073	2,116	420,354

Accumulated impairment losses:
Land		3,023	—	3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	2,361	—	—	—	—	2,361

		5,384	—	5,384	—	—	—	—	5,384

	~~W~~	698,602	57,704	756,306	16,817	(308)	4,307	(2,102)	775,020

(*)	The amounts include government grants.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

13. Investment Property

Changes in investment property for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	January 1, 2020		Acquisition/ depreciation	Reclassification	June 30, 2020
Acquisition cost:
Land	~~W~~	49,913	—	(1,128)	48,785
Buildings and structures		40,474	—	(1,100)	39,374

		90,387	—	(2,228)	88,159
Accumulated depreciation:
Buildings and structures		21,003	604	(573)	21,034

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	66,409	(604)	(1,655)	64,150

	2019
	January 1, 2019		Acquisition/ depreciation	Reclassification	June 30, 2019
Acquisition cost:
Land	~~W~~	52,922	—	(3,462)	49,460
Buildings and structures		41,802	—	(1,918)	39,884

		94,724	—	(5,380)	89,344
Accumulated depreciation:
Buildings and structures		20,630	512	(1,073)	20,069

Accumulated impairment losses:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	71,119	(512)	(4,307)	66,300

The fair value of the Bank’s investment property, as determined based on valuation by an independent appraiser, amounts to ~~W~~73,215 million and ~~W~~75,498 million as of June 30, 2020 and December 31, 2019, respectively. Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 45.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

14. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	January 1, 2020		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2020
Development expense	~~W~~	194,680	1,111	—	(22,318)	—	173,473
Equipment usage right		553	—	—	(23)	17	547
Other deposits provided		10,984	—	—	—	2	10,986
Others		24,712	1,088	—	(4,871)	38	20,967

	~~W~~	230,929	2,199	—	(27,212)	57	205,973

	2019
	January 1, 2019		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2019
Development expense	~~W~~	150,600	2,455	—	(4,455)	—	148,600
Equipment usage right		593	—	—	(28)	17	582
Other deposits provided		11,435	—	—	—	9	11,444
Others		11,258	1,981	—	(2,751)	10	10,498

	~~W~~	173,886	4,436	—	(7,234)	36	171,124

15. Other Assets

Other assets as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Accounts receivable	~~W~~	6,336,773	2,719,266
Unsettled domestic exchange receivables		1,275,441	1,623,482
Accrued income		416,889	405,113
Guarantee deposits		211,869	173,489
Financial guarantee asset		23,607	30,078
Prepaid expenses		12,765	12,429
Advance payments		8,119	8,386
Others		31,290	29,689

		8,316,753	5,001,932
Loss allowance for other assets		(223,097)	(219,960)
Present value discount		(1,775)	(1,921)

	~~W~~	8,091,881	4,780,051

The carrying amounts of financial assets included in other assets above amounted to ~~W~~8,045,088 million and ~~W~~4,735,372 million as of June 30, 2020 and December 31, 2019, respectively, and their fair value amounted to ~~W~~8,118,492 million and ~~W~~4,803,811 million as of June 30, 2020 and December 31, 2019, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

16. Assets Held for Sale

For attracting investment in Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“Daewoo Shipbuilding & Marine Engineering”), the Bank’s subsidiary, the Bank and Hyundai Heavy Industries Co., Ltd. (“Hyundai Heavy Industries”) made the basic agreement on January 31, 2019 and the contract on investment on March 8, 2019. According to the contract, Hyundai Heavy Industries will make shipbuilding segment, special ship segment, industrial plant segment and engine & machinery segment into each new company and surviving company, Korea Shipbuilding & Offshore Engineering Co., Ltd. (“Korea Shipbuilding & Offshore Engineering”), into holding company defined in the Monopoly Regulation and Fair Trade Act. The Bank will invest the common shares of Daewoo Shipbuilding & Marine Engineering into the common shares and redeemable convertible preference shares of Korea Shipbuilding & Offshore Engineering. Also, Korea Shipbuilding & Offshore Engineering will finance new common shares of Daewoo Shipbuilding & Marine Engineering and be obliged to fund Daewoo Shipbuilding & Marine Engineering.

The Bank made the adjusted contract on investment with Korea Shipbuilding & Offshore Engineering Co., Ltd. on March 6, 2020, reflecting some adjustments to the previous contract on investment made between the Bank and Hyundai Heavy Industries on March 8, 2019.

The contract will be completed after the satisfaction of the contract’s precondition including governmental permission of different countries.

Assets held for sale as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries and associates(*)	~~W~~	2,244,664	1,608,631	1,608,631	46,775

	December 31, 2019
	Acquisition cost		Fair value less costs to sell	Carrying amount	Impairment loss
Assets held for sale:
Investments in subsidiaries and associates(*)	~~W~~	2,244,664	1,655,406	1,655,406	5,914

(*)	~~W~~583,344 million of accumulated impairment losses was included upon classified as assets held for sale.

17. Financial Liabilities Measured at FVTPL

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Debentures	~~W~~	1,881,846	2,465,541

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

17. Financial Liabilities Measured at FVTPL, Continued

Changes in fair value of structured debentures which hedge accounting are applied, are recognized in profit or loss, but structured debentures with no hedge accounting applied to, are measured at amortized costs. Therefore, such structured debentures, not applied to hedge accounting, have been designated at FVTPL to eliminate mismatch in measurements of accounting profit and loss.

(2)

The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Carrying amount	~~W~~	1,881,846	2,465,541
Contractual cash flow amounts		1,712,140	2,323,560

Difference	~~W~~	169,706	141,981

18. Deposits

Deposits as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	452,846	452,846	111,588	111,588
Time and savings deposits		39,981,147	40,035,291	26,977,874	26,983,467
Certificates of deposit		28,996	29,050	188,375	188,310

		40,462,989	40,517,187	27,277,837	27,283,365

Deposits in foreign currencies:
Demand deposits		1,440,421	1,440,421	1,583,184	1,583,184
Time and savings deposits		3,541,745	3,547,440	2,202,739	2,202,737
Certificates of deposit		3,948,672	3,928,857	2,839,700	2,836,162

		8,930,838	8,916,718	6,625,623	6,622,083

Off-shore deposits in foreign currencies:
Demand deposits		798,691	798,691	760,492	760,492

	~~W~~	50,192,518	50,232,596	34,663,952	34,665,940

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

19. Borrowings

(1)	Borrowings as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.15	~~W~~	4,062,247	4,055,998
Borrowings in foreign currencies	—	4.40		12,215,629	12,213,608
Off-shore borrowings in foreign currencies	—	2.60		2,741,000	2,741,230
Others	0.14	2.55		2,864,739	2,865,890

				21,883,615	21,876,726

Deferred borrowing costs				(70)

			~~W~~	21,883,545

	December 31, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	—	3.28	~~W~~	3,824,699	3,816,554
Borrowings in foreign currencies	—	5.49		12,094,102	12,074,960
Off-shore borrowings in foreign currencies	1.79	4.32		1,713,683	1,707,303
Others	0.01	3.66		2,538,134	2,537,824

				20,170,618	20,136,641

Deferred borrowing costs				(105)

			~~W~~	20,170,513

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

19. Borrowings, Continued

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of June 30, 2020 and December 31, 2019 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2020		December 31, 2019
Ministry of Economy and Finance	Borrowings from government fund(*)	0.37 ~ 0.87	~~W~~	139,740	154,667

Industrial Bank of Korea	Borrowings from IT industry promotion fund	1.00		—	190

Korea SMEs and Startups Agency	Borrowings from small and medium enterprise promotion fund	0.55 ~ 2.76		70,800	73,709

Ministry of Culture, Sports and Tourism	Borrowings from tourism promotion fund	0.50 ~ 2.00		2,800,703	2,578,317

Korea Energy Agency	Borrowings from fund for rational use of energy	0.25 ~ 2.80		349,697	387,943

Local governments	Borrowings from local small and medium enterprise promotion fund	0.00 ~ 2.95		42,926	47,834

The Bank of Korea	Borrowings from Bank of Korea	0.25 ~ 0.75		284,301	224,356

Others	Borrowings from petroleum enterprise fund and others	0.00 ~ 3.15		374,080	357,683

			~~W~~	4,062,247	3,824,699

(*) Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

19. Borrowings, Continued

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of June 30, 2020 and December 31, 2019 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2020		December 31, 2019
Mizuho and others	Bank loans from foreign funds	3M Libor + 0.20 ~ 3M Libor + 0.78	~~W~~	720,420	694,680
Ministry of Economy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.22 ~ 3M Libor + 0.74		400,470	653,613
Central Bank of the Republic Uzbekistan and others	Off-shore short-term borrowings	0.33 ~ 2.60		2,506,164	1,487,621

HSBC and others	Off-shore long-term borrowings	3M Libor + 0.36 ~ 3M Libor + 0.62		234,836	226,062

Others	Short-term borrowings in foreign currencies	0.04 ~ 4.40		10,033,596	9,465,368
	Long-term borrowings in foreign currencies	0.09 ~ 2.49		1,061,143	1,280,441

			~~W~~	14,956,629	13,807,785

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

20. Debentures

Details of debentures as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	0.03	6.60	~~W~~	106,893,609	108,468,140
Discount on debentures				(95,678)
Premium on debentures				—
Valuation adjustment for fair value hedges				119,084

				106,917,015

Debentures in foreign currencies:
Debentures	0.05	6.90		16,287,101	17,626,051
Discount on debentures				(34,791)
Premium on debentures				207
Valuation adjustment for fair value hedges				657,601

				16,910,118

Off-shore debentures:
Debentures	—	7.20		15,003,789	15,289,951
Discount on debentures				(26,683)
Premium on debentures				120
Valuation adjustment for fair value hedges				221,072

				15,198,298

			~~W~~	139,025,431	141,384,142

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

20. Debentures, Continued

	December 31, 2019
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Debentures in Korean won:
Debentures	1.22	6.60	~~W~~	92,789,345	93,864,631
Discount on debentures				(64,439)
Premium on debentures				24
Valuation adjustment for fair value hedges				100,969

				92,825,899

Debentures in foreign currencies:
Debentures	—	6.97		14,872,187	15,765,324
Discount on debentures				(34,587)
Premium on debentures				221
Valuation adjustment for fair value hedges				203,466

				15,041,287

Off-shore debentures:
Debentures	—	7.20		12,751,332	12,820,673
Discount on debentures				(23,075)
Premium on debentures				155
Valuation adjustment for fair value hedges				27,790

				12,756,202

			~~W~~	120,623,388	122,450,628

21. Net Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance Co., Ltd., etc.

(1)	Details of net defined benefit liabilities as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Present value of defined benefit obligation	~~W~~	394,446	379,728
Fair value of plan assets		(322,176)	(326,587)

	~~W~~	72,270	53,141

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(2)	Changes in net defined benefit liabilities for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	379,728	(326,587)	53,141
Current service costs		18,778	—	18,778
Interest expense (income)		4,393	(3,933)	460
Benefits paid by the plan		(8,453)	8,344	(109)

Ending balance	~~W~~	394,446	(322,176)	72,270

	2019
	Present value of defined benefit obligation		Fair value of plan assets	Net defined benefit liabilities
Beginning balance	~~W~~	377,361	(315,210)	62,151
Current service costs		19,879	—	19,879
Interest expense (income)		4,916	(4,286)	630
Benefits paid by the plan		(13,751)	13,719	(32)

Ending balance	~~W~~	388,405	(305,777)	82,628

(3)	Fair value of plan assets for each type as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market Prices
Due from banks	~~W~~	—	322,176	—	326,587

(4)	Defined benefit costs recognized in profit or loss for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	9,386	18,778	9,936	19,879
Interest expense (income), net		230	460	315	630

	~~W~~	9,616	19,238	10,251	20,509

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

21. Net Defined Benefit Liabilities, Continued

(5)	The principal actuarial assumptions used as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020	December 31, 2019
Discount rate (%)	2.44	2.44
Future salary increasing rate (%)	6.00	6.00

(6)	The present value sensitivity of defined benefit obligation as changes in principal actuarial assumptions as of December 31, 2019 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.89% decrease	11.73% increase
Future salary increasing rate	10.99% increase	9.48% decrease

(7)	The weighted average duration of defined benefit obligation is 11.82 years as of December 31, 2019.

22. Provisions

(1)	Details of provisions as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Provision for unused commitments	~~W~~	751,951	742,592
Provision for financial guarantee		76,725	35,892
Provision for payment guarantees		527,286	674,928
Provision for possible losses from lawsuits		12,302	12,302
Provision for restoration		15,289	15,167
Other provision		38,983	38,983

	~~W~~	1,422,536	1,519,864

(2)	Changes in provision for unused commitments for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	428,388	314,204	—	742,592
Transfer to 12-month expected credit loss		5,354	(5,243)	(111)	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(7,735)	7,735	—	—
Impairment loss (gain)		18,899	(27,578)	111	(8,568)
Foreign currency translation		16,317	1,610	—	17,927

Ending balance	~~W~~	461,223	290,728	—	751,951

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

22. Provisions, Continued

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	288,778	180,906	—	469,684
Transfer to 12-month expected credit loss		224,540	(224,540)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(3,246)	3,246	—	—
Impairment loss (gain)		(240,059)	241,481	—	1,422
Foreign currency translation		8,307	461	—	8,768

Ending balance	~~W~~	278,320	201,554	—	479,874

(3)	Changes in provision for financial guarantee for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,123	23,121	11,648	35,892
Transfer to 12-month expected credit loss		—	—	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(2,368)	2,368	—	—
Transfer to credit-impaired		(79)	—	79	—
Impairment loss (gain)		2,968	3,790	34,075	40,833
Foreign currency translation		—	—	—	—

Ending balance	~~W~~	1,644	29,279	45,802	76,725

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	1,400	71,546	38,235	111,181
Transfer to 12-month expected credit loss		1	(1)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(455)	455	—	—
Transfer to credit-impaired		(894)	(543)	1,437	—
Impairment loss (gain)		1,220	(49,036)	568	(47,248)
Foreign currency translation		18	955	87	1,060

Ending balance	~~W~~	1,290	23,376	40,327	64,993

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

22. Provisions, Continued

(4)	Changes in provision for payment guarantees for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	170,320	167,939	336,669	674,928
Transfer to 12-month expected credit loss		82	(82)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(954)	954	—	—
Impairment loss (gain)		(24,112)	(101,750)	(42,078)	(167,940)
Foreign currency translation		1,508	3,868	14,922	20,298

Ending balance	~~W~~	146,844	70,929	309,513	527,286

	2019
			Lifetime expected credit losses
	12-month expected credit loss		Non credit- impaired	Credit- impaired	Total
Beginning balance	~~W~~	292,946	247,521	247,298	787,765
Transfer to 12-month expected credit loss		89,928	(89,928)	—	—
Transfer to lifetime expected credit losses:
Transfer to non credit-impaired		(60,944)	60,944	—	—
Transfer to credit-impaired		(283,491)	(39,411)	322,902	—
Impairment loss (gain)		116,275	66,182	(99,547)	82,910
Foreign currency translation		5,032	8,154	11,429	24,615

Ending balance	~~W~~	159,746	253,462	482,082	895,290

(5)	Changes in provision for possible losses from lawsuits and other provision for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	Provision for possible losses from lawsuits		Provision for restoration	Other provision
Beginning balance	~~W~~	12,302	15,167	38,983
Impairment loss (gain)		—	(269)	—
Provision used		—	391	—

Ending balance	~~W~~	12,302	15,289	38,983

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

22. Provisions, Continued

	2019
	Provision for possible losses from lawsuits		Other provision
Beginning balance	~~W~~	12,302	7,786
Provision used		—	(53)

Ending balance	~~W~~	12,302	7,733

(6)	Provision for payment guarantees and financial guarantee

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (CCF) and provision rates under the Bank’s expected credit loss model, and records the provision as a reserve for expected credit losses on acceptances and guarantees.

In the case of financial guarantee contracts, when the amount calculated using the same method as above is greater than the initial amount less amortization of fees recognized, the difference is recorded as provision for financial guarantee.

(7)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates under the Bank’s expected credit loss model.

(8)	Provision for possible losses from lawsuits

As of June 30, 2020, the Bank is involved in 18 lawsuits as a plaintiff and 46 lawsuits as a defendant. The aggregate amounts of claims as a plaintiff and a defendant amounted to ~~W~~214,458 million and ~~W~~226,936 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2020 and additional losses may be incurred depending on the result of pending lawsuits.

Major lawsuits in progress as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st and 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1th JV Securitization Specialty Co., Ltd.	Claim for transfer of credit		8,792	1st trial in progress
Dadae Construction Co., Ltd.	Absence of liens		2,900	1st trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

22. Provisions, Continued

	June 30, 2020
	Contents	Amounts	Status of lawsuit
Korea Technology Finance Corporation	Claim for guarantee	872	1st trial ruled partially in favor of the Bank; 2nd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages	58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt	56,977	1st and 2nd trial ruled partially in against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor	33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for objection against application	19,658	1st trial in progress
Woori Bank	Claim for disposal of debt	12,470	1st trial ruled in favor of the Bank; 2nd trial in progress

	December 31, 2019
	Contents	Amounts		Status of lawsuit
Plaintiff:
Korea Trade Insurance Corporation and one other	Claim for guarantee insurance	~~W~~	136,538	1st trial ruled against the Bank; 2nd trial in progress
Gyeonggi Urban Innovation Corp.	Claim for refund of investments		19,100	1st, 2nd trial ruled partially in favor of the Bank; 3rd trial in progress
KAMCO 1st JV Securitization Specialty Co., Ltd.	Transfer of claim		8,792	1st trial in progress
STX Offshore and shipbuilding Co., Ltd.	Objection for trial for determination of investigation		4,800	1st trial in progress
Korea Land and Housing Corporation	Claim for guaranteed debt		3,533	1st trial ruled against the Bank; 2nd trial ruled partially in favor of the Bank; 3rd trial in progress

Defendant:
Shinhan Bank and one other	Claim for damages		58,474	1st trial in progress
Defense Acquisition Program Administration	Claim for guaranteed debt		56,977	1st, 2nd trial ruled partially against the Bank; 3rd trial in progress
Dongbu Corporation	Claim for nullity of table of rehabilitation creditor		33,997	1st trial ruled in favor of the Bank; 2nd trial ruled against the Bank; 3rd trial in progress

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

22. Provisions, Continued

	December 31, 2019
	Contents	Amounts	Status of lawsuit
Dongbu Corporation	Claim for objection of request (participation to support)	19,658	1st trial in progress
Woori Bank	Claim for disposal of debt	12,470	1st trial ruled in favor of the Bank; 2nd trial in progress

(9)	Other provision

The Bank recognised other provision as a reserve for other miscellaneous purpose.

23. Other Liabilities

(1)	Other liabilities as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Accounts payable	~~W~~	6,270,568	2,524,985
Lease liabilities		45,094	43,362
Accrued expense		1,800,193	2,003,532
Advance received		—	42
Unearned income		50,853	48,484
Deposits withholding tax		25,022	24,414
Guarantee money received		368,882	557,385
Foreign exchanges payable		20,667	80,621
Domestic exchanges payable		688,928	363,546
Borrowing from trust accounts		1,097,585	1,535,048
Financial guarantee liability		26,711	31,426
Others		90,578	72,262

		10,485,081	7,285,107
Present value discount		(1,828)	(2,484)

	~~W~~	10,483,253	7,282,623

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~10,278,353 million and ~~W~~7,089,686 million as of June 30, 2020 and December 31, 2019, respectively, and their fair value amounted to ~~W~~10,273,684 million and ~~W~~7,085,427 million as of June 30, 2020 and December 31, 2019, respectively.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

23. Other Liabilities, Continued

(2)	Details of lease liabilities as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Face value		Discount	Carrying amounts
Real estate	~~W~~	41,840	(1,330)	40,510
Vehicles		3,242	(244)	2,998
Others		12	(1)	11

	~~W~~	45,094	(1,575)	43,519

	December 31, 2019
	Face value		Discount	Carrying amounts
Real estate	~~W~~	40,381	(2,169)	38,212
Vehicles		2,964	(56)	2,908
Others		17	(1)	16

	~~W~~	43,362	(2,226)	41,136

(3)	The amount related to lease recognized in the separate statement of comprehensive income for the six-month periods ended June 30, 2020 and 2019 is as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Depreciation of right-of-use assets
Real estate	~~W~~	6,293	13,983	7,449	17,401
Vehicles		265	819	326	676
Others		3	6	35	70

		6,561	14,808	7,810	18,147

Interest expenses on the lease liabilities		217	477	708	1,304
Expense relating to short-term leases		—	66	22	90
Expense relating to leases of low-value assets		79	150	74	137

	~~W~~	6,857	15,501	8,614	19,678

(4) Cash flows used in lease liabilities for the six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020		December 31, 2019
Decrease in lease liabilities	~~W~~	12,308	15,125
Lease payments relating to short-term leases		66	90
Lease payments relating to leases of low-value assets		150	137

	~~W~~	12,524	15,352

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

23. Other Liabilities, Continued

(5)	Maturity analysis of undiscounted lease payments relating to lease liabilities as of June 30, 2020 and December 31, 2019 is as follows:

	2020
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	6,019	14,784	24,291	—	45,094

	2019
	Within 3 months		3 months ~ 1 year	1 year ~ 5 years	Over 5 years	Total
Lease payments	~~W~~	5,529	13,538	24,295	—	43,362

24. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,822,719,768 shares issued and 3,732,619,768 shares issued as of June 30, 2020 and December 31, 2019, respectively, and outstanding with a total par value of ~~W~~19,113,599 million and ~~W~~18,663,099 million as of June 30, 2020 and December 31, 2019, respectively. The issued shares of common stock and issued capital increased due to paid-in capital increase for the six-month period ended June 30, 2020.

(2) Capital surplus

Capital surplus as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Paid-in capital in excess of par value	~~W~~	57,470	59,636
Surplus from capital reduction (*1)		44,373	44,373
Other capital surplus (*2)		2,390,495	2,390,495

	~~W~~	2,492,338	2,494,504

(*1)

The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.

(*2)

The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

24. Equity, Continued

(3) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2020 and December 31, 2019 are as follows:

	December 31, 2020		December 31, 2019
Net gain (loss) on securities measured at FVOCI
Valuation gain (loss) on securities measured at FVOCI (before tax)	~~W~~	(87,580)	(210,918)
Loss allowance for securities measured at FVOCI (before tax)		81,982	73,806
Income tax effect		1,540	37,706

		(4,058)	(99,406)

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		25,002	(7,158)
Income tax effect		—	—

		25,002	(7,158)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge (before tax)		(79)	(403)
Income tax effect		22	111

		(57)	(292)

Net gain (loss) on hedges of net investments in foreign operations
Net gain (loss) on hedges of net investments in foreign operations (before tax)		(21,159)	5,538
Income tax effect		5,819	(1,523)

		(15,340)	4,015

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		26,662	26,662
Income tax effect		(7,331)	(7,331)

		19,331	19,331

Fair value changes on financial liabilities designated at fair value due to credit risk
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk (before tax)		(5,414)	(6,320)
Income tax effect		1,489	1,738

		(3,925)	(4,582)

	~~W~~	20,953	(88,092)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

24. Equity, Continued

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	January 1, 2020		Increase (Decrease)	Tax Effect	June 30, 2020
Gain (loss) on Securities Measured at FVOCI	~~W~~	(99,406)	131,514	(36,166)	(4,058)
Exchange differences on translation of foreign operations		(7,158)	32,160	—	25,002
Valuation gain (loss) on cash flow hedge		(292)	324	(89)	(57)
Valuation gain (loss) on hedges of net investments in foreign operations		4,015	(26,697)	7,342	(15,340)
Remeasurements of defined benefit liabilities		19,331	—	—	19,331
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		(4,582)	906	(249)	(3,925)

	~~W~~	(88,092)	138,207	(29,162)	20,953

	2019
	January 1, 2019		Increase (Decrease)	Tax Effect	June 30, 2019
Gain (loss) on Securities Measured at FVOCI	~~W~~	(12,465)	47,151	(12,967)	21,719
Exchange differences on translation of foreign operations		(33,017)	27,583	—	(5,434)
Valuation gain (loss) on cash flow hedge		(1,870)	1,454	(1,018)	(1,434)
Remeasurements of defined benefit liabilities		11,476	—	—	11,476
Valuation gain (loss) on financial liabilities designated at fair value due to credit risk		3,178	(9,693)	2,666	(3,849)

	~~W~~	(32,698)	66,495	(11,319)	22,478

(4) Retained earnings

In accordance with the Korea Development Bank Act, the Bank is required to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit.

In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Legal reserve	~~W~~	1,356,142	1,177,851
Voluntary reserve
Regulatory reserve for loan losses		1,146,038	1,227,700
Unappropriated retained earnings		2,423,543	2,327,769

	~~W~~	4,925,723	4,733,320

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

24. Equity, Continued

(ii)	Changes in legal reserve for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	1,177,851	173,913
Transfer from retained earnings		178,291	1,003,938

Ending balance	~~W~~	1,356,142	1,177,851

(iii)	Changes in unappropriated retained earnings for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	2,327,769	2,866,706
Changes in accounting policy		—	65
Contribution to legal reserve		(178,291)	(1,003,938)
Transfer from regulatory reserve for credit losses		81,662	144,330
Dividends		(111,978)	(144,865)
Reclassification of gain or loss on equity securities measured at FVOCI		(64,962)	(8,893)
Profit for the period		369,343	529,080

Ending balance	~~W~~	2,423,543	2,382,485

(5) Regulatory reserve for credit losses

The Bank is required to provide a regulatory reserve for credit losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for credit losses are as follows:

(i)	Regulatory reserve for credit losses as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Beginning balance	~~W~~	1,146,038	1,227,700
Planned provision for (reversal of) reserve for credit losses		(35,030)	(81,662)

Ending balance	~~W~~	1,111,008	1,146,038

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

24. Equity, Continued

(ii)

Required reversal of regulatory reserve for credit losses and profit (loss) after adjusting regulatory reserve for loan losses for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit for the period	~~W~~	770,078	369,343	328,475	529,080
Obligated amount of provision for (reverse of) regulatory reserve for credit losses		91,751	35,030	(45,863)	(8,617)

Profit after adjusting regulatory reserve for credit losses	~~W~~	861,829	404,373	282,612	520,463

Earnings per share after adjusting regulatory reserve for credit losses (in won)	~~W~~	226	107	76	141

25. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	20,566	39,070	26,991	51,446
Securities measured at FVTPL		5,647	15,246	15,088	31,317
Securities measured at FVOCI		103,114	194,100	92,962	180,868
Securities measured at amortized cost		3,623	9,590	10,590	20,706
Loans measured at FVTPL		10,789	14,803	4,562	7,173
Loans measured at amortized cost		1,026,821	2,080,301	1,152,083	2,289,723

		1,170,560	2,353,110	1,302,276	2,581,233
Interest expense:
Financial liabilities measured at FVTPL		(20,458)	(43,103)	(22,211)	(44,302)
Deposits		(144,234)	(281,609)	(155,920)	(301,437)
Borrowings		(81,612)	(179,772)	(118,377)	(233,786)
Debentures		(607,476)	(1,267,363)	(737,746)	(1,484,308)

		(853,780)	(1,771,847)	(1,034,254)	(2,063,833)

	~~W~~	316,780	581,263	268,022	517,400

Interest received from impaired assets relating to loans measured at amortized cost and loans for the six-month periods ended June 30, 2020 and 2019 were ~~W~~13,929 million and ~~W~~17,357 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

26. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	31,037	63,836	39,426	70,941
Underwriting and investment consulting commissions		22,767	46,297	27,933	41,622
Brokerage and agency commissions		2,056	3,539	754	2,365
Trust and retirement pension plan commissions		8,235	17,109	7,825	16,348
Fees on asset management		445	805	739	1,687
Other fees		20,433	47,339	22,445	38,948

		84,973	178,925	99,122	171,911
Fees and commission expenses:
Brokerage and agency fees		(2,362)	(4,723)	(2,944)	(5,134)
Other fees		(5,450)	(11,356)	(4,879)	(10,715)

		(7,812)	(16,079)	(7,823)	(15,849)

	~~W~~	77,161	162,846	91,299	156,062

27. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Securities measured at FVTPL	~~W~~	66,316	93,036	28,769	92,727
Securities measured at FVOCI		1,820	122,994	563	110,131
Investments in subsidiaries and associates		72,280	184,575	70,715	150,362

	~~W~~	140,416	400,605	100,047	353,220

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

28. Net Gain on Securities Measured at FVTPL

Net gain related to securities measured at FVTPL for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	16,945	62,626	27,952	174,017
Gains on valuation		61,157	112,471	51,982	132,951

		78,102	175,097	79,934	306,968
Losses on securities measured at FVTPL:
Losses on sale		(9,414)	(27,304)	(3,830)	(5,647)
Losses on valuation		(24,593)	(80,576)	(2,734)	(72,344)
Purchase related expense		(5)	(39)	(40)	(73)

		(34,012)	(107,919)	(6,604)	(78,064)

	~~W~~	44,090	67,178	73,330	228,904

29. Net Gain (Loss) on Financial Liabilities Measured at FVTPL

Net gain (loss) related to financial liabilities designated at fair value through profit or loss (“FVTPL”) for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities measured at FVTPL:
Gains on redemption	~~W~~	—	96	399	663
Gains on valuation		(9,326)	4,459	(126)	1,265

		(9,326)	4,555	273	1,928
Losses on financial liabilities measured at FVTPL:
Losses on redemption		(3,506)	(6,101)	—	—
Losses on valuation		(15,967)	(26,953)	(25,564)	(44,855)

		(19,473)	(33,054)	(25,564)	(44,855)

	~~W~~	(28,799)	(28,499)	(25,291)	(42,927)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

30. Net Gain (Loss) on Securities Measured at FVOCI

Net gain (loss) related to securities measured at FVOCI for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on securities measured at FVTPL:
Gains on sale	~~W~~	36,918	67,134	20,163	35,494
Losses on securities measured at FVTPL:
Losses on sale		(1,211)	(7,252)	(658)	(9,075)
Impairment losses		(2,278)	(7,869)	3,215	(402)

		(3,489)	(15,121)	2,557	(9,477)

	~~W~~	33,429	52,013	22,720	26,017

31. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	501,482	1,703,007	691,364	1,406,131
Currency		6,433	7,660,733	3,373,153	5,697,325
Stock		9,613	21,875	9,635	13,271
Gains on adjustment of derivatives		(25)	1,461	157	1,280

		517,503	9,387,076	4,074,309	7,118,007
Losses on trading purpose derivatives:
Interest		(470,199)	(1,772,695)	(675,405)	(1,332,632)
Currency		(115,102)	(7,397,381)	(3,270,094)	(5,515,261)
Stock		(863)	(15,929)	(8,000)	(140,723)
Losses on adjustment of derivatives		22,339	(30,049)	(6,958)	(38,909)

		(563,825)	(9,216,054)	(3,960,457)	(7,027,525)

		(46,322)	171,022	113,852	90,482
Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest		77,446	609,865	284,308	529,630
Currency		89,899	143,339	36,788	103,389
Gains on adjustment of derivatives		(61)	36	(10)	19

		167,284	753,240	321,086	633,038

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

31. Net Gain (Loss) on Derivatives, Continued

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Losses on hedging purpose derivatives:
Interest	~~W~~	(9,361)	(54,285)	(27,791)	(35,755)
Currency		105,723	(456,560)	9,840	(46,981)
Losses on adjustment of derivatives		(179)	(394)	(192)	(377)

		96,183	(511,239)	(18,143)	(83,113)

		263,467	242,001	302,943	549,925
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		(120,631)	292,534	18,910	51,247
Gains on redemption		138,970	171,820	9,023	11,043

		18,339	464,354	27,933	62,290
Losses on fair value hedged items:
Losses on valuation		(75,028)	(907,902)	(455,677)	(865,118)
Losses on redemption		(43,422)	(48,496)	(16,255)	(20,831)

		(118,450)	(956,398)	(471,932)	(885,949)

		(100,111)	(492,044)	(443,999)	(823,659)

	~~W~~	117,034	(79,021)	(27,204)	(183,252)

Related with cash flow hedge, the Bank recognized ~~W~~60 million of loss and ~~W~~1 million of gain in the statement of comprehensive income as the ineffective portion for the period ended June 30, 2020 and 2019, respectively.

32. Net Gain on Foreign Currency Transaction

Net gain on foreign currency transaction for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on foreign exchange transactions	~~W~~	180,378	346,058	140,676	237,541
Losses on foreign exchange transactions		(180,514)	(346,384)	(139,999)	(242,173)

		(136)	(326)	677	(4,632)
Net gain on foreign exchange translations:
Gains on foreign exchange translations		(16,068)	4,086,100	1,631,568	2,161,386
Losses on foreign exchange translations		37,269	(3,871,553)	(1,587,926)	(2,053,609)

		21,201	214,547	43,642	107,777

	~~W~~	21,065	214,221	44,319	103,145

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

33. Other Operating Expense, net

Other operating income and expense for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	7,422	7,959	61,513	61,513
Gains on disposal of loans measured at FVTPL		1,171	2,678	13,435	17,373
Gains on valuation of loans measured at FVTPL		43,623	62,057	16,534	35,363
Gains on disposal of investments in subsidiaries and associates		10,963	10,963	3,308	3,324
Reversal of provisions		33	353	—	—
Others		5,833	9,129	3,028	4,533

		69,045	93,139	97,818	122,106
Other operating expenses:
Losses on sale of loans		(46,718)	(49,742)	(88,595)	(88,595)
Losses on disposal of loans measured at FVTPL		(13,948)	(17,188)	(5,584)	(5,931)
Losses on valuation of loans measured at FVTPL		(1,407)	(6,719)	(21,130)	(36,418)
Losses on disposal of investments in subsidiaries and associates		(339)	(340)	(13)	(22)
Increase of provisions		(31)	(84)	—	—
Insurance expenses		(15,929)	(29,441)	(11,755)	(23,332)
Credit guarantee fund salary		(42,807)	(79,792)	(38,920)	(73,917)
Educational taxes		(14,314)	(21,680)	(6,628)	(14,274)
Foreign security contributions		(2,972)	(4,878)	(4,936)	(7,007)
Others		(3,293)	(7,584)	(8,006)	(11,715)

		(141,758)	(217,448)	(185,567)	(261,211)

	~~W~~	(72,713)	(124,309)	(87,749)	(139,105)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

34. Provision for Credit Losses

Provision for (reversal of) credit losses for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for (reversal of) loss allowance for loan	~~W~~	139,199	338,691	17,891	(68,420)
Provision for (reversal of) loss allowance for other assets		417	1,681	(1,924)	(1,745)
Provision for (reversal of) unused commitments		44,395	(8,568)	48,685	1,422
Provision for (reversal of) financial guarantee		37,259	40,833	(52,124)	(47,248)
Provision for (reversal of) payment guarantees		(118,442)	(167,940)	(42,618)	82,910

	~~W~~	102,828	204,697	(30,090)	(33,081)

35. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	80,253	170,344	81,240	170,615
Defined benefit costs		9,616	19,238	10,251	20,509
Defined contribution costs		836	2,648	424	1,141

		90,705	192,230	91,915	192,265
Depreciation and amortization:
Depreciation of property and equipment		16,403	33,971	16,516	35,048
Amortization of intangible assets		13,514	27,212	3,582	7,234

		29,917	61,183	20,098	42,282
Other:
Employee welfare benefits		8,291	16,125	8,711	16,336
Rent expenses		1,624	3,449	96	227
Taxes and dues		4,446	13,118	4,864	10,833
Advertising expenses		3,080	4,933	3,034	5,681
Electronic data processing expenses		19,322	32,477	11,554	23,477
Fees and charges		9,142	15,625	6,922	12,226
Others		5,531	13,561	9,163	16,862

		51,436	99,288	44,344	85,642

	~~W~~	172,058	352,701	156,357	320,189

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

36. Other Non-Operating Income and Expense

Other non-operating income and expense for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other non-operating income:
Reversal of impairment loss on assets held for sale	~~W~~	808,796	808,796	282,323	282,323
Gain on disposal of property and equipment		537	604	858	973
Rental income on investment property		156	362	221	395
Others		170	1,574	234	1,476

		809,659	811,336	283,636	285,167

Other non-operating expenses:
Impairment loss on assets held for sale		—	(855,571)	—	—
Depreciation of investment property		(43)	(604)	(34)	(512)
Donations		(166)	(678)	(302)	(468)
Others		(896)	(3,724)	(1,317)	(2,941)

		(1,105)	(860,577)	(1,653)	(3,921)

	~~W~~	808,554	(49,241)	281,983	281,246

37. Income Tax Expense (Benefit)

(1)	Income tax expense (benefit) for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current income tax(*)	~~W~~	(102,571)	135,808	(34,117)	92,390
Changes in deferred income taxes on temporary differences		483,781	(26,837)	194,316	(84,551)
Deferred income tax recognized directly to equity
Other comprehensive income		(147,448)	(29,162)	8,610	(11,319)
Retained earnings		22,903	24,641	1,796	3,348

Income tax expense (benefit)	~~W~~	256,665	104,450	170,605	(132)

(*)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

37. Income Tax Expense (Benefit), Continued

(2)	Profit before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Profit before income taxes	~~W~~	473,793	528,948
Income taxes calculated using enacted tax rates		130,293	145,461
Adjustments:
Non-deductible losses and tax-free gains		(15,159)	(14,166)
Non-recognition effect of deferred income taxes and others		(16,101)	(132,875)
Net adjustments for prior years		1,100	(8,757)
Others		4,317	10,205

		(25,843)	(145,593)

Income tax expense (benefit)	~~W~~	104,450	(132)

Effective tax rate (%)		22.05	—

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	June 30, 2020			January 1, 2020
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain (loss) on securities measured at FVOCI		(4,058)	1,540	(99,406)	37,706	(36,166)
Exchange differences on translation of foreign operations		25,002	—	(7,158)	—	—
Losses on valuation of cash flow hedge		(57)	22	(292)	111	(89)
Net gain (loss) on hedges of net investments in foreign operations		(15,340)	5,819	4,015	(1,523)	7,342
Remeasurements of defined benefit liabilities		19,331	(7,331)	19,331	(7,331)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(3,925)	1,489	(4,582)	1,738	(249)

	~~W~~	20,953	1,539	(88,092)	30,701	(29,162)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

37. Income Tax Expense (Benefit), Continued

~~W~~24,641 million of income tax benefits which is directly recognized in retained earnings consist of tax effects from ~~W~~89,603 million of realized loss on disposal of equity securities measured at FVOCI.

	2019
	June 30, 2019			January 1, 2019
	Amounts before tax		Tax effect	Amounts before tax	Tax effect	Changes in tax effect
Net gain (loss) on securities measured at FVOCI		21,719	(8,239)	(12,465)	4,728	(12,967)
Exchange differences on translation of foreign operations		(5,434)	—	(33,017)	—	—
Losses on valuation of cash flow hedge		(1,434)	(309)	(1,870)	709	(1,018)
Remeasurements of defined benefit liabilities		11,476	(4,352)	11,476	(4,352)	—
Fair value changes on financial liabilities designated at fair value due to credit risk		(3,849)	1,460	3,178	(1,206)	2,666

	~~W~~	22,478	(11,440)	(32,698)	(121)	(11,319)

~~W~~3,348 million of income tax benefits which is directly recognized in retained earnings consist of tax effects from ~~W~~12,267 million of realized loss on disposal of equity securities measured at FVOCI and ~~W~~89 million of increase in retained earnings due to the initial application of K-IFRS 1116 ‘Leases’.

38. Earnings per Share

(1) Basic earnings per share

The Bank’s basic earnings per share for the three-month and six-month periods ended June 30, 2020 and 2019 are computed as follows:

(i) Basic earnings per share

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit attributable to ordinary shareholders of the Bank (A) (in won)	~~W~~	770,077,848,944	369,342,875,100	328,474,442,666	529,079,909,649
Weighted-average number of ordinary shares outstanding (B)		3,820,739,548	3,776,679,658	3,721,619,768	3,679,630,818

Basic earnings per share (A/B) (in won)	~~W~~	202	98	88	144

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

38. Earnings per Share, Continued

(ii) Weighted-average number of ordinary shares outstanding

	2020
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,732,619,768	91	339,668,398,888
Increased paid-in capital (B)	90,100,000	89	8,018,900,000
Cumulative shares (C = A+B)			347,687,298,888

Weighted-average number of ordinary shares outstanding (C/91)			3,820,739,548

Six-month period ended:
Number of ordinary shares outstanding (A)	3,732,619,768	182	679,336,797,776
Increased paid-in capital (B)	90,100,000	89	8,018,900,000

Cumulative shares (C = A+B)			687,355,697,776

Weighted-average number of ordinary shares outstanding (C/182)			3,776,679,658

	2019
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,721,619,768	91	338,667,398,888

Weighted-average number of ordinary shares outstanding (A/91)			3,721,619,768

Six-month period ended:
Number of ordinary shares outstanding (A)	3,621,619,768	181	655,513,178,008
Increased paid-in capital (B)	100,000,000	105	10,500,000,000

Cumulative shares (C = A+B)			666,013,178,008

Weighted-average number of ordinary shares outstanding (C/181)			3,679,630,818

(2) Diluted earnings per share

Diluted and basic earnings per share for the three-month and six-month periods ended June 30, 2020 and 2019 are equal because there is no potential dilutive instrument.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

39. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Securities measured at FVOCI(*)	~~W~~	5,786,420	2,311,329	4,886,371	2,070,284
Securities measured at amortized cost(*)		289,435	284,301	1,108,791	224,356

	~~W~~	6,075,855	2,595,630	5,995,162	2,294,640

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

40. Guarantees and Commitments

Guarantees and commitments as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	409,256	325,218
Guarantees for bond issuance		2,518,245	2,427,525
Guarantees for loans		400,227	355,619
Letter of guarantee		38,032	51,461
Guarantees for on-lending debt		12,227	11,908
Others		4,126,289	4,456,862

		7,504,276	7,628,593

Unconfirmed acceptances and guarantees:
Letter of credit		1,463,193	1,662,658
Others		2,072,706	1,707,426

		3,535,899	3,370,084

Commitments:
Commitments on loans		31,422,361	30,936,286
Others		2,102,004	2,100,258

		33,524,365	33,036,544

Bills endorsed:
With recourse		562	515

	~~W~~	44,565,102	44,035,736

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

41. Trust Accounts

(1)	Trust accounts as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Accrued trust fee	~~W~~	13,306	7,037
Deposits		1	665
Borrowings from trust accounts		842,918	1,498,878
Accrued expense		1,091	1,612

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2020 and 2019 are as follows:

	June 30, 2020			June 30, 2019
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Trust management fee	~~W~~	7,648	15,714	7,292	15,012
Interest expenses on deposits		(1)	(3)	(52)	(112)
Interest expenses of borrowings from trust accounts		(1,475)	(5,314)	(6,654)	(11,914)

(3)	The carrying amounts of principals guaranteed trust and principals and interest guaranteed trust as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Principals guaranteed trust	~~W~~	256,170	257,268
Principals and interest guaranteed trust		238,701	238,097

	~~W~~	494,871	495,365

Principal of money and property trust	~~W~~	455,159	456,890
Accrued trust profit		39,712	38,475

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2020 are as follows:

Classification	Corporate name

Subsidiaries	KDB Capital Corporation, Daewoo Shipbuilding & Marine Engineering Co., Ltd., KDB Infrastructure Investment Asset Management Co., Ltd., KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A., KDB Bank Uzbekistan, Korea Infrastructure Financing Co. and 7 others, KDB Investment PEF No. 1, KDB Value PEF VII, KDB Consus Value PEF, Components and Materials M&A PEF and 5 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, UBest 4th Securitization Specialty Co., Ltd. and 6 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 27 others

Associates	Korea Electric Power Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, GM Korea Company, HMM Co., Ltd., Hanjin Heavy Industries & Construction Co., Ltd., Korea Ocean Business Corporation and 80 others, Troika Resources Investment PEF and 96 others, KIP Overseas Expansion Platform Fund and 107 others

Others	Key management personnel

(2)	Significant balances with related parties as of June 30, 2020 and December 31, 2019 are as follows:

	Account	June 30, 2020		December 31, 2019
Subsidiaries:
KDB Capital Corporation	Loans	~~W~~	7,932	36,427
	Allowance for loan losses		(2)	(5)
	Derivative financial assets		3,213	1,008
	Other assets		7	8
	Deposits		79	82
	Derivative financial liabilities		3,846	2,516
	Other liabilities		545	528
KDB Infrastructure Investment Asset Management Co., Ltd.	Deposits		13,567	40,038
	Other liabilities		135	338

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2020		December 31, 2019
KDB Ireland Ltd.	Loans	~~W~~	351,395	326,968
	Allowance for loan losses		(45)	(33)
	Derivative financial assets		12,674	5,841
	Other assets		477	685
	Derivative financial liabilities		—	40
KDB Bank Europe Ltd.	Cash and due from banks		493,676	440,762
	Loans		88,534	96,813
	Allowance for loan losses		(11)	(12)
	Derivative financial assets		739	731
	Other assets		1,016	404
Banco KDB Do Brazil S.A.	Cash and due from banks		24,014	75,257
	Loans		120,070	115,780
	Allowance for loan losses		(38)	(24)
	Other assets		1,724	2,074
	Allowance of other assets		(1)	—
KDB Asia Ltd.	Cash and due from banks		780,455	567,322
	Loans		60,035	312,606
	Allowance for loan losses		(8)	(24)
	Derivative financial assets		1,558	849
	Other assets		1,053	1,888
	Deposits		2	2
	Derivative financial liabilities		1,083	144
KDB Investment PEF No.1	Loans		736,021	749,207
	Allowance for loan losses		(1,293)	(1,226)
	Derivative financial assets		1,683	—
	Other assets		9,514	9,001
	Allowance of other assets		(14)	(13)
	Deposits		41,546	45,870
	Derivative financial liabilities		6,944	4,810
	Other liabilities		646	105
	Other provisions		326	362
KDB Consus Value PEF	Securities		40,846	40,431
	Derivative financial assets		6,969	1,477
	Other assets		345	345
	Deposits		115	66
	Derivative financial liabilities		359	2,459
	Other liabilities		759	1,057

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2020		December 31, 2019
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans	~~W~~	1,419,540	1,422,406
	Allowance for loan losses		(561,078)	(475,992)
	Derivative financial assets		179,803	105,017
	Other assets		3,513	4,200
	Deposits		515,092	627,963
	Derivative financial liabilities		7,817	5,814
	Other liabilities		6,225	65,790
	Other provisions		717,144	827,258
Others	Loans		997,605	1,157,368
	Allowance for loan losses		(271,467)	(347,970)
	Derivative financial assets		11,767	8,369
	Other assets		22,354	18,307
	Allowance of other assets		(4,840)	(4,907)
	Deposits		136,219	90,729
	Borrowings		42,937	64,767
	Derivative financial liabilities		198	3,960
	Other liabilities		21,896	866
	Other provisions		184,203	177,474
Associates:
Korea Electric Power Co., Ltd.	Securities		1,206	26,263
	Loans		112,006	138,845
	Allowances for loan losses		(867)	(844)
	Derivative financial assets		2,367	10,719
	Other assets		15,742	11,777
	Deposits		391,595	82,202
	Borrowings		23,387	63,680
	Derivative financial liabilities		191,449	96,504
	Other liabilities		4,729	1,773
	Other provisions		13	3
KG Dongbu Steel Co., Ltd.	Loans		689,527	625,249
	Allowances for loan losses		(23,442)	(117,356)
	Other assets		368	369
	Deposits		69,829	—
	Other liabilities		253	415
	Other provisions		5,184	34,592
HMM Co., Ltd.	Securities		1,244,029	694,832
	Loans		542,489	513,801
	Allowances for loan losses		(94,236)	(97,777)
	Other assets		9,795	5,308
	Deposits		315,065	371,965
	Other liabilities		2,318	1,965
	Other provisions		7,369	—

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

	Account	June 30, 2020		December 31, 2019
Hanjin Heavy Industries & Construction Co., Ltd.	Loans	~~W~~	220,660	217,764
	Allowances for loan losses		(8)	—
	Other assets		528	522
	Deposits		17,740	88,240
	Other liabilities		1,873	1,802
	Other provisions		121,192	119,882
Korea Ocean Business Corporation	Loans		17,882	18,031
	Other assets		25	45
Others	Securities		—	5,665
	Loans		1,043,986	1,006,600
	Allowances for loan losses		(736,080)	(734,729)
	Other assets		163,648	161,575
	Deposits		683,097	632,700
	Other liabilities		2,252	2,183
	Other provisions		75,568	105,880

(3)	Significant profit or loss with related parties for the six-month periods ended June 30, 2020 and 2019 are as follows:

	Account	2020		2019
Subsidiaries:
KDB Capital Corporation	Interest income	~~W~~	71	108
	Dividend income		42,866	45,351
	Reversal of allowance for loan losses		3	—
	Fees and commission income, other income		3,895	4,814
	Interest expenses		(4)	—
	Provision for loan losses		—	(25)
	Other operating expenses		(2,554)	(3,094)
KDB Infrastructure Investments Asset Management Co., Ltd.	Dividend income		12,287	20,872
	Interest expenses		(236)	(188)
KDB Ireland Ltd.	Interest income		2,596	4,263
	Reversal of allowance for loan losses		—	3
	Fees and commission income, other income		9,054	7,455
	Interest expenses		(3)	—
	Provision for loan losses		(6)	—
	Other operating expenses		(1,743)	(1,866)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

	Account	2020		2019
KDB Bank Europe Ltd.	Interest income	~~W~~	3,458	4,301
	Reversal of allowance for loan losses		2	—
	Fees and commission income, other income		136	998
	Other operating expenses		(135)	(424)
Banco KDB Do Brazil S.A.	Interest income		1,954	2,883
	Reversal of allowance for loan losses		—	6
	Provision for loan losses		(3)	—
KDB Asia Ltd.	Interest income		8,140	5,338
	Reversal of allowance for loan losses		19	3
	Fees and commission income, other income		2,273	621
	Interest expenses		(26)	—
	Other operating expenses		(1,376)	(1,175)
KDB Investment PEF No. 1	Interest income		15,746	23,835
	Fees and commission income, other income		3,252	1,058
	Interest expenses		(363)	(51)
	Other operating expenses		(6,714)	(9,247)
KDB Consus Value PEF	Interest income		799	3,394
	Fees and commission income, other income		13,935	29,420
	Interest expenses		(6)	—
	Other operating expenses		(298)	(1,806)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		18,170	26,238
	Reversal of allowance for loan losses		—	161,736
	Fees and commission income, other income		411,520	539,791
	Interest expenses		(3,149)	(3,678)
	Provision for loan losses		(62,212)	—
	Other operating expenses		(85,935)	(535,002)
Others	Interest income		16,646	19,566
	Dividend income		64,423	68,041
	Reversal of allowance for loan losses		44,692	271,538
	Fees and commission income, other income		118,211	189,324
	Interest expenses		(581)	(241)
	Provision for loan losses		(31,095)	(141,859)
	Other operating expenses		(88,673)	(274,675)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

	Account	2020		2019
Associates:
Korea Electric Power Co., Ltd.	Interest income	~~W~~	2,586	2,096
	Fees and commission income, other income		18,767	5,724
	Interest expenses		(1,385)	(158)
	Provision for loan losses		(22)	(149)
	Other operating expenses		(133,154)	(106,948)
KG Dongbu Steel Co., Ltd.	Interest income		11,959	25,977
	Reversal of allowance for loan losses		93,914	—
	Fees and commission income, other income		37,739	15,834
	Interest expenses		(20)	(54)
	Provision for loan losses		—	(70,761)
	Other operating expenses		(7,278)	(12)
HMM Co., Ltd.	Interest income		18,828	12,742
	Reversal of allowance for loan losses		3,541	1,056
	Fees and commission income, other income		53,975	171,528
	Interest expenses		(1,129)	(2,503)
	Other operating expenses		(8,786)	—
Hanjin Heavy Industries & Construction Co., Ltd.	Interest income		3,093	2,082
	Reversal of allowance for loan losses		—	62,713
	Fees and commission income, other income		4,408	5,871
	Interest expenses		(193)	(312)
	Provision for loan losses		(8)	—
	Other operating expenses		(1,694)	(135,933)
Korea Ocean Business Corporation	Interest income		253	—
	Fees and commission income, other income		678	—
	Other operating expenses		(1)	—
Others	Interest income		6,127	5,634
	Dividend income		78,637	87,235
	Reversal of allowance for loan losses		1,604	33,577
	Fees and commission income, other income		46,573	17,888
	Interest expenses		(2,423)	(2,393)
	Provision for loan losses		(5,339)	—
	Other operating expenses		(11,778)	(713)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

42. Related Party Transactions, Continued

(4)	Details of guarantees and commitments to the related parties as of June 30, 2020 and December 31, 2019 are as follows:

	Account	June 30, 2020		December 31, 2019
Subsidiaries:
KDB Capital Corporation	Loan commitments	~~W~~	320,000	290,000
KDB Investment PEF No.1	Confirmed acceptances and guarantees		15,168	19,976
	Loan commitments		176,000	176,000
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		1,417,316	1,692,241
	Unconfirmed acceptances and guarantees		544,774	566,566
	Loan commitments		1,450,000	1,453,763
Others	Confirmed acceptances and guarantees		322,565	357,473
	Unconfirmed acceptances and guarantees		273,642	232,989
	Loan commitments		193,511	244,448
Associates:
KG Dongbu Steel Co., Ltd.	Confirmed acceptances and guarantees		—	37,111
	Unconfirmed acceptances and guarantees		11,259	11,285
	Loan commitments		126,250	117,765
HMM Co., Ltd.	Confirmed acceptances and guarantees		14,408	—
Hanjin Heavy Industries & Construction Co., Ltd.	Confirmed acceptances and guarantees		352,138	358,785
	Unconfirmed acceptances and guarantees		4,927	3,062
Others	Confirmed acceptances and guarantees		77,450	113,256
	Unconfirmed acceptances and guarantees		55,185	106,422
	Loan commitments		421,449	347,391

		~~W~~	5,776,042	6,128,533

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Short-term employee benefits	~~W~~	330	326
Post-employment benefits		—	40

	~~W~~	330	366

(6)	The Bank are not pledged any assets as collaterals to the related parties and from the related parties as of June 30, 2020 and December 31, 2019.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

43. Statements of Cash Flows

(1)	Cash and cash equivalents in the separate statements of cash flows as of June 30, 2020 and 2019 are as follows:

	June 30, 2020		June 30, 2019
Cash and due from banks:
Cash and foreign currencies	~~W~~	59,917	62,163
Due from banks in Korean won		4,854,243	2,960,828
Due from banks in foreign currencies		7,531,806	3,190,972

		12,445,966	6,213,963

Less: Restricted due from banks, others		(6,123,060)	(3,802,998)
Add: Financial instruments reaching maturity within three months from date of acquisition
Securities measured at FVTPL:
Government and public bonds		—	166,711
Loans measured at amortized cost:
Call-loans		1,234,328	1,964,126
Inter-bank loans		1,071,172	808,878

		2,305,500	2,773,004

		2,305,500	2,939,715

	~~W~~	8,628,406	5,350,680

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Decrease in loans due to write-offs	~~W~~	122,638	12,532
Increase in securities measured at FVOCI due to debt-to-equity swap		13,513	30,656
Increase in investments in subsidiaries and associates due to debt-to-equity swap		750	139,110
Decrease in accumulated other comprehensive income due to securities valuation		131,514	47,151
Deferred income tax effect due to securities valuation		(36,166)	(12,967)
Reclassification of investments in subsidiaries and associates to assets held for sale		—	1,661,319
Reclassification of investments in subsidiaries and associates to securities measured at FVTPL		—	4,100
Transfer from investment property to property and equipment		1,655	4,307
Recognition of right-of-use assets and lease liabilities		16,171	51,703
Reclassification of leasehold improvements and prepaid expenses to right-of-use assets		—	6,001

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

44. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements and loaned securities that do not qualify for derecognition as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020			December 31, 2019
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements	~~W~~	3,302,223	2,311,329	3,273,273	2,070,284
Loaned securities		383,586	—	40,059	—

	~~W~~	3,685,809	2,311,329	3,313,332	2,070,284

45. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,381,493	1,259,459	6,064,621	8,705,573
Securities measured at FVOCI		2,546,195	21,363,697	11,718,244	35,628,136
Loans measured at FVTPL		—	—	551,023	551,023
Derivative financial assets		—	6,713,971	19,361	6,733,332

	~~W~~	3,927,688	29,337,127	18,353,249	51,618,064

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,881,846	—	1,881,846
Derivative financial liabilities		2	4,844,258	4,959	4,849,219

	~~W~~	2	6,726,104	4,959	6,731,065

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Securities measured at FVTPL	~~W~~	1,409,326	1,608,875	4,804,158	7,822,359
Securities measured at FVOCI		1,219,680	12,164,468	10,865,012	24,249,160
Loans measured at FVTPL		—	—	604,380	604,380
Derivative financial assets		47	5,422,753	10,007	5,432,807

	~~W~~	2,629,053	19,196,096	16,283,557	38,108,706

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	2,465,541	—	2,465,541
Derivative financial liabilities		342	4,171,251	75	4,171,668

	~~W~~	342	6,636,792	75	6,637,209

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2020	~~W~~	4,804,158	10,865,012	604,380	10,007	16,283,557	75
Profit or loss		160,145	—	55,337	9,354	224,836	4,884
Other comprehensive income		—	82,366	—	—	82,366	—
Acquisition / Issue		1,303,693	829,765	13,000	—	2,146,458	—
Sale / Settlement		(202,197)	(109,021)	(121,694)	—	(432,912)	—
Transfer out(*)		—	71,697	—	—	71,697	—
Transfer in(*)		(1,178)	(21,575)	—	—	(22,753)	—

June 30, 2020	~~W~~	6,064,621	11,718,244	551,023	19,361	18,353,249	4,959

	2019
	Securities measured at FVTPL		Securities measured at FVOCI	Loans measured at FVTPL	Derivative financial assets	Total	Derivative financial liabilities
January 1, 2019	~~W~~	5,037,128	10,191,950	778,884	139,377	16,147,339	66
Profit or loss		40,531	—	3,541	(377)	43,695	23
Other comprehensive income		—	(60,842)	—	—	(60,842)	—
Acquisition / Issue		300,312	589,998	19,000	—	909,310	—
Sale / Settlement		(448,587)	(113,870)	(48,764)	(128,063)	(739,284)	—
Transfer out(*)		—	(290,308)	—	—	(290,308)	—
Transfer in(*)		10,508	334,100	—	—	344,608	—

June 30, 2019	~~W~~	4,939,892	10,651,028	752,661	10,937	16,354,518	89

(*)	When significant inputs become observable market data, the level 3 financial instruments are transferred to other levels.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(iii)	Changes in deferred day one profit or loss for the six-month periods ended June 30, 2020 and 2019 are as follows:

	2020		2019
Beginning balance	~~W~~	4,763	5,149
Amortization		(193)	(189)

Ending balance	~~W~~	4,570	4,960

(iv)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2020 and December 31, 2019 are as follows:

	Valuation technique	Input
Securities measured at FVTPL and financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Securities measured at FVOCI and available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate
Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate, exchange rate,
Currency forwards and swaps	Black-Scholes model, Modified	volatility, commodity index,
Currency options	Black model, Formula model	etc.
Commodities options
Financial liabilities measured at FVTPL:
Debentures	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

(v)

Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2020 and December 31, 2019 are as follows:

June 30, 2020
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	3.21 ~ 18.79
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	21.71 ~ 50.35
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	2.78 ~ 19.38
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	29.61 ~ 43.07
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	26.13 ~ 43.07
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	39.02 ~ 46.94
		Correlation coefficient	0.89 ~ 0.94
Interest rate options	Modified Black model	Volatility	39.02 ~ 46.94
Stock index options	Black-Scholes model	Volatility	18.59 ~ 44.00
Stock options	Discounted cash flow,	Volatility	20.01 ~ 36.49
etc.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

December 31, 2019
	Valuation technique	Unobservable input	Range (%)
Securities measured at FVTPL
Equity securities	Discounted cash flow	Discount rate	3.91 ~ 9.69
	method, Relative value	Rate of increase in	—
	approach, Net asset	liquidation value
	value approach	Rate of increase in	—
property disposal price
		Volatility	16.02 ~ 34.72
Securities measured at FVOCI
Equity securities	Discounted cash flow	Discount rate	3.04 ~ 16.59
	method, Relative value	Growth rate	—
	approach, Net asset	Volatility	14.51 ~ 26.98
value approach
Loans measured at FVTPL
Convertible bonds, etc.	Binomial model	Volatility	12.70 ~ 36.32
Derivatives financial assets
Interest rate swaps	Discounted cash flow	Volatility	20.41 ~ 34.21
		Correlation coefficient	0.89 ~ 0.97
Interest rate options	Modified Black model	Volatility	20.41 ~ 34.21
Stock index options	Black-Scholes model	Volatility	12.77 ~ 21.80
Equity options	Discounted cash flow	Volatility	14.51 ~ 21.85
method and others

(vi)

The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2020 and December 31, 2019 is as follows:

	June 30, 2020
	Profit(loss) for the period			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	3,608	(5,011)	—	—
Securities measured at FVOCI(*1)		—	—	3,279,158	(750,510)
Loans measured at FVTPL(*2)		13,437	(5,800)	—	—
Derivative financial assets(*2)		1,450	(613)	—	—

	~~W~~	18,495	(11,424)	3,279,158	(750,510)

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2019
	Profit(loss) for the year			Other comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Securities measured at FVTPL(*1)	~~W~~	11,703	(9,400)	—	—
Securities measured at FVOCI(*1)		—	—	3,041,744	(425,615)
Loans measured at FVTPL(*2)		6,521	(5,924)	—	—
Derivative financial assets(*2)		1,259	(940)	—	—

	~~W~~	19,483	(16,264)	3,041,744	(425,615)

(*1)

Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates (-1~1%) and the growth rates (0~1%) or the rate of increase in liquidation value (-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow (-1~1%) and the rate of increase in property disposal price (-1~1%), only when they consist of real properties. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons. The financial instruments, which are not included in sensitive analysis because it is practically impossible to calculate the sensitivity from changes in unobservable variables, are amounting to ~~W~~14,897,655 million and ~~W~~12,555,495 million as of June 30, 2020 and December 31, 2019, respectively.

(*2)

Sensitivity amounts of loans measured at FVTPL and derivatives financial instruments are calculated by increasing and decreasing the correlation coefficient and volatility (-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments measured at amortized cost

(i)	The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans measured at amortized cost: The fair value of loans measured at amortized cost is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Securities measured at amortized cost: The fair value of securities measured at amortized cost is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However, for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely -accepted appraisal agencies upon request. However, for borrowings including call money whose contractual maturity is three months or less, the Bank assumes the carrying amount as the fair value.

•

Debentures: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

(ii)	The fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	6,322,906	6,123,060	—	12,445,966
Securities measured at amortized cost		697,270	120,128	—	817,398
Loans measured at amortized cost(*)		—	1,234,327	157,570,748	158,805,075
Other financial assets(*)		—	7,074,551	1,043,941	8,118,492

	~~W~~	7,020,176	14,552,066	158,614,689	180,186,931

Financial liabilities:
Deposits(*)	~~W~~	—	2,691,958	47,540,638	50,232,596
Borrowings(*)		—	553,410	21,323,316	21,876,726
Debentures		—	141,384,142	—	141,384,142
Other financial liabilities(*)		—	6,488,500	3,785,184	10,273,684

	~~W~~	—	151,118,044	72,649,104	223,767,148

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

45. Fair Value of Financial Assets and Liabilities, Continued

	December 31, 2019
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	3,225,625	3,366,549	—	6,592,174
Securities measured at amortized cost		291,339	1,210,608	—	1,501,947
Loans measured at amortized cost(*)		—	1,423,090	139,681,137	141,104,227
Other financial assets(*)		—	4,042,106	761,705	4,803,811

	~~W~~	3,516,964	10,042,353	140,442,842	154,002,159

Financial liabilities:
Deposits(*)	~~W~~	—	2,455,470	32,210,470	34,665,940
Borrowings(*)		—	467,850	19,668,791	20,136,641
Debentures		—	122,450,628	—	122,450,628
Other financial liabilities(*)		—	2,781,527	4,303,900	7,085,427

	~~W~~	—	128,155,475	56,183,161	184,338,636

(*)	For financial instruments categorized as level 2, the carrying amount is considered as a reasonable approximation of the fair value and is thus, disclosed by fair value.

(iii)

Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and level 3 of the fair value hierarchy of financial instruments measured at amortized cost as of June 30, 2020 and December 31, 2019 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Securities measured at amortized cost	Discounted cash flow method	Discount rate
Financial liabilities:
Debentures	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans measured at amortized cost	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

46. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	6,322,906	—	—	—	—	6,123,060	—	12,445,966
Securities measured at FVTPL		—	8,705,573	—	—	—	—	—	8,705,573
Securities measured at FVOCI		—	—	—	23,723,283	11,904,853	—	—	35,628,136
Securities measured at amortized cost		—	—	—	—	—	817,398	—	817,398
Loans measured at FVTPL		—	551,023	—	—	—	—	—	551,023
Loans measured at amortized cost		2,305,500	—	—	—	—	155,372,919	—	157,678,419
Derivative financial assets		—	5,507,789	—	—	—	—	1,225,543	6,733,332
Other financial assets		—	—	—	—	—	8,045,088	—	8,045,088

	~~W~~	8,628,406	14,764,385	—	23,723,283	11,904,853	170,358,465	1,225,543	230,604,935

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	1,881,846	—	—	—	—	1,881,846
Deposits		—	—	—	—	—	50,192,518	—	50,192,518
Borrowings		—	—	—	—	—	21,883,545	—	21,883,545
Debentures		—	—	—	—	—	139,025,431	—	139,025,431
Derivative financial liabilities		—	4,485,409	—	—	—	—	363,810	4,849,219
Other financial liabilities		—	—	—	—	—	10,278,353	—	10,278,353

	~~W~~	—	4,485,409	1,881,846	—	—	221,379,847	363,810	228,110,912

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

46. Categories of Financial Assets and Liabilities, Continued

	December 31, 2019
	Cash and cash equivalents		Financial instruments measured at FVTPL	Financial instruments designated at FVTPL	Financial instruments measured at FVOCI	Financial instruments designated at FVOCI	Financial instruments measured at amortized cost	Hedging purpose derivative instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,225,625	—	—	—	—	3,366,549	—	6,592,174
Securities measured at FVTPL		—	7,822,359	—	—	—	—	—	7,822,359
Securities measured at FVOCI		—	—	—	13,129,373	11,119,787	—	—	24,249,160
Securities measured at amortized cost		—	—	—	—	—	1,501,947	—	1,501,947
Loans measured at FVTPL		—	604,380	—	—	—	—	—	604,380
Loans measured at amortized cost		2,027,200	—	—	—	—	137,844,442	—	139,871,642
Derivative financial assets		—	4,526,186	—	—	—	—	906,621	5,432,807
Other financial assets		—	—	—	—	—	4,735,372	—	4,735,372

	~~W~~	5,252,825	12,952,925	—	13,129,373	11,119,787	147,448,310	906,621	190,809,841

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	—	—	2,465,541	—	—	—	—	2,465,541
Deposits		—	—	—	—	—	34,663,952	—	34,663,952
Borrowings		—	—	—	—	—	20,170,513	—	20,170,513
Debentures		—	—	—	—	—	120,623,388	—	120,623,388
Derivative financial liabilities		—	3,983,552	—	—	—	—	188,116	4,171,668
Other financial liabilities		—	—	—	—	—	7,089,686	—	7,089,686

	~~W~~	—	3,983,552	2,465,541	—	—	182,547,539	188,116	189,184,748

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

47. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	6,733,332	—	6,733,332	4,428,375	171,369	2,133,588
Unsettled spot exchange receivables(*)		5,799,111	—	5,799,111	5,798,112	—	999
Unsettled domestic exchange receivables		2,857,477	1,582,036	1,275,441	—	—	1,275,441
Security pledged as collateral for repurchase agreements		3,302,223	—	3,302,223	2,311,329	—	990,894
Reverse repurchase agreements		2,300,000	—	2,300,000	2,300,000	—	—
Loaned securities		383,586	—	383,586	383,586	—	—
Receivables from securities transaction		212,233	—	212,233	212,233	—	—

	~~W~~	21,587,962	1,582,036	20,005,926	15,433,635	171,369	4,400,922

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	June 30, 2020
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	4,849,219	—	4,849,219	3,390,694	45,002	1,413,523
Unsettled spot exchange payables(*)		5,799,572	—	5,799,572	5,798,112	—	1,460
Unsettled domestic exchange payables		2,270,964	1,582,036	688,928	—	—	688,928
Repurchase agreements		2,311,329	—	2,311,329	2,311,329	—	—
Payables from securities transaction		344,064	—	344,064	344,064	—	—

	~~W~~	15,575,148	1,582,036	13,993,112	11,844,199	45,002	2,103,911

	December 31, 2019
			Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position
	Gross amounts of recognized financial asset				Financial instruments	Cash collateral received	Net amounts
Derivative financial assets(*)	~~W~~	5,432,807	—	5,432,807	3,580,419	232,372	1,620,016
Unsettled spot exchange receivables(*)		2,418,623	—	2,418,623	2,417,633	—	990
Unsettled domestic exchange receivables		2,971,680	1,348,198	1,623,482	—	—	1,623,482
Security pledged as collateral for repurchase agreements		3,273,273	—	3,273,273	2,070,284	—	1,202,989
Reverse repurchase agreements		940,000	—	940,000	940,000	—	—
Loaned securities		40,059	—	40,059	40,059	—	—
Receivables from securities transaction		19,520	—	19,520	19,520	—	—

	~~W~~	15,095,962	1,348,198	13,747,764	9,067,915	232,372	4,447,477

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

47. Offsetting of Financial Assets and Liabilities, Continued

	December 31, 2019
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position
					Financial instruments	Cash collateral pledged	Net amounts
Derivative financial liabilities(*)	~~W~~	4,171,668	—	4,171,668	3,158,950	48,392	964,326
Unsettled spot exchange payables(*)		2,417,981	—	2,417,981	2,417,633	—	348
Unsettled domestic exchange payables		1,711,744	1,348,198	363,546	—	—	363,546
Repurchase agreements		2,070,284	—	2,070,284	2,070,284	—	—
Payables from securities transaction		31,023	—	31,023	31,023	—	—

	~~W~~	10,402,700	1,348,198	9,054,502	7,677,890	48,392	1,328,220

(*)

For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

48. Operating Segments

(1)

The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. They are managed separately because each business requires different technology and marketing strategies.

The following summary describes general information about each of the Bank’s reportable segments:

Segments	General information
Corporate finance	Provides trade finance and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2020 are as follows:

	2020
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	235,168	810,711	11,597	(368,577)	688,899
Operating income (loss) from intersegment sales		(86,638)	(361,048)	—	447,686	—

	~~W~~	148,530	449,663	11,597	79,109	688,899

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

48. Operating Segments, Continued

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2020 are as follows:

	2020
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	592,853	(15,920)	(332)	4,662	581,263
Non-interest income
Income related to securities(*1)		26,497	99,321	—	(6,627)	119,191
Other non-interest income		264,352	197,674	17,901	81,307	561,234

		290,849	296,995	17,901	74,680	680,425
Provision for loan losses and others(*2)		(436,563)	216,708	—	(233)	(220,088)
General and administrative expenses		(298,609)	(48,120)	(5,972)	—	(352,701)

Operating income	~~W~~	148,530	449,663	11,597	79,109	688,899

(*1)	Income related to securities is composed of net gain (loss) on securities measured at FVTPL, securities measured at FVOCI and securities measured at amortized cost.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, gains (losses) on sales of loans, and increase (reversal) of provision.

(4)

Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2020 and 2019 and the geographical non-current asset information as of June 30, 2020 and December 31, 2019 are as follows:

	Revenues (*1)			Non-current assets (*2)
	2020		2019	June 30, 2020	December 31, 2019
Domestic	~~W~~	17,317,451	13,278,444	25,081,893	25,292,696
Overseas		855,124	748,617	29,200	27,595

	~~W~~	18,172,574	14,027,061	25,111,093	25,320,291

(*1)

Revenues consist of interest income, fees and commission income, dividend income, income related to securities, foreign currency transaction gain, gain on derivatives, other operating income and provision for loan losses.

(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property and intangible assets.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and five other commissioners. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Segment

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management to sustain efficiency and internal control. The head of the Risk Management Segment is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Policy Committee and Risk Management Practice Committee

The Bank’s Risk Management Policy Committee is composed of the leaders of all business segments. and exercises its role to decide important matters relating to the Bank’s portfolio including allocating internal capital

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

limits by segment and setting exposure limits by industry within the scope that Risk Management Committee regulated.

The Bank’s Risk Management Practice Committee is composed of the planning department’s leaders of main business segments. The Risk Management Practice Committee exercises its role to preliminarily review matters for main decision of the Risk Management Committee.

(iv) Performance of risk management committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the period ended June 30, 2020, the key activities of the Risk Management Committee are as follows:

•	Major decision

•	Risk management plan for 2020

•	Setting and managing exposure limits by country for 2020

•	Contingency funding plan for 2020

•	Major reporting

•	Result of integrated crisis analysis for the second half of 2019

•	Result of assessment of suitability for internal capital for 2019

•	Result of integrated crisis analysis against COVID-19

•	Setting major limit of credit portfolios

•	Allocation of internal capital limits

•	Result of BCP training against COVID-19

•	Resolution of Credit Committee

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (FSS) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (LDP)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Development of the application system for timely calculation of LCR and NSFR

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

•	Rebuilding the Corporate Credit Rating System (approved by Financial Supervisory Services on October 26, 2017)

•	Establishment of the system to calculate Basel Interest Rate Risk in the Banking Book coming to domestic in September 2018

•	Expansion of risk management infrastructure

•	Establishment of the RAPM system to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Establishment of IFRS 9 accounting system to calculate a loan loss allowances under IFRS 9 in March 2017 and, since then, run of IFRS 9 accounting system in January 2018

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Oct. 2017	Rebuilding the Corporate Credit Rating System
Market Risk Management System	Risk Watch	Jun. 2002 Feb. 2019	Summarize position, manage exposure limits and calculate Market VaR
	RS Model	Sep. 2012	Calculate regulatory capital by Standardized Approach
	Murex M/O	Apr. 2013	Supplement of RiskWatch to calculate VaR
Interest/Liquidity Risk Management System	In-house	May. 2019	Calculation of interest risk, liquidity risk, etc.

Operational Risk Management System	Standardized Approach	May. 2006	Manage process and calculate CSA, KRI and OP VaR, etc.
	AMA	May. 2009
BIS Capital Ratio Calculation/Credit Risk Measurement System	Fermat RaY	Sep. 2006 Dec. 2013	Calculate equity, credit risk-weighted assets and credit risk, etc.

Loan Loss Allowance Calculation System	IFRS IFRS 9	Jan. 2011 Mar. 2017	Incurred loss model Expected loss model
(*)	Systems not used as of June 30, 2020 are excluded.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

(vii) Response to Basel

The Korean financial authorities have implemented Basel II since January 2008, and the Standardized Approach and the Foundation Internal Ratings-Based Approach for calculating credit risk are applicable.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

The Bank completed the Basel III standard risk management system in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio has been measured in accordance to the Basel III regulations.

Responding to the requirements of the financial authorities, the Bank recognizes interest rate risk, liquidity risk, credit bias risk and reputation risk besides Pillar I risks (credit risk, market risk and operational risk). The Bank has actively responded to the Pillar 2 regulation, including additional capital requirements based on comprehensive assessment of risk management levels since 2015. In addition, from the end of 2015, the Bank has applied the uniform standards for the public announcement of financial business for Basel compliance.

The Bank completed revised standards such as capital requirements for banks’ investments in funds in 2017, capital requirements for securitization in 2018, and the Standardised Approach for measuring counterparty credit risk (SA-CCR) in 2019.

To comply with the amended regulation relating to risk-weighted assets under Basel III, the Bank is receiving the consultation and establishing the relevant systems.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the internal capital adequacy assessment, the Bank calculates its aggregated internal capital by evaluating all significant risks and available capital considering the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

In addition, the Bank conducts periodic stress tests more than once every six months to assess potential weakness in crisis situations and uses its results to assess the internal capital adequacy. The Bank assumes the macroeconomic situation as three stages of ‘normal- pessimistic-serious’ and is preparing countermeasures such as checking the adequacy of capital by each stage.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(BIS) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s Risk Management Committee approves entire internal capital and the Risk Management Policy Committee allocates the capital to each segment and department, considering the extent of possible risk faced and size of operations. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non- quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, foreign currency settlement risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (RM), the credit officer (CO) and the Credit Review Committee manage each borrower’s credit risk.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently and inspects the borrower’s status regularly and frequently to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

A borrower that is likely to be insolvent is classified as an early warning borrower or a precautionary borrower, depending on the level of insolvency risk. The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used to provide an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward-Looking Criteria, which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Details of loans by credit rating as of June 30, 2020 and December 31, 2019 are as follows:

< Corporate >

	June 30, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	120,498,569	117,761,301	2,737,268	—
BBB2 ~ CCC		37,186,507	21,845,309	15,259,949	81,249
Below CC		2,967,294	—	66,799	2,900,495

	~~W~~	160,652,370	139,606,610	18,064,016	2,981,744

	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	110,616,343	108,584,384	2,027,955	4,004
BBB2 ~ CCC		29,080,587	17,954,042	11,022,602	103,943
Below CC		2,968,215	—	81,603	2,886,612

	~~W~~	142,665,145	126,538,426	13,132,160	2,994,559

< Retail >

	June 30, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	253,806	239,494	13,943	369
Grade 7 ~ Grade 8		2,759	—	2,661	98
Grade 9 ~ Grade 10		670	—	—	670

	~~W~~	257,235	239,494	16,604	1,137

	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Grade 1 ~ Grade 6	~~W~~	314,643	297,795	16,848	—
Grade 7 ~ Grade 8		4,952	—	4,680	272
Grade 9 ~ Grade 10		1,316	—	—	1,316

	~~W~~	320,911	297,795	21,528	1,588

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Details of payment guarantees (including financial guarantees) and unused commitments by credit rating as of June 30, 2020 and December 31, 2019 are as follows:

< Corporate >

	June 30, 2020
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	26,588,060	26,375,933	212,127	—
BBB2 ~ CCC		4,870,974	2,472,030	2,398,944	—
Below CC		—	—	—	—

	~~W~~	31,459,034	28,847,963	2,611,071	—

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	5,433,924	5,210,130	223,794	—
BBB2 ~ CCC		4,835,164	2,712,834	2,110,478	11,852
Below CC		771,649	—	350	771,299

	~~W~~	11,040,737	7,922,964	2,334,622	783,151

	December 31, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
AAA ~ BBB1	~~W~~	26,612,525	26,400,729	211,796	—
BBB2 ~ CCC		4,349,843	1,891,393	2,458,450	—
Below CC		985	—	—	985

	~~W~~	30,963,353	28,292,122	2,670,246	985

Payment guarantees (including financial guarantees):
AAA ~ BBB1	~~W~~	5,742,384	5,706,379	36,005	—
BBB2 ~ CCC		4,339,343	1,993,030	2,340,173	6,140
Below CC		917,465	—	—	917,465

	~~W~~	10,999,192	7,699,409	2,376,178	923,605

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

< Retail >

	June 30, 2020
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	44,676	44,615	61	—
Grade 7 ~ Grade 8		60	—	60	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	44,736	44,615	121	—

	December 31, 2019
	Exposures		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
Unused commitments:
Grade 1 ~ Grade 6	~~W~~	52,585	52,252	333	—
Grade 7 ~ Grade 8		11	—	11	—
Grade 9 ~ Grade 10		—	—	—	—

	~~W~~	52,596	52,252	344	—

(iii) Measurement methodology of credit risk

Pursuant to Basel III, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating	Corporate	Country	Bank
AAA ~ AA-	20.00%	0.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%
B+ ~ B-	150.00%	100.00%	100.00%
Below B-	150.00%	150.00%	150.00%
Unrated	100.00%	100.00%	100.00%

The OECD is designated as foreign ECAI and Korea Investrors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (Second Best Criteria) is applied.

Internal Ratings-Based Approach (IRB)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of June 30, 2020.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures permanently and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA	—Countries, public institutions and banks
	SA	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate, small and medium enterprises, asset securitization (at each credit level) and equity
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 14 grades (AAA~D). To distinguish the difference between credits in the same grade, the Bank uses 20 stages as auxiliaries to 14 grades.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating are applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances, the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (Credit Rating Officer) are independently operated.

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by Risk Validation Team of the Financial Planning Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method.

The quantification of the extent to which collateral and other credit enhancements mitigate credit risk of impaired financial assets as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Securities measured at FVOCI	~~W~~	71,878	71,336
Loans measured at amortized cost		3,000,800	3,035,401
Other assets		182,676	174,418

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

(iv) Credit exposure

Geographical information of credit exposure as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	7,140,467	233,971	114,647	358,608	7,847,693
Securities measured at FVOCI:
Bonds (excluding government bonds)		10,103,825	910,882	664,839	1,584,872	13,264,418
Loans		146,294,371	1,527,415	1,391,824	10,811,456	160,025,066
Derivative financial assets		1,203,945	—	—	21,962	1,225,907
Other assets		8,100,482	67,697	13,540	103,817	8,285,536

		172,843,090	2,739,965	2,184,850	12,880,715	190,648,620
Guarantees		10,914,595	—	94,161	31,981	11,040,737
Commitments		32,396,172	242,330	121,566	764,297	33,524,365

		43,310,767	242,330	215,727	796,278	44,565,102

	~~W~~	216,153,857	2,982,295	2,400,577	13,676,993	235,213,722

	December 31, 2019
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,863,113	229,164	182,661	484,564	4,759,502
Securities measured at FVOCI:
Bonds (excluding government bonds)		6,984,720	823,813	651,947	1,634,971	10,095,451
Loans		130,256,488	1,371,473	1,099,845	9,025,911	141,753,717
Derivative financial assets		899,141	103	—	7,977	907,221
Other assets		4,826,675	64,086	18,819	77,013	4,986,593

		146,830,137	2,488,639	1,953,272	11,230,436	162,502,484

Guarantees		10,874,769	—	88,031	36,392	10,999,192
Commitments		31,235,187	251,884	186,714	1,362,759	33,036,544

		42,109,956	251,884	274,745	1,399,151	44,035,736

	~~W~~	188,940,093	2,740,523	2,228,017	12,629,587	206,538,220

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Industry information of credit exposure as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	7,426,171	421,522	7,847,693
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,656,647	7,587,169	3,020,602	13,264,418
Loans		72,417,291	76,859,165	10,748,610	160,025,066
Derivative financial assets		—	1,225,907	—	1,225,907
Other assets		133,113	222,046	7,930,377	8,285,536

		75,207,051	93,320,458	22,121,111	190,648,620
Guarantees		8,534,443	2,185,789	320,505	11,040,737
Commitments		17,437,366	10,618,243	5,468,756	33,524,365

		25,971,809	12,804,032	5,789,261	44,565,102

	~~W~~	101,178,860	106,124,490	27,910,372	235,213,722

	December 31, 2019
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,343,929	415,573	4,759,502
Securities measured at FVOCI:
Bonds (excluding government bonds)		2,475,329	6,110,639	1,509,483	10,095,451
Loans		63,704,865	67,711,892	10,336,960	141,753,717
Derivative financial assets		—	907,221	—	907,221
Other assets		129,268	201,700	4,655,625	4,986,593

		66,309,462	79,275,381	16,917,641	162,502,484

Guarantees		8,310,671	2,147,739	540,782	10,999,192
Commitments		28,183,356	4,572,876	280,312	33,036,544

		36,494,027	6,720,615	821,094	44,035,736

	~~W~~	102,803,489	85,995,996	17,738,735	206,538,220

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

The detail of credit exposures by industry affected by the pandemic of COVID-19 as of June 30, 2020 is as follows and the exposures by industries could be changed according to economic fluctuations.

	June 30, 2020
			Securities measured at FVOCI
	Due from banks (excluding due from BOK)		Bonds (excluding government bonds)	Loans	Derivative financial assets	Other assets	Subtotal	Guarantees	Commit- ments	Subtotal	Total
Manufacturing:
Display	~~W~~	—	—	793,046	—	3,176	796,222	185,225	270,885	456,110	1,252,332
Semiconductor /Mobile phone		—	131,212	4,532,155	—	11,949	4,675,316	117,891	877,870	995,761	5,671,077
Automotive		—	194,145	10,451,663	—	14,335	10,660,143	263,516	1,441,572	1,705,088	12,365,231
Refinery/Chemical /Energy		—	723,890	11,996,200	—	24,321	12,744,411	288,091	4,790,834	5,078,925	17,823,336
Steel/Metal		—	212,717	10,953,863	—	17,910	11,184,490	764,790	1,963,989	2,728,779	13,913,269
Others		—	1,394,683	33,690,364	—	61,422	35,146,469	6,914,930	8,092,216	15,007,146	50,153,615

		—	2,656,647	72,417,291	—	133,113	75,207,051	8,534,443	17,437,366	25,971,809	101,178,860

Service:
Air transportation		—	3,350	3,108,513	—	7,911	3,119,774	326,090	171,400	497,490	3,617,264
Sea transportation		—	—	2,216,287	—	14,807	2,231,094	34,707	604,407	639,114	2,870,208
Other transportation		—	100,878	5,293,920	—	9,260	5,404,058	24,528	4,954,548	4,979,076	10,383,134
Leisure/Travel industry		—	—	185,401	—	514	185,915	—	13,258	13,258	199,173
Food/Accommodation		—	113,828	2,214,319	—	3,781	2,331,928	19,258	309,418	328,676	2,660,604
Automotive-related		—	—	546,429	—	960	547,389	11,428	52,381	63,809	611,198
Finance/Insurance		2,130	104,982	126,631	—	2,133	235,876	—	689,100	689,100	924,976
Others		7,424,041	7,264,131	63,167,665	1,225,907	182,680	79,264,424	1,769,778	3,823,731	5,593,509	84,857,933

		7,426,171	7,587,169	76,859,165	1,225,907	222,046	93,320,458	2,185,789	10,618,243	12,804,032	106,124,490

Other:
Construction		—	341,245	2,500,687	—	5,850	2,847,782	190,672	1,095,748	1,286,420	4,134,202
Others		421,522	2,679,357	8,247,923	—	7,924,527	19,273,329	129,833	4,373,008	4,502,841	23,776,170

		421,522	3,020,602	10,748,610	—	7,930,377	22,121,111	320,505	5,468,756	5,789,261	27,910,372

	~~W~~	7,847,693	13,264,418	160,025,066	1,225,907	8,285,536	190,648,620	11,040,737	33,524,365	44,565,102	235,213,722

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Credit exposures of debt securities by credit rating as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	24,428,570	24,328,452	100,118	—
BBB2 ~ CCC		112,111	102,063	10,048	—
Below CC		—	—	—	—

	~~W~~	24,540,681	24,430,515	110,166	—

	December 31, 2019
	Carrying amounts		12-month expected credit loss	Lifetime expected credit losses
				Non credit- impaired	Credit- impaired
AAA ~ BBB1	~~W~~	14,582,903	14,550,867	32,036	—
BBB2 ~ CCC		48,417	48,417	—	—
Below CC		—	—	—	—

	~~W~~	14,631,320	14,599,284	32,036	—

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

•	Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings and accumulated other comprehensive income as common equity Tier 1.

•	Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2020 and December 31, 2019 are as follows:

BIS capital adequacy ratio

	June 30, 2020		December 31, 2019
Equity capital based on BIS (A):
Tier 1 capital:
Common Equity Tier 1	~~W~~	31,305,455	30,215,602
Additional Tier 1 capital		—	—

		31,305,455	30,215,602
Tier 2 capital		4,378,209	4,785,803

	~~W~~	35,683,664	35,001,405

Risk-weighted assets (B):
Credit risk-weighted assets	~~W~~	271,684,747	242,573,920
Market risk-weighted assets		1,393,173	1,933,641
Operational risk-weighted assets		4,585,996	4,574,554

	~~W~~	277,663,916	249,082,115

BIS capital adequacy ratio (A/B):		12.85%	14.05%
Tier 1 capital ratio:		11.27%	12.13%
Common Equity Tier 1 ratio		11.27%	12.13%
Additional Tier 1 capital ratio		—	—
Tier 2 capital ratio		1.58%	1.92%

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Equity capital based on BIS

	June 30, 2020		December 31, 2019
Tier 1 capital (A):
Common Equity Tier 1
Capital stock	~~W~~	19,113,599	18,663,099
Capital surplus		1,032,316	979,359
Retained earnings, etc.		11,002,263	10,642,865
Accumulated other comprehensive income		386,437	310,138
Common stock deductibles		(229,160)	(379,859)

		31,305,455	30,215,602
Tier 2 capital (B):
Allowance for doubtful accounts, etc.		802,090	951,624
Qualified capital securities		3,060,000	3,060,000
Non-qualified capital securities		516,119	774,179

		4,378,209	4,785,803

Equity capital (A+B)	~~W~~	35,683,664	35,001,405

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used to calculate the required capital from market risk and the internal model is used to manage risks internally. Since July 2007, the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored daily.

The Bank sets total limit of market risk based on annual business plan, risk appetite and others and monitors VaR limit of each department on a daily basis.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Capital Requirements for Market risk

The Bank’s Capital Requirements for Market risk as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
Interest rate risk	~~W~~	49,110	69,317
Equity risk		11	848
Foreign exchange (FX) risk		21,964	14,184
Option risk		21,093	61,742

	~~W~~	92,178	146,091

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario and are periodically reported to the Risk Management Policy Committee and the head of Risk Management Segment. The Risk Management Committee’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. To disclose the Bank’s interest risk, interest rate VaR and interest rate EaR are disclosed calculating change in economic value of equity (“ EVE”) and in net interest income (“ NII”) based on the application of IRRBB (“Interest Rate Risk in Banking Book”) method.

EVE and NII of the Bank’s non-trading positions as of December 31, 2019 are as follows:

	June 30, 2020		December 31, 2019
EVE	~~W~~	670,793	1,154,413
NII		324,536	91,538

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	4,895,007	7,358,421	31,805	36,074	13,150	111,509	12,445,966
Securities measured at FVTPL		8,177,828	426,878	—	372	—	100,495	8,705,573
Securities measured at FVOCI		29,919,402	5,502,052	25	206,657	—	—	35,628,136
Securities measured at amortized cost		817,398	—	—	—	—	—	817,398
Loans measured at FVTPL		551,023	—	—	—	—	—	551,023
Loans measured at amortized cost		115,976,921	36,859,049	2,072,015	1,121,793	526,031	1,122,610	157,678,419
Derivative financial assets		4,271,538	2,247,667	86,078	490	88,257	39,302	6,733,332
Other financial assets		5,184,609	2,344,074	88,567	8,484	14,783	404,571	8,045,088

		169,793,726	54,738,141	2,278,490	1,373,870	642,221	1,778,487	230,604,935
Financial liabilities:
Financial liabilities measured at FVTPL		1,631,751	250,095	—	—	—	—	1,881,846
Deposits		40,462,989	9,357,451	56,000	314,287	54	1,737	50,192,518
Borrowings		6,077,518	14,622,463	204,152	768,182	206,836	4,394	21,883,545
Debentures		107,030,076	22,943,609	1,960,004	560,031	736,069	5,795,642	139,025,431
Derivative financial liabilities		3,270,535	1,481,414	9,951	8,930	45,597	32,792	4,849,219
Other financial liabilities		5,962,487	3,767,878	42,827	10,324	5,504	489,333	10,278,353

		164,435,356	52,422,910	2,272,934	1,661,754	994,060	6,323,898	228,110,912

Net financial position	~~W~~	5,358,370	2,315,231	5,556	(287,884)	(351,839)	(4,545,411)	2,494,023

	December 31, 2019
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,992,662	4,428,131	16,091	27,901	14,060	113,329	6,592,174
Securities measured at FVTPL		7,286,709	468,477	3,836	391	—	62,946	7,822,359
Securities measured at FVOCI		19,991,360	4,057,585	24	200,191	—	—	24,249,160
Securities measured at amortized cost		1,501,947	—	—	—	—	—	1,501,947
Loans measured at FVTPL		604,380	—	—	—	—	—	604,380
Loans measured at amortized cost		101,349,420	34,594,315	1,479,850	1,128,442	496,257	823,358	139,871,642
Derivative financial assets		4,522,100	807,276	62,777	558	26,090	14,006	5,432,807
Other financial assets		2,818,075	1,833,030	45,636	28,173	21	10,437	4,735,372

		140,066,653	46,188,814	1,608,214	1,385,656	536,428	1,024,076	190,809,841

Financial liabilities:
Financial liabilities measured at FVTPL		2,228,158	237,383	—	—	—	—	2,465,541
Deposits		27,277,837	7,086,072	8,978	288,531	58	2,476	34,663,952
Borrowings		5,895,462	13,098,074	268,544	745,687	155,984	6,762	20,170,513
Debentures		92,869,745	19,589,528	1,954,226	499,506	737,037	4,973,346	120,623,388
Derivative financial liabilities		3,573,527	568,059	12,604	3,296	1,436	12,746	4,171,668
Other financial liabilities		5,114,505	1,853,159	15,052	34,318	2,746	69,906	7,089,686

		136,959,234	42,432,275	2,259,404	1,571,338	897,261	5,065,236	189,184,748

Net financial position	~~W~~	3,107,419	3,756,539	(651,190)	(185,682)	(360,833)	(4,041,160)	1,625,093

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets LCR, NSFR and Mid- to long-term foreign currency fund management ratio

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	LCR: (High quality liquid assets / Total net cash outflows over the next 30 calendar days) X 100

•	NSFR: Available Stable Funding / Required Stable Funding X 100

•	Mid- to long-term foreign currency fund management ratio: Foreign currency funding being repaid after 1 year / Foreign currency lending being collected after 1 year X 100

Early warning indicator

To identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 15 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

•

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the Bank’s solvency securitization.

•	The Bank established detailed contingency plan to manage the liquidity risks at every risk situations.

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	10,729,345	251,868	264,233	1,099,763	40,699	12,385,908
Securities measured at FVTPL		126,342	16,404	1,442,265	2,216,924	7,698,900	11,500,835
Securities measured at FVOCI		682,267	1,893,859	6,352,834	13,249,039	13,278,200	35,456,199
Securities measured at amortized cost		—	30,000	—	780,000	—	810,000
Loans		12,591,657	14,693,174	53,659,203	58,928,371	17,258,207	157,130,612
Other financial assets		7,075,919	—	—	—	965,184	8,041,103

	~~W~~	31,205,530	16,885,305	61,718,535	76,274,097	39,241,190	225,324,657

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	69,747	138,263	179,994	994,215	249,532	1,631,751
Deposits		20,937,527	8,742,826	16,573,095	3,789,113	134,741	50,177,302
Borrowings		4,044,438	5,844,974	7,961,432	2,866,739	1,164,804	21,882,387
Debentures		4,276,956	8,192,003	43,921,522	73,409,578	9,244,940	139,044,999
Other financial liabilities		7,610,991	2,277,449	—	—	389,878	10,278,318

	~~W~~	36,939,659	25,195,515	68,636,043	81,059,645	11,183,895	223,014,757

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	5,065,652	282,897	329,130	803,600	40,959	6,522,238
Securities measured at FVTPL		484,770	661,617	504,044	1,385,041	7,448,954	10,484,426
Securities measured at FVOCI		277,092	725,605	4,061,877	6,515,165	12,845,290	24,425,029
Securities measured at amortized cost		40,000	430,002	900,000	130,000	—	1,500,002
Loans		9,282,526	12,642,049	47,936,243	52,723,675	16,477,990	139,062,483
Other financial assets		4,043,265	—	—	—	698,865	4,742,130

	~~W~~	19,193,305	14,742,170	53,731,294	61,557,481	37,512,058	186,736,308

Financial liabilities:
Financial liabilities measured at FVTPL	~~W~~	70,044	318,570	617,318	935,081	287,145	2,228,158
Deposits		16,302,374	4,719,336	10,402,593	3,112,615	122,435	34,659,353
Borrowings		2,761,940	5,156,150	8,125,070	2,923,577	1,197,682	20,164,419
Debentures		3,996,137	9,589,472	35,032,030	63,490,945	8,493,328	120,601,912
Other financial liabilities		4,335,854	2,128,782	—	—	634,148	7,098,784

	~~W~~	27,466,349	21,912,310	54,177,011	70,462,218	10,734,738	184,752,626

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2020 and December 31, 2019 are as follows:

Net settlement of derivative financial instruments

	June 30, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(553)	280	538	—	—	265
Interest rate		(5,470)	(15,052)	(28,786)	(101,932)	207,693	56,453
Hedging purpose derivatives:
Interest rate		31,462	67,520	388,269	990,352	647,064	2,124,667

	~~W~~	25,439	52,748	360,021	888,420	854,757	2,181,385

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	37	256	566	—	—	859
Interest rate		(5,662)	9,583	(66,977)	48,194	145,096	130,234
Stock		49	—	—	—	—	49
Hedging purpose derivatives:
Interest rate		16,579	26,520	256,124	1,147,552	1,530,039	2,976,814

	~~W~~	11,003	36,359	189,713	1,195,746	1,675,135	3,107,956

Gross settlement of derivative financial instruments

	June 30, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	41,418,557	29,640,935	67,554,635	71,117,381	8,288,561	218,020,069
Outflow		41,303,224	29,627,396	67,222,994	70,988,196	8,318,721	217,460,531

Hedging purpose derivatives:
Currency
Inflow		426,679	689,351	3,346,816	18,852,459	1,381,491	24,696,796
Outflow		439,603	723,607	4,226,268	19,128,008	1,405,729	25,923,215

Total inflow	~~W~~	41,845,236	30,330,286	70,901,451	89,969,840	9,670,052	242,716,865

Total outflow	~~W~~	41,742,827	30,351,003	71,449,262	90,116,204	9,724,450	243,383,746

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	47,982,985	54,605,599	90,905,007	66,553,775	6,892,477	266,939,843
Outflow		48,107,220	54,610,094	90,954,368	66,361,083	6,944,885	266,977,650

Hedging purpose derivatives:
Currency
Inflow		206,431	239,439	3,909,213	16,077,393	1,357,557	21,790,033
Outflow		219,403	248,463	4,726,407	16,379,043	1,376,508	22,949,824

Total inflow	~~W~~	48,189,416	54,845,038	94,814,220	82,631,168	8,250,034	288,729,876

Total outflow	~~W~~	48,326,623	54,858,557	95,680,775	82,740,126	8,321,393	289,927,474

Korea Development Bank

Notes to the Interim Separate Financial Statements

June 30, 2020 and 2019 (Unaudited), and December 31, 2019

(In millions of won)

49. Risk Management, Continued

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2020 and December 31, 2019 are as follows:

	June 30, 2020
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,383,477	1,238,926	2,907,094	4,991,161	520,079	11,040,737
Commitments		25,899	122,019	727,787	1,686,456	30,962,204	33,524,365

	~~W~~	1,409,376	1,360,945	3,634,881	6,677,617	31,482,283	44,565,102

	December 31, 2019
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Guarantees	~~W~~	1,040,240	1,140,660	3,757,118	4,514,337	546,837	10,999,192
Commitments		70,984	80,021	839,470	2,293,423	29,752,646	33,036,544

	~~W~~	1,111,224	1,220,681	4,596,588	6,807,760	30,299,483	44,035,736

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP in 2020 contracted by 1.0% at chained 2015 year prices, primarily due to a 5.0% decrease in private consumption expenditures and a 2.5% decrease in exports of goods and services, which were offset in part by a 5.0% increase in general government consumption expenditures, a 2.6% increase in domestic fixed capital formation and a 3.8% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the ongoing global outbreak of the COVID-19 pandemic.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 0.5% in 2020 and the unemployment rate was 4.0% in 2020.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,326.2 on August 31, 2020, 2,327.9 on September 29, 2020, 2,267.2 on October 30, 2020, 2,591.3 on November 30, 2020, 2,873.5 on December 30, 2020, 2,976.2 on January 29, 2021 and 3,013.0 on February 26, 2021.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. was Won 1,185.1 to US$1.00 on August 31, 2020, Won 1,173.5 to US$1.00 on September 29, 2020, Won 1,133.4 to US$1.00 on October 30, 2020, Won 1,104.4 to US$1.00 on November 31, 2020, Won 1,088.0 to US$1.00 on December 31, 2020, Won 1,114.6 to US$1.00 on January 29, 2021 and Won 1,108.4 to US$1.00 on February 26, 2021.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus increased to US$75.3 billion in 2020 from the current account surplus of US$59.7 billion in 2019, primarily due to decreases in deficits from the services account and the current transfers account, as well as an increase in surplus from the goods account, which were partially offset by a decrease in surplus from the income account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$45.3 billion in 2020. Exports decreased by 5.4% to US$512.8 billion in 2020 from US$542.2 billion in 2019, primarily due to adverse global economic conditions resulting mainly from the ongoing global outbreak of the COVID-19 pandemic. Imports decreased by 7.1% to US$467.5 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the ongoing global outbreak of the COVID-19 pandemic.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$442.7 billion as of January 31, 2021.

Government Finance

As part of the Government’s continued efforts to mitigate the adverse effects of the ongoing global outbreak of the COVID-19 pandemic on the Korean economy, the National Assembly approved a fourth supplementary budget amounting to Won 7.8 trillion in September 2020 and the Government announced its COVID-19 relief package plan amounting to Won 9.4 trillion in December 2020, following a recent resurgence of COVID-19 cases in Korea. The fourth supplementary budget, which will be funded primarily through the issuance of treasury bonds by the Government, and the Government’s COVID-19 relief package, which will be funded primarily through reserve funds within general accounts, unappropriated surplus funds and adjustment of its 2021 spending plan, will be used mainly for the following purposes: (i) support for small businesses, low-income households and the unemployed, (ii) provision of emergency childcare support and (iii) disease prevention and treatment. For further information regarding the COVID-19 pandemic and the Republic’s past supplementary budgets, see “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties” and “The Republic of Korea—Government Finance” in the accompanying prospectus.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-246071.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the 2024 Fixed Rate Notes, the 2026 Fixed Rate Notes and the Floating Rate Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

Fixed Rate Notes

The 2024 Fixed Rate Notes are initially limited to US$400,000,000 aggregate principal amount and the 2026 Fixed Rate Notes are initially limited to US$500,000,000 aggregate principal amount. The 2024 Fixed Rate Notes will mature on March 9, 2024 and the 2026 Fixed Rate Notes will mature on September 9, 2026 (each a “Fixed Rate Notes Maturity Date”). The 2024 Fixed Rate Notes will bear interest at the rate of 0.400% per annum and the 2026 Fixed Rate Notes will bear interest at the rate of 1.000% per annum, in each case payable semi-annually in arrears on March 9 and September 9 of each year (each a “Fixed Rate Notes Interest Payment Date”), in each case beginning on September 9, 2021. Interest on the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes will accrue from (and including) March 9, 2021. If any Fixed Rate Notes Interest Payment Date or any Fixed Rate Notes Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a 2024 Fixed Rate Note or a 2026 Fixed Rate Note, as applicable, at the close of business on the fifteenth day (whether or not a business day) preceding the related Fixed Rate Notes Interest Payment Date. Interest on the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 2024 Fixed Rate Notes and the 2026 Fixed Rate Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$300,000,000 aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to March 9, 2024 (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to SOFR Index Average (as defined herein) plus 0.250% per annum, payable quarterly in arrears on March 9, June 9, September 9 and December 9 of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to June 9, 2021, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) March 9, 2021 to (but excluding) the Floating Rate Notes Maturity Date. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Observation Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of SOFR Index Average

The term “SOFR Index Average” means the compounded average of daily Secured Overnight Financing Rate (“SOFR”) and will be determined by the Calculation Agent (as defined herein) on the relevant Floating Rate Notes Interest Determination Date (as defined herein) in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005% being rounded upwards (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)):

(	SOFR Index End	—	1)	X	(360)
	SOFR Index Start				dc

where:

“dc” means the number of calendar days in the Floating Rate Notes Observation Period;

“SOFR IndexEnd” means the SOFR Index (as defined herein) value on the date that is five U.S. Government Securities Business Days preceding the Floating Rates Notes Interest Payment Date for such Floating Rate Notes Interest Period;

“SOFR IndexStart” means the SOFR Index value on the date that is five U.S. Government Securities Business Days preceding the first day of the relevant Floating Rate Notes Interest Period;

“SOFR Index”, with respect to any U.S. Government Securities Business Day, means the SOFR Index value as published on the SOFR Administrator’s Website at the SOFR Determination Time on such U.S. Government Securities Business Day, provided that if a SOFR IndexStart or SOFR IndexEnd is not published on the associated Floating Rate Notes Interest Determination Date and a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have not occurred with respect to SOFR, “SOFR Index Average” means, for the applicable Floating Rate Notes Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Floating Rate Notes Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day “i” in the Floating Rate Notes Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website;

“Floating Rate Notes Interest Determination Date” means the date three U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) March 9, 2021 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Observation Period” means, in respect of each Floating Rate Notes Interest Period, the period from (and including) the date that is five U.S. Government Securities Business Days preceding the first day of the relevant Floating Rate Notes Interest Period to (but excluding) the date that is five U.S. Government Securities Business Days preceding the Floating Rate Notes Interest Payment Date for such Floating Rate Notes Interest Period;

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source;

“SOFR Determination Time” means, in relation to any U.S. Government Securities Business Day, approximately 5:00 p.m. New York City time on such U.S. Government Securities Business Day; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of gross negligence or willful default, the Calculation Agent’s determination of SOFR Index Average and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, SOFR Index Average, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR Index Average (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the

Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the Fiscal Agent in writing. The Fiscal Agent shall not be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby;

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is SOFR Index Average, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not SOFR Index Average, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that any of the global notes are exchanged for Notes in definitive registered form, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption. In addition, in the event that any of the global notes are exchanged for Notes in definitive registered form, an announcement of such exchange will be made through the SGX-ST by or on behalf of us. Such announcement will include all material information with respect to the delivery of the certificates representing the Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

The second paragraph under “Taxation—United States Tax Considerations” in the accompanying prospectus shall be deleted and replaced with the following:

“This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, or non-U.S. tax laws, the alternative minimum tax, or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities.”

The subheading and corresponding text under “Book/Tax Conformity” under “Taxation—United States Tax Considerations” in the accompanying prospectus shall be deleted in its entirety.

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated March 2, 2021 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2024 Fixed Rate Notes	Principal Amount of the 2026 Fixed Rate Notes	Principal Amount of the Floating Rate Notes
BofA Securities, Inc.	US$66,670,000	US$83,335,000	US$50,000,000
Citigroup Global Markets Inc.	66,666,000	83,333,000	50,000,000
Credit Suisse (Hong Kong) Limited	66,666,000	83,333,000	50,000,000
J.P. Morgan Securities LLC	66,666,000	83,333,000	50,000,000
KDB Asia Limited	66,666,000	83,333,000	50,000,000
Mizuho Securities USA LLC	66,666,000	83,333,000	50,000,000

	US$400,000,000	US$500,000,000	US$300,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of our net proceeds from the 2024 Fixed Rate Notes is US$398,108,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2024 Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2024 Fixed Rate Notes.

The amount of our net proceeds from the 2026 Fixed Rate Notes is US$497,645,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2026 Fixed Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2026 Fixed Rate Notes.

The amount of our net proceeds from the Floating Rate Notes is US$299,100,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the Floating Rate Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Floating Rate Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about March 9, 2021, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day from the settlement, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us, and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Prohibition of Sales to EEA

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II: or

Prohibition of Sales to UK Retail Investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus as contemplated by the final terms in relation thereto to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Spain

The proposed offer of Notes has not been registered with the Comisión Nacional del Mercado de Valores (the “CNMV”). Accordingly, each of the Underwriters has represented and agreed that Notes can only be offered in Spain to qualified investors pursuant to and in compliance with the consolidated text of the Securities Market Law approved by Spanish Royal Legislative Decree 4/2015, Spanish Royal Decree 1310/2005, both as amended from time to time, and any regulation issued thereunder.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”).

Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the SFA; (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Notification under Section 309B(1)(c) of the SFA — We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)

the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Kim & Chang, and Kim & Chang may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 30, 2020 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated February 22, 2021. On February 25, 2021, we filed our reports on the proposed issuance of the Notes with the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP
2024 Fixed Rate Notes	US500630DJ45	500630 DJ4
2026 Fixed Rate Notes	US500630DL90	500630 DL9
Floating Rate Notes	US500630DK18	500630 DK1

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Kim & Chang 39, Sajik-ro 8 gil Jongno-gu, Seoul 03170 Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5-gil, Jung-gu

Seoul 04539

The Republic of Korea

AUDITOR OF THE BANK

Nexia Samduk

12F, S&S Building

48 Ujeongguk-ro, Jongno-gu

Seoul 03145

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542